                                                                    Exh. 10.1.35

                                                                      ----------
                                                                       RECEIVED

                                                                      MAR 9 2000

                                                                      By________

                                                                      ----------

                                    AGREEMENT
                   FOR LOCAL WIRELINE NETWORK INTERCONNECTION
                                       AND
                                 SERVICE RESALE
                                     BETWEEN
                       AMERICAN TELEPHONE TECHNOLOGY, INC.
                                       AND
                          U S WEST COMMUNICATIONS, INC.

                           FOR THE STATE OF WASHINGTON

                                 CDS-000118-0201

[This agreement uses different types of print to indicate the origins of different provisions. Plain language that is neither in italics nor bold reflects: (1) language that U S WEST Communications, Inc. ("U S WEST") and AT&T Communications of the Northwest, Inc. ("AT&T") agreed to in the interconnection agreement that this Commission ordered on July 11, 1997 and that American Telephone and Technology, Inc. ("ATTI") is opting into; or (2) language that U S WEST and ATTI have agreed to. Language that is in bold refers to language that this Commission ordered in the arbitration between U S WEST and AT&T and that ATTI is opting into. Language that is in both bold and italics refers to language that implements the Commission's decision issued in the Washington arbitration between U S WEST and ATTI on February 24, 2000.

In the footnotes that appear in this agreement, "Commission Decision" refers to the Commission's decision issued February 24, 2000. "AT&T Order" refers to the Arbitrator's Report and Decision issued November 27, 1996 in the arbitration between U S WEST and AT&T Communications of the Northwest, Inc.; "AT&T Recommendations" refers to to the Arbitrator's Report and Decision issued June 6,1997 in the U S WEST/AT&T arbitration; and "AT&T Approval" refers to this Commission's Order issued July 11, 1997 Modifying Arbitrator's Decision and Arbitrator's Recommendations and Approving Interconnection Agreement with Modifications."]

                                TABLE OF CONTENTS

                                    CONTENTS
RECITALS ......................................................................1

SCOPE OF AGREEMENT ............................................................1

DEFINITIONS ...................................................................2

TERMS AND CONDITIONS .........................................................12

      1.   General Provisions ................................................12
      2.   Most Favored Nation Terms and Treatment ...........................13
      3.   Payment ...........................................................13
      4.   Taxes .............................................................14
      5.   Intellectual Property .............................................14
      6.   Severability ......................................................15
      7.   Responsibility for Environmental Contamination ....................15
      8.   Branding ..........................................................16
      9.   Independent Contractor Status .....................................17
      10.  Referenced Documents ..............................................18
      11.  Publicity and Advertising .........................................18
      12.  Executed in Counterparts ..........................................18
      13.  Headings Not Controlling ..........................................18
      14.  Joint Work Product ................................................19
      15.  Survival ..........................................................19
      16.  Effective Date ....................................................19
      17.  Amendment of Agreement ............................................19
      18.  Indemnification ...................................................19
      19.  Limitation of Liability ...........................................20
      20.  Term of Agreement .................................................21
      21.  Governing Law .....................................................21
      22.  Cancellation Charges ..............................................21
      23.  Regulatory Approvals ..............................................21
      24.  Compliance ........................................................22
      25.  Force Majeure .....................................................23
      26.  Escalation Procedures .............................................23
      27.  Dispute Resolution ................................................23
      28.  Nondisclosure .....................................................24
      29.  Notices ...........................................................26
      30.  Assignment ........................................................27
      31.  Warranties ........................................................27
      32.  Default ...........................................................27
      33.  Remedies ..........................................................28

      34.  Waivers ...........................................................29
      35.  No Third Party Beneficiaries ......................................29
      36.  Physical Security .................................................29
      37.  Network Security ..................................................30
      38.  Revenue Protection ................................................30
      39.  Law Enforcement Interface .........................................31
      40.  Collocation .......................................................31
      42.  Number Portability ................................................50
      43.  Dialing Parity ....................................................57
      44.  Directory Listings ................................................57
      45.  Directories .......................................................60
      46.  U S WEST Dex Issues ...............................................61
      47.  Access to Poles, Ducts, Conduits, and Rights of Way ...............61
      48.  Bona Fide Request Process for Further Unbundling ..................66
      49.  Audit Process .....................................................69
      50.  Miscellaneous Services ............................................70
      51.  Unused Transmission Media .........................................86
      52.  Service Standards .................................................88
      53.  Entire Agreement ..................................................90
      54.  Reservation of Rights .............................................91

ATTACHMENTS

   Attachment 1   Rates and Charges

   Attachment 2   Resale

   Attachment 3   Unbundled Access/Elements

   Attachment 4   Interconnection

   Attachment 5   Business Process Requirements

   Attachment 6   Electronic Interfaces

   Attachment 7   Implementation Schedule

      This Interconnection Agreement (this "Agreement") is made (1) by and between American Telephone Technology, Inc., a Washington corporation ("ATTI"), and U S WEST Communications, Inc., a Colorado corporation ("U S WEST"), to establish the rates, terms and conditions for local interconnection, local resale, and the purchase of unbundled network elements (individually referred to as the "service" or collectively as the "services").

                                    RECITALS

      WHEREAS, pursuant to this Agreement, ATTI and U S WEST will extend certain arrangements to one another within each LATA in which they both operate within Washington. This Agreement is a combination of agreed terms and terms imposed by arbitration under Section 252 of the Communications Act of 1934, as modified by the Telecommunications Act of 1996, the rules and regulations of the Federal Communications Commission (the "FCC"), and the orders, rules and regulations of the Washington Utilities and Transportation Commission (the "Commission"); and as such does not necessarily represent the position of either Party on any given issue; and

      WHEREAS, the Parties wish to interconnect their local exchange networks in a technically and economically efficient manner for the transmission and termination of calls, so that subscribers of each can seamlessly receive calls that originate on the other's network and place calls that terminate on the other's network, and for ATTI's use in the provision of exchange access ("Local Interconnection"); and

      WHEREAS, ATTI wishes to purchase Telecommunications Services for resale to others, and U S WEST is willing to provide such services; and

      WHEREAS, ATTI wishes to purchase on an unbundled basis Network Elements, Ancillary Services and Functions and additional features separately or in any Combination, and to use such services for itself or for the provision of its Telecommunications Services to others, and U S WEST is willing to provide such services;

      Now, therefore, in consideration of the terms and conditions contained herein, ATTI and U S WEST hereby mutually agree as follows:

                               SCOPE OF AGREEMENT

      A. This Agreement specifies the rights and obligations of each Party with respect to the purchase and sale of Local Interconnection, Local Resale and Network Elements in the LATAs in Washington where U S WEST operates.

      B. In the performance of their obligations under this Agreement, the Parties shall act in good faith and consistently with the intent of the Act. Where notice, approval or similar action by a Party is permitted or required by any provision of this Agreement (including, without limitation, the obligation of the Parties to further negotiate the resolution of new or open issues under this Agreement) such action shall not be unreasonably delayed, withheld or conditioned.

      C. U S WEST will provide ATTI with at least the level of service quality or performance of obligations under this Agreement as U S WEST provides itself or any other Person with respect to all Telecommunications Services, Local Interconnection, Services for Resale, and Network Elements as applicable and shall provide such level of service quality or performance of service obligations in accordance with the specific requirements agreed to in Attachment 5.

      D. U S WEST shall provide to ATTI Services for Resale that are equal in quality, subject to the same conditions (including the conditions in U S WEST's effective tariffs which are not otherwise inconsistent with the terms and conditions contained herein), within the same provisioning time intervals

----------
(1) Per AT&T Approval at page 14, paragraph 2 (This footnote is not applicable to ATTI)

                                                                          Part A


that U S WEST provides these services to itself, its Affiliates and others, including end users, and in accordance with any applicable Commission service quality standards, including standards the Commission may impose pursuant to
Section 252(e)(3) of the Act.

      E. Each Network Element provided by U S WEST to ATTI shall be at least equal in the quality of design, performance, features, functions, capabilities and other characteristics, including, but not limited to, levels and types of redundant equipment and facilities for power, diversity and security, that U S WEST provides to itself, U S WEST's own subscribers, to a U S WEST Affiliate or to any other entity.

      F. The Parties agree to work jointly and cooperatively in testing and implementing processes for pre-ordering, ordering, maintenance, provisioning and billing and in reasonably resolving issues which result from such implementation on a timely basis.

      G. If a Party makes a change in its network which it believes will materially affect the interoperability of its network with that of the other Party, the Party making the change shall provide advance notice of such change to the other Party in accordance with applicable FCC or Commission regulations.

      H. In accordance with Section 251(c)(5) of the Act and the rules and regulations established by the FCC and the Commission, the Parties shall provide reasonable notice of changes in the information necessary for the transmission and routing of services using that local exchange carrier's facilities or network, as well as of any other changes that would affect the interoperability of those facilities and networks.

      I. Except as otherwise provided for in Section 8 of Attachment 2, U S WEST shall not discontinue or refuse to provide any service required hereunder without ATTI's prior written agreement in accordance with Section 17 of this Part A of this Agreement, nor shall U S WEST reconfigure, reengineer or otherwise redeploy its network in a manner which would materially impair ATTI's ability to offer Telecommunications Services in the manner contemplated by this Agreement, the Act or the FCC's rules and regulations. U S WEST agrees that all obligations undertaken pursuant to this Agreement, including, without limitation, performance standards, intervals, and technical requirements are material obligations hereof and that time is of the essence.

                                   DEFINITIONS

      Certain terms used in this Agreement shall have the meanings set forth herein or as otherwise elsewhere defined throughout this Agreement. Other terms used but not defined herein will have the meanings ascribed to them in the Act and the FCC's rules and regulations.

"911 Service" means a universal telephone number which gives the public direct access to the Public Safety Answering Point (PSAP). Basic 911 service collects 911 calls from one or more local exchange switches that serve a geographic area. The calls are then sent to the correct authority designated to receive such calls.

"911 Site Administrator" is a person assigned by ATTI to establish and maintain 911 service location information for its subscribers.

"Access Services" refers to interstate and intrastate switched access and private line transport services.

"Act" means the Communications Act of 1934 (47 U.S.C. Section 151 et seq.), as amended by the Telecommunications Act of 1996, and as from time to time interpreted in the duly authorized rules and regulations of the FCC or by the Commission.

                                                                          Part A


"ADSL" or "Asymmetrical Digital Subscriber Line" means a transmission technology which transmits an asymmetrical digital signal using one of several transmission methods (for example, carrier-less AM/PM discrete multi-tone, or discrete wavelet multi-tone).

"Affiliate" is an entity, as defined in the Act, that directly or indirectly owns or controls, is owned or controlled by, or is under common ownership or control with, another entity. For the purposes of this Agreement, "own" or "control" means to own an equity interest (or equivalent) of at least ten percent (10%), or the right to control the business decisions, management and policy of another entity performing any of the obligations set forth in this Agreement.

"AIN" (Advanced Intelligent Network) is a network functionality that permits specific conditions to be programmed into a switch which, when met, directs the switch to suspend call processing and to receive special instructions for further call handling instructions in order to enable carriers to offer advanced features and services.

"AIN Services" means architecture and configuration of the AIN Triggers within the SCP as developed and/or offered by U S WEST to its customers.

"ALI" (Automatic Location Identification) is a database developed for E911 systems that provides for a visual display of the caller's telephone number and address, and the names of the emergency response agencies responsible for that address. The ALI also shows an Interim Number Portability (INP) number, if applicable.

"ALI/DMS" (Automatic Location Identification/Data Management System) means the emergency service (E911/911) database containing subscriber location information (including name, address, telephone number, and sometimes special information from the local service provider) used to determine to which Public Safety Answering Point (PSAP) to route the call.

"AMA" means the Automated Message Accounting structure that initially records telecommunication message information. AMA format is contained in the Automated Message Accounting document, published by Bellcore as GR-1100-CORE, which defines the industry standard for message recording.

"Ancillary Services" or "Ancillary Functions" means, collectively, the following: (1) Collocation as described in Section 40 of this Part A of this Agreement; (2) access to poles, ducts, conduits and rights of way as described in Section 47 of this Part A of this Agreement; (3) unused transmission media as described in Section 51 of this Part A of this Agreement; (4) Directory Listings as described in Section 44 of this Part A of this Agreement; (5) E911 as described in Section 50.1 of this Part A of this Agreement; (6) Directory Assistance Service as described in Section 50.2 of this Part A of this Agreement; (7) Operator Services as described in Section 50.3 of this Part A of this Agreement; (8) Directory Assistance and Listings services requests as described in Section 50.4 of this Part A of this Agreement; and (9) directory assistance data as described in Section 50.5 of this Part A of this Agreement.

"ANI" (Automatic Number Identification) is a feature that identifies and displays the number of a telephone that originates a call.

"ARS" (Automatic Route Selection) is a service feature that provides for automatic selection of the least expensive or most appropriate transmission facility for each call based on criteria programmed into the system.

"ASR" (Access Service Request) means the industry standard forms and supporting documentation used for ordering Access Services. The ASR may be used to order trunking and facilities between ATTI and U S WEST for Local Interconnection.

                                                                          Part A


"BLV/BLI" (Busy Line Verify/Busy Line Interrupt) means an operator call in which the end user inquires as to the busy status of, or requests an interruption of, a telephone call.

"Business Day" means any day Monday through Friday except for mutually agreed to holidays.

"CABS" means the Carrier Access Billing System which is defined in a document prepared by the Billing Committee of the OBF. The Carrier Access Billing System document is published by Bellcore in Volumes 1, 1A, 2, 3, 3A, 4 and 5 as Special Reports SR-OPT-001868, SR-OPT-0011869, SR-OPT-001871, SR-OPT-001872,
SR-OPT-001873, SR-OPT-001874, and SR-OPT-001875, respectively, and contains the recommended guidelines for the billing of access and other connectivity services.

"Calling Party Number" or "CPN" is a CCS parameter which refers to the number transmitted through a network identifying the calling party.

"CCS" (Common Channel Signaling) means a method of digitally transmitting call set-up and network control data over a digital signaling network fully separate from the public switched telephone network that carries the actual call.

"Central Office Switch" means a switch used to provide Telecommunications Services, including, but not limited to:

      (a) "End Office Switches" which are used to terminate Customer station loops for the purpose of interconnecting to each other and to trunks;

      (b) "Tandem Office Switches" which are used to connect and switch trunk circuits between and among other Central Office Switches. Access tandems provide connections for exchange access and toll traffic while local tandems provide connections for local/EAS traffic; or

      (c)   Combination End Office/Tandem Office Switches.

"Centrex", including Centrex Plus, means a Telecommunications Service that uses central office switching equipment for call routing to handle direct dialing of calls and to provide numerous private branch exchange-like features.

"Charge Number" is a CCS parameter which refers to the number transmitted through the network identifying the billing number of the calling party.

"CLASS" (Bellcore Service Mark) is a set of call-management service features that utilize the capability to forward a calling party's number between end offices as part of call setup. Features include Automatic Callback, Automatic Recall, Caller ID, Call Trace, and Distinctive Ringing.

"Combinations" means provision by U S WEST of two or more connected Network Elements ordered by ATTI to provide its Telecommunication Services in a geographic area or to a specific subscriber and that are placed on the same or related order by ATTI, subject to restrictions, if any, imposed by the Commission.

"Commission" means the Washington Utilities and Transportation Commission.

"Competitive Local Exchange Carrier" or "CLEC" means an entity authorized to provide Local Exchange Service that does not otherwise qualify as an incumbent LEC.

"Conduit" means a tube or protected pathway that may be used to house communication or electrical cables. Conduit may be underground or above ground (for example, inside buildings) and may contain one or more innerducts.

                                                                          Part A


"Confidential Information" has the meaning set forth in Section 28 of Part A of this Agreement.

"Contract Year" means a twelve (12) month period during the term of this Agreement commencing on the Effective Date and each anniversary thereof.

"Control Office" is an exchange carrier center or office designated as its company's single point of contact for the provisioning and maintenance of its portion of local interconnection arrangements.

"Custom Calling Features" is a set of call-management service features available to residential and business subscribers including call-waiting, call-forwarding and three-party calling.

"Customer" means a third-party (residence or business) that subscribes to Telecommunications Services provided by either of the Parties.

"DBMS" (Database Management System) is a computer system used to store, sort, manipulate and update the data required to provide, for example, selective routing and ALI.

"Databases" are the Network Elements that provide the functionality for storage of, access to, and manipulation of information required to offer a particular service and/or capability. Databases include, but are not limited to: Number Portability, LIDB, Toll Free Number Database, Automatic Location
Identification/Data Management System, and AIN.

"Digital Signal Level" means one of several transmission rates in the time division multiplexing hierarchy, including, but not limited to:

      "Digital Signal Level 0" or "DS-0" means the 56 or 64 Kbps zero-level signal in the time-division multiplex hierarchy.

      "Digital Signal Level 1" or "DS-1" means the 1.544 Mbps first-level signal in the time-division multiplex hierarchy. In the time-division multiplexing hierarchy of the telephone network, DS-1 is the initial level of multiplexing.

      "Digital Signal Level 3" or "DS-3" means the 44.736 Mbps third-level in the time-division multiplex hierarchy. In the time-division multiplexing hierarchy of the telephone network, DS-3 is defined as the third level of multiplexing.

"Directory Assistance Database" refers to any set of subscriber records used by U S WEST in its provision of live or automated operator-assisted directory assistance including, but not limited to, 411, 555-1212, NPA-555-1212.

"Directory Assistance Service" provides Listings to callers. Directory Assistance Service may include the option to complete the call at the callers direction.

"Directory Listings" or "Listings" refers to subscriber information, including, but not limited to, name, address and phone numbers, in Directory Assistance Services or directory products.

"Discloser" means that Party to this Agreement which has disclosed Confidential Information to the other Party.

"E911" (Enhanced 911 Service) means a telephone communication service which will automatically route a call dialed "911" to a designated Public Safety Answering Point (PSAP) attendant and will provide to the attendant the calling party's telephone number and, when possible, the address from which the call is being placed, and the emergency response agencies responsible for the location from which the call was dialed.

                                                                          Part A


"E911 Message Trunk" is a dedicated line, trunk or channel between two central offices or switching devices which provides a voice and signaling path for E911 calls.

"EAS" (Extended Area Service) is intraLATA traffic treated as "local" traffic between exchanges (rather than as "toll" traffic) as established by the Commission and as reflected in the effective U S WEST tariffs.

"Effective Date" is the date the Commission approves this Agreement.

"Emergency Response Agency" is a governmental entity authorized to respond to requests from the public to meet emergencies.

"EMR" means the Exchange Message Record System used among LECs for exchanging telecommunications message information for billable, non-billable, sample, settlement and study data. EMR format is contained in BR-010-200-010 CRIS Exchange Message Record, published by Bellcore, which defines the industry standard for exchange message records.

"ESN" (Emergency Service Number) is a number assigned to the ALI and selective routing databases for all subscriber telephone numbers. The ESN designates a unique combination of fire, police and emergency medical service response agencies that serve the address location of each in-service telephone number.

"FCC" means the Federal Communications Commission.

"FCC Interconnection Order" is the Federal Communications Commission's First Report and Order in FCC Docket No. 96-98 released August 8, 1996, as effective.

"Fiber-Meet" means an Interconnection architecture method whereby the Parties physically interconnect their networks via an optical fiber interface (as opposed to an electrical interface) at a mutually agreed upon location.

"Gateway" (ALI Gateway) is a telephone company computer facility that interfaces with ATTI's 911 administrative site to receive ALI data from ATTI. Access to the Gateway will be via a dial-up modem using a common protocol.

"HDSL" (High-Bit Rate Digital Subscriber Line) means a two-wire or four-wire transmission technology which typically transmits a DS1-level signal (or, higher level signals with certain technologies), using, for example, 2 Binary / 1 Quartenary ("2B1Q").

"IDLC" (Integrated Digital Loop Carrier) means a digital subscriber loop carrier system which interfaces with the switch digitally at a DS1 (1.544Mbps) or higher level.

"ILEC" means an incumbent local exchange carrier.

"Information Service Traffic" means traffic which originates on a local access line and which is addressed to an information service provider.

"INP" (Interim Number Portability) is a service arrangement whereby subscribers who change local service providers may retain existing telephone numbers with minimal impairment of quality, reliability, or convenience when remaining at their current location or changing their location within the geographic area served by the initial carrier's serving central office.

"Interconnection" is as described in the Act and refers to the connection of separate pieces of equipment, facilities, or platforms between or within networks for the purpose of transmission and routing of telephone exchange service traffic and exchange access traffic.

                                                                          Part A


"ISDN" (Integrated Services Digital Network) means a switched network service that provides end-to-end digital connectivity for the simultaneous transmission of voice and data. Basic Rate Interface-ISDN (BRI-ISDN) provides for a digital transmission of two 64 Kbps bearer channels and one 16 Kbps data channel (2B+D). Primary Rate Interface-ISDN (PRI-ISDN) provides for a digital transmission of twenty-three (23) 64 Kbps bearer channels and one 64 Kbps data channel (23B+D).

"IXC" (Interexchange Carrier) means a provider of interexchange
Telecommunications Services.

"LATA" means Local Access Transport Area.

"LEC" means local exchange carrier.

"LIDB" (Line Information Data Base(s)) is an SCP database that provides for such functions as calling card validation for telephone line number cards issued by LECs and other entities and validation for collect and billed-to-third-party services.

"Local Interconnection" shall have the meaning set forth in the Recitals to this Agreement.

"Local Resale", "Services for Resale" or "Resale Services" means, collectively, Telecommunications Services and service functions provided by U S WEST to ATTI pursuant to Attachment 2 of this Agreement.

"Local Traffic" is intraLATA traffic within an exchange that is treated as toll free traffic as established by the Commission and as reflected in the effective tariffs of U S WEST.

"Loop" is a transmission facility between a distribution frame, or its equivalent, in a U S WEST central office or wire center, and the Network Interface Device (as defined herein) or network interface at a subscriber's premises, to which ATTI is granted exclusive use. This includes, but is not limited to, two-wire and four-wire analog voice-grade loops, and two-wire and four-wire loops that are conditioned to transmit the digital signals needed to provide ISDN, ADSL, HDSL, and DS-1 level signals. A Loop may be composed of the following components:

                  Loop Concentrator / Multiplexer
                  Loop Feeder
                  Network Interface Device (NID)
                  Distribution

"Main Distribution Frame" or "MDF" means the distribution frame of the Party providing the Loop used to interconnect cable pairs and line and trunk equipment terminals on a switching system or transmission facility.

"MECAB" refers to the Multiple Exchange Carrier Access Billing (MECAB) document prepared by the Billing Committee of the OBF, which functions under the auspices of the Carrier Liaison Committee (CLC) of the Alliance for Telecommunications Industry Solutions (ATIS). The MECAB document, published by Bellcore as Special Report SR-BDS-000983, contains the recommended guidelines for the billing of an Access Service provided by two or more LECs (including a LEC and a CLEC), or by one LEC in two or more states within a single LATA.

"MECOD" refers to the Multiple Exchange Carriers Ordering and Design (MECOD) Guidelines for Access Services - Industry Support Interface, a document developed by the Ordering/Provisioning Committee under the auspices of the OBF, which functions under the auspices of the Carrier Liaison Committee (CLC) of the Alliance for Telecommunications Industry Solutions (ATIS). The MECOD document, published by Bellcore as Special Report SR STS-002643, establishes recommended guidelines for

                                                                          Part A


processing orders for Access Service which is to be provided by two or more LECs (including a LEC and a CLEC). It is published by Bellcore as SRBDS 00983.

"Meet-Point Billing" or "MPB" refers to an arrangement whereby two LECs (including a LEC and ATTI) jointly provide Switched Access Service to an Interexchange Carrier, with each LEC (or ATTI) receiving an appropriate share of the access element revenues.

"Mid-Span Meet" is a Point of Interconnection between two networks, designated by two Telecommunications Carriers, at which one carrier's responsibility for service begins and the other carrier's responsibility ends.

"MSAG" (Master Street Address Guide) is a database defining the geographic area of an E911 service. It includes an alphabetical list of the street names, high-low house number ranges, community names, and emergency service numbers provided by the counties or their agents to U S WEST.

"NANP" (North American Numbering Plan) means the numbering plan used in the United States that also serves Canada, Bermuda, Puerto Rico and certain Caribbean Islands. The NANP format is a 10-digit number that consists of a 3-digit NPA code (commonly referred to as the area code), followed by a 3-digit NXX code and 4-digit line number.

"NENA" (National Emergency Number Association) is an association with a mission to foster the technological advancement, availability and implementation of 911 nationwide

"Network Element" means a facility or equipment used in the provision of a Telecommunications Service including all features, functions and capabilities embedded in such facility or equipment.(2)

"NP" (Number Portability) means the use of the Location Routing Number (LRN) database solution to provide fully transparent NP for all subscribers and all providers without limitation.

"NPA" (Numbering Plan Area) (sometimes referred to as an area code) is the three digit indicator which is designated by the first three digits of each 10-digit telephone number within the NANP. Each NPA contains 792 possible NXX Codes. There are two general categories of NPA, "Geographic NPAs" and "Non-Geographic NPAs." A "Geographic NPA" is associated with a defined geographic area, and all telephone numbers bearing such NPA are associated with services provided within that geographic area. A "Non-Geographic NPA," also known as a "Service Access Code (SAC Code)" is typically associated with a specialized Telecommunications Service which may be provided across multiple geographic NPA areas; 500, 800, 900, 700, and 888 are examples of Non-Geographic NPAs.

"NXX" means the fourth, fifth and sixth digits of a ten-digit telephone number within the NANP.

"OBF" means the Ordering and Billing Forum, which functions under the auspices of the Carrier Liaison Committee (CLC) of the Alliance for Telecommunications Industry Solutions (ATIS).

"Operator Services" includes, but is not limited to, (1) operator handling for call completion (e.g., collect calls); (2) operator or automated assistance for billing after the subscriber has dialed the called number (e.g., credit card calls); and (3) special services (e.g., BLV/BLI, emergency agency call).

"Operator Systems" is the Network Element that provides operator and automated call handling with billing, special services, subscriber telephone listings, and optional call completion services.

----------
(2)   Per AT&T Order at page 10, Issue 18.

                                                                          Part A


"P.01 Transmission Grade of Service" (GOS) means a trunk facility provisioning standard with the statistical probability of no more than one call in 100 blocked on initial attempt during the average busy hour.

"PLU" (Percent Local Usage) is a calculation which represents the ratio of the local minutes to the sum of local and intraLATA toll minutes between exchange carriers sent over Local Interconnection trunks. Directory assistance, BLV/BLI, 900, 976, transiting calls from other exchange carriers and switched access calls are not included in the calculation of PLU.

"Party" means either U S WEST or ATTI and "Parties" means U S WEST and ATTI.

"Person" means, collectively, an Affiliate, subsidiary, Customer, end user and subscriber of U S WEST.

"POI" (Point of Interconnection) means the physical point that establishes the technical interface, the test point, where applicable, and the operational responsibility hand-off between ATTI and U S WEST for the local interconnection of their networks for the mutual exchange of traffic.

"Point of Interface" is the physical point where ATTI hands off transmission media to the U S WEST provided entrance facility associated with a collocation arrangement for the purpose of connecting the entrance facility to some point located within U S WEST's premises.

"Pole Attachment" means the connection of a facility to a utility pole. Some examples of facilities are mechanical hardware, grounding and transmission cable, and equipment boxes.

"POP" means an IXC's point of presence.

"Port" means a termination on a Central Office Switch that permits Customers to send or receive Telecommunications Services over the public switched network, including switch features or switching functionality.(3)

"Premium Listing", such as additional, foreign, cross reference, informational, non-listed, privacy, etc., are as described in the U S WEST general exchange listing tariff.

"Primary Listing" (for example, main list, additional main, joint user, client main list or answering service list) shall mean the one appearance of an end user telephone subscriber's main telephone number and other content such as name and address, which each ATTI residence or business subscriber is entitled to receive in the white pages directory published by U S WEST Dex at no charge from U S WEST Communications. Where U S WEST business end users are entitled to receive a courtesy Listing in the yellow pages section of any directory published on U S WEST's behalf, ATTI's business customers will receive the same entitlement.

"Proprietary Information" shall have the same meaning as Confidential
Information.

"PSAP" (Public Safety Answering Point) is the public safety communications center where 911 calls placed by the public for a specific geographic area will be answered.

"Rate Center" means the geographic point and corresponding geographic area which are associated with one or more particular NPA-NXX codes which have been assigned to U S WEST or ATTI for its provision of basic exchange Telecommunications Services. The "Rate Center Point" is the finite geographic point identified by a specific V&H coordinate, which is used to measure distance-sensitive end user traffic to/from the particular NPA-NXX designations associated with the specific Rate Center. The "Rate Center Area" is the exclusive geographic area identified as the area within which U S WEST or ATTI will provide

----------
(3)   Per AT&T Order at page 10, Issue 18.

                                                                          Part A


basic exchange Telecommunications Services bearing the particular NPA-NXX designations-associated with the specific Rate Center. The Rate Center Point must be located within the Rate Center Area.

"Rating Point" means the point at which transport mileage is calculated for the termination of calls. Each Party shall establish its own Rating Point(s) for its own services.

"Real Time" means the actual time in which an event takes place, with the reporting on or the recording of the event simultaneous with its occurrence.

"Recipient" means that Party to this Agreement (1) to which Confidential Information has been disclosed by the other Party, or (2) who has obtained Confidential Information in the course of providing services under this Agreement.

"Reseller" is a category of Telecommunications Services providers who obtain Telecommunications Services from another provider through the purchase of wholesale priced services for resale to their end user subscribers.

"Routing Point" means a location which U S WEST or ATTI has designated on its own network as the homing (routing) point for traffic inbound to basic exchange Telecommunications Services provided by U S WEST or ATTI which bear a certain NPA-NXX designation. The Routing Point is employed to calculate mileage measurements for the distance-sensitive transport element charges of Switched Access Services. Pursuant to Bellcore Practice BR 795-100-100, the Routing Point may be an "End Office" location, or a "LEC Consortium Point of Interconnection." Pursuant to that same Bellcore Practice, examples of the latter shall be designated by a common language location identifier (CLLI) code with (x)KD in positions 9, 10, 11, where (x) may by any alphanumeric A-Z or 0-9. The Routing Point need not be the same as the Rate Center Point, nor must it be located within the Rate Center Area, but must be in the same LATA as the NPA-NXX.

"ROW" (Right of Way) means the right to use the land or other property owned, leased, or controlled by another party to place poles, conduits, cables, other structures and equipment, or to provide passage to access such structures and equipment. A ROW may run under, on, or above public or private property (including air space above public or private property) and may include the right to use discrete space in buildings, building complexes or other locations.

"SAG" (Street Address Guide) is a database containing an alphabetical list of street names, high-low house number ranges, descriptive addresses, community names, tax codes, subscriber names, telephone numbers, NXXs, central office names, CLLI and other information maintained by U S WEST.

"SCP" (Service Control Point) is a specific type of Database Network Element functionality deployed in a Signaling System 7 (SS7) network that executes service application logic in response to SS7 queries sent to it by a switching system also connected to the SS7 network. SCPs also provide operational interfaces to allow for provisioning, administration and maintenance of subscriber data and service application data (e.g., a toll free database stores subscriber record data that provides information necessary to route toll free calls).

"SECAB" means the Small Exchange Carrier Access Billing document prepared by the Billing Committee of the OBF. The Small Exchange Carrier Access Billing document, published by Bellcore as Special Report SR OPT-001856, contains the recommended guidelines for the billing of access and other connectivity services.

"Selective Routing" is a service which automatically routes an E911 call to the PSAP that has jurisdictional responsibility for the service address of the telephone from which 911 is dialed, irrespective of telephone company exchange or wire center boundaries.

                                                                          Part A


"STPs" (Signaling Transfer Points) provide functionality that enable the exchange of SS7 messages among and between switching elements, database elements and Signaling Transfer Points.

"Switch" -- See Central Office Switch.

"Switched Access", "Switched Access Service", "Switched Exchange Access Service" or "Switched Access Traffic" are as defined in the Parties' applicable tariffs.

"Tandem Office Switches" are Class 4 switches which are used to connect and switch trunk circuits between and among End Office Switches and other tandems.

"Tariff Services" as used throughout this Agreement refers to the applicable Party's interstate tariffs and state tariffs, price lists, price schedules and catalogs.

"Technically Feasible" refers solely to technical or operational concerns, rather than economic, space, or site considerations, in accordance with the rules and regulations of the FCC and the Commission.

"Telecommunications" means the transmission, between or among points specified by the user, of information of the user's choosing, without change in the form or content of the information as sent and received.

"Telecommunications Carrier" means any provider of Telecommunications Services, except that such term does not include aggregators of Telecommunications Services (as defined in Section 226 of the Act). A Telecommunications Carrier shall be treated as a common carrier under the Act only to the extent that it is engaged in providing Telecommunications Services, except that the Commission shall determine whether the provision of fixed and mobile satellite service shall be treated as common carriage.

"Telecommunications Services" means the offering of Telecommunications for a fee directly to the public, or to such classes of users as to be effectively available directly to the public, regardless of the facilities used.

"Toll Traffic" is traffic that originates in one Rate Center and terminates in another Rate Center with the exception of traffic that is rated as EAS.

"Transit Service" provides the ability for a Telecommunications Carrier to use its connection to a local or access tandem for delivery of calls that originate with a Telecommunications Carrier and terminate to a company other than the tandem company, such as another CLEC, an existing LEC, or a wireless carrier. In these cases, neither the originating nor terminating end user is a customer of the tandem Telecommunications Carrier. The tandem Telecommunications Carrier will accept traffic originated by a Party and will terminate it at a Point of Interconnection with another local, intraLATA or interLATA network Telecommunications Carrier. This service is provided through local and access tandem switches.

"Transit Traffic" is any traffic, other than Switched Access Traffic, that originates from one Telecommunications Carrier's network, transits another Telecommunications Carrier's network, and terminates to yet another Telecommunications Carriers network.

"TRCO" means Trouble Reporting Control Office.

"U S WEST" means U S WEST Communications, Inc. and any Affiliates, subsidiary companies or other entities performing any of the obligations of U S WEST set forth in this Agreement.

                                                                          Part A


"Voluntary Federal Subscriber Financial Assistance Programs" are
Telecommunications Services provided to low-income subscribers, pursuant to requirements established by the appropriate federal or state regulatory body.

"Wire Center" denotes, for the purposes of collocation, a building or space within a building, that serves as an aggregation point on a given carriers network, where transmission facilities and circuits are connected or switched. Wire Center can also denote a building where one or more central offices, used for the provision of Telecommunications Services and Access Services, are located. Wire Center shall mean those points eligible for such connections as specified in FCC Docket No. 91-141, and rules adopted pursuant thereto.

                              TERMS AND CONDITIONS

1.    General Provisions

      1.1 Each Party is individually responsible to provide facilities within its network which are necessary for routing, transporting, measuring, and billing traffic from the other Party's network and for delivering such traffic to the other Party's network in the standard format compatible with ATTI's network and to terminate the traffic it receives in that standard format or the proper address on its network. The Parties are each solely responsible for participation in and compliance with national network plans, including the National Network Security Plan and the Emergency Preparedness Plan.

      1.2 Neither Party shall impair the quality of service to other carriers or to either Party's Customers, and each Party may discontinue or refuse service if the other Party violates this provision. Upon such violation, either Party shall provide the other Party notice of such violation, at the earliest practicable time.

      1.3 Each Party is solely responsible for the services it provides to its Customers and to other Telecommunications Carriers.

            1.3.1 The Parties recognize that equipment vendors may manufacture telecommunications equipment that does not fully incorporate and may deviate from industry standards referenced in this Agreement. Due to the manner in which individual equipment manufacturers have chosen to implement industry standards into the design of their products, along with differing vintages of individual facility components and the presence of embedded technologies predating current technical standards, some of the individual facility components deployed within U S WEST's network, including, without limitation, Network Elements and associated business processes and the standards associated with the equipment providing such Network Elements (collectively, "Network Components"), may not adhere to all the specifications set forth and described in the Bellcore, ANSI, ITU and other technical and performance standards outlined in this Agreement. Within forty-five (45) days after the Effective Date of this Agreement, the Parties will develop processes by which U S WEST will inform ATTI of deviations or planned deviations, and the implementation date of such planned deviations, from standards referenced in this Agreement for Network Components that may be ordered by ATTI. In addition, the Parties agree that those deviations from such standards documented by U S WEST to ATTI shall, to the extent permitted by FCC and Commission rules and regulations, supersede sections of this Agreement referencing technical standards otherwise applicable for the affected Network Elements.

                                                                          Part A


            1.3.2 US WEST agrees that in no event shall it intentionally allow any Network Component provided by U S WEST to ATTI under this Agreement to perform below the standards or deviations therefrom reflected in Section 1.3.1, except where requested by ATTI. U S WEST shall minimize any degradation to its equipment relative to currently applicable service, where reasonable in view of industry adopted performance standards and technological developments. Written notice (the "Change Notice") of any planned changes in standards for any Network Component which could impact that Network Component will be provided at least ninety (90) days (or at the make/buy point) prior to the planned implementation. If ATTI notifies U S WEST of how the proposed change may adversely impact ATTI or its Customers within fourteen (14) calendar days after receipt of U S WEST's Change Notice, U S WEST and ATTI will schedule joint discussions to address and attempt to resolve the matter, including without limitation consideration of proposed alternatives. In addition, if U S WEST learns that any Network Component purchased by ATTI under this Agreement has been permitted (even if not intentionally) to fall materially below the level or specification in effect as of the Effective Date of this Agreement, U S WEST shall inform ATTI immediately.

            1.3.3 The Parties recognize that providing a number of the services specified in this Agreement depends upon the "technical feasibility" of providing that service, as that term is defined under the Act and/or by FCC or Commission rules and decisions. If the Parties cannot agree on whether providing a service is technically feasible, the matter, including cost and expenses (if any), shall be resolved through good faith negotiation or the dispute resolution process outlined in this Agreement.

2.    Most Favored Nation Terms and Treatment

      2.1   Until such time as there is a final court determination interpreting
            Section 252(i) of the Act, U S WEST shall make available to ATTI the terms and conditions of any other agreement for Interconnection, unbundled Network Elements and resale services approved by the Commission under Section 252 of the Act, in that agreement's entirety. After there is a final court determination interpreting
            Section 252(i) of the Act, the Parties agree to revise this Section
            2.1 to reflect such interpretation.

3.    Payment

      3.1 In consideration of the services provided by US WEST under this Agreement, ATTI shall pay the charges set forth in Attachment 1 to this Agreement. The billing procedures for charges incurred by ATTI hereunder are set forth in Attachment 5 to this Agreement.

      3.2 Amounts payable under this Agreement, unless reasonably disputed, are due and payable within thirty (30) days after the date of U S WEST's invoice or within twenty (20) days after receipt of the invoice, whichever is later. If the payment due date is not a Business Day, the payment shall be made the next Business Day.

      3.3 A late payment charge of 1.5% applies to all billed balances, not reasonably disputed, which are not paid within the applicable time period set forth in Section 3.2 above. To the extent ATTI pays the billed balance on time, but the amount of the billed balance is reasonably disputed by ATTI, and, it is later determined that a refund is due ATTI, interest shall be payable on the refunded amount in the amount of 1.5% per month. To the extent ATTI pays the billed balance on time, but the amount of the billed balance is

                                                                          Part A


            reasonably disputed by ATTI, and, it is later determined that no refund is due ATTI, no interest shall be payable on the disputed amount.

      3.4 Late payment charges shall not be used as a "credit" to a deposit, if any, without the express approval of U S WEST.

      3.5 Unless specified otherwise in this Agreement, U S WEST shall bill all amounts due from ATTI for each resold service in accordance with the terms and conditions as specified in the U S WEST tariff.

4.    Taxes

      4.1 Any federal, state or local excise, sales, or use taxes (excluding any taxes levied on income) resulting from the performance of this Agreement shall be borne by the Party upon which the obligation for payment is imposed under applicable law, even if the obligation to collect and remit such taxes is placed upon the other Party. Any such taxes shall be shown as separate items on applicable billing documents between the Parties. The Party so obligated to pay any such taxes may contest the same in good faith, at its own expense, and shall be entitled to the benefit of any refund or recovery, provided that such Party shall not permit any lien to exist on any asset of the other Party by reason of the contest. The Party obligated to collect and remit taxes shall cooperate fully in any such contest by the other Party by providing records, testimony and such additional information or assistance as may reasonably be necessary to pursue the contest. To the extent a sale is claimed to be for resale tax exemption, the purchasing Party shall furnish the providing Party a proper resale tax exemption certificate as authorized or required by statute or regulation by the jurisdiction providing said resale tax exemption. Failure to timely provide said resale tax exemption certificate will result in no exemption being available to the purchasing Party during the applicable reporting period.

5.    Intellectual Property

      5.1 Obligations of Party Requesting Access. As a condition to the access or use of patents, copyright, trade secrets, and other intellectual property (including software) owned or controlled by a third party to the extent necessary to implement this Agreement or specifically required by the then applicable federal and state rules and regulations relating to Interconnection and access to telecommunications facilities and services ("Third Party Intellectual Property"), the Party providing access may require the other, upon written notice from time to time, to obtain a license or permission for such access or use of Third Party Intellectual Property, make all payment, if any, in connection with obtaining such license, and provide evidence of such license.

      5.2 Obligations of Party Providing Access. The Party providing access shall provide a list of all known and necessary Third Party Intellectual Property applicable to the other Party, and take all necessary and appropriate steps to facilitate the negotiation of any mandatory licenses. The treatment of third party licenses shall be in accordance with FCC rules and regulations and/or judicial determinations.

      5.3 Any intellectual property jointly developed in the course of performing this Agreement shall belong to both Parties who shall have the right to grant non-exclusive licenses to third parties except as otherwise designated in writing by one Party to another. Any intellectual property which originates from or is developed by a Party shall remain in the exclusive ownership of that Party. Except for a limited license to use patents or copyrights to the extent necessary for the Parties to use any facilities or equipment

                                                                          Part A


            (including software) or to receive any service solely as provided under this Agreement, no license in patent, copyright, trademark or trade secret, or other proprietary or intellectual property presently or hereafter owned, controlled or licensable by a Party, is granted to the other Party or shall be implied or arise by estoppel.

6.    Severability

      6.1 In the event that any one or more of the provisions contained herein shall for any reason be held to be unenforceable or invalid in any respect under law or regulation, the Parties will negotiate in good faith for replacement language. If any part of this Agreement is held to be invalid or unenforceable for any reason, such invalidity or unenforceability will affect only the portion of this Agreement which is invalid or unenforceable. In all other respects this Agreement will stand as if such invalid or unenforceable provision had not been a part hereof, and the remainder of this Agreement shall remain in full force and effect.

7.    Responsibility for Environmental Contamination

      7.1 ATTI shall in no event be liable to U S WEST for any costs whatsoever resulting from the presence or release of any environmental hazard ATTI did not introduce to the affected work location. U S WEST shall, at ATTI's request, indemnify, defend, and hold harmless ATTI, and each of its officers, directors and employees from and against any losses, damages, claims, demands, suits, liabilities, fines, penalties and expenses (including reasonable attorneys' fees) arising out of or resulting from (a) any environmental hazard U S WEST, its contractors or agents introduce to the work location, or (b) the presence or release of any environmental hazard for which U S WEST is responsible under applicable law.

      7.2 U S WEST shall in no event be liable to ATTI for any costs whatsoever resulting from the presence or release of any environmental hazard U S WEST did not introduce to the affected work location. ATTI shall, at U S WEST's request, indemnify, defend, and hold harmless U S WEST, and each of its officers, directors and employees from and against any losses, damages, claims, demands, suits, liabilities, fines, penalties and expenses (including reasonable attorneys' fees) arising out of or resulting from (a) any environmental hazard ATTI, its contractors or agents introduce to the work location, or (b) the presence of release of any environmental hazard for which ATTI is responsible under applicable law.

      7.3 In the event any suspect materials within U S WEST-owned, operated or leased facilities are identified to be asbestos-containing, ATTI will ensure that, to the extent any activities which it undertakes in the facility disturb such suspect materials, such ATTI activities will be in accordance with applicable local, state and federal environmental and health and safety statutes and regulations. Except for abatement activities undertaken by ATTI or equipment placement activities that result in the generation of asbestos containing material, ATTI shall not have any responsibility for managing, nor be the owner of not have any liability for, or in connection with, any asbestos containing material. U S WEST agrees to immediately notify ATTI if U S WEST undertakes any asbestos control or asbestos abatement activities that potentially could affect ATTI equipment or operations, including, but not limited to, contamination of equipment.

      7.4 Each Party will be solely responsible, at its own expense, for proper handling, storing, transport and disposal of all (a) substances or materials that it or its contractors or agents bring to, create or assume control over at work locations, or (b) waste resulting therefrom

                                                                          Part A


            or otherwise generated in connection with its or its contractors' or agents' activities at the work locations.

8.    Branding

      8.1 Where operator, call completion, or director assistance service is part of the service or service package U S WEST offers for resale, they should be provided upon request in an unbranded status at no additional cost, unless U S WEST proves to the Commission that it lacks the capability to comply with the unbranding request. If U S WEST meets its burden of proof, U S WEST is relieved of its duty to comply with the request for unbranding.(4)

      8.2 When ATTI requests branding as its own service or unbranding of a service other than operator, call completion, or directory assistance service, ATTI shall pay for the cost of that branding or unbranding, unless U S WEST proves to the Commission that it lacks the capability to comply with the unbranding request. If U S WEST meets its burden of proof, U S WEST is relieved of its duty to comply with the request for branding or unbranding.(5)

      8.3 For those services during the provision of which U S WEST interacts with ATTI Customers, and which services are the subject matter of this Agreement, U S WEST shall, at ATTI's sole discretion, brand any and all such services at all points of subscriber contact exclusively as ATTI service, or otherwise as ATTI may specify, or such service shall be provided with no brand as ATTI shall determine, except as provided below with respect to uniforms and vehicles. U S WEST may not unreasonably interfere with branding by ATTI.(6)

      8.4 Branding includes front-end branding, back-end branding, and unbranding to be determined by ATTI. ATTI shall have the option of providing its own branding materials.(7)

      8.5 ATTI shall provide the exclusive interface to ATTI subscribers except as ATTI shall otherwise specify. U S WEST shall inform ATTI Customers that resold repair and maintenance service is being provided on behalf of ATTI.(8)

      8.6 Except as otherwise specifically provided herein, all forms, business cards or other business materials furnished by U S WEST to ATTI subscribers shall be provided by ATTI unless otherwise agreed by ATTI in its sole discretion, in which case, any such subscriber materials shall be subject to ATTI's prior review and approval.(9)

----------
(4)   Per AT&T Recommendations at pages 5-6, Issues 29-32.
(5)   Per AT&T Recommendations at page 6, Issues 29-32.
(6)   Per AT&T Recommendations at page 6, Issues 29-32.
(7)   Per AT&T Recommendations at page 6, Issues 29-32.
(8)   Per AT&T Recommendations at page 6, Issues 29-32.
(9)   Per AT&T Recommendations at page 6, Issues 29-32.

                                                                          Part A


      8.7 U S WEST is not required to remove the U S WEST brand from services offered by U S WEST to its Customers except as otherwise required by this Agreement.(10)

      8.8   U S WEST will not be required to rebrand uniforms and vehicles.(11)

      8.9 U S WEST shall inform ATTI customers that resold repair and maintenance is being provided on behalf of ATTI. ATTI shall prepare the printed material that provides information about ATTI's service that U S WEST employees leave with ATTI customers in association with repair and maintenance calls.(12)

      8.10 US WEST shall provide, for ATTI's review, the methods and procedures, training and approaches to be used by U S WEST to assure that U S WEST meets ATTI's branding requirements.

      8.11 This Section 8 shall confer on U S WEST no rights to the service marks, trademarks and trade names owned by or used in connection with services by ATTI or its Affiliates, except as expressly permitted by ATTI.

      8.12 At the request of ATTI and where technically feasible, U S WEST will rebrand operator services and directory assistance and announcements in ATTI's name.(13)

      8.13 Until such time as the Commission determines final pricing pursuant to its cost docket, ATTI shall pay the actual costs, if any, of branding or unbranding in accordance with the Act or Commission orders.(14)

9.    Independent Contractor Status

      9.1 Nothing contained herein shall constitute the Parties as joint venturers, partners, employees or agents of one another, and neither Party shall have the right or power to bind or obligate the other.

      9.2 Each Party is an independent contractor, and has and hereby retains the right to exercise full control of and supervision over its own performance of its obligations under this Agreement and retains full control over the employment, direction, compensation and discharge of all employees assisting in the performance of such obligations. Each Party will be solely responsible for all matters relating to payment of such employees, including compliance with social security taxes, withholding taxes, and other payroll taxes with respect to their respective employees, as well as any taxes, contributions or other obligations imposed by applicable state unemployment or workers' compensation acts and all other regulations governing such matters. Each Party has sole authority and responsibility to hire, fire and otherwise control its employees.

----------
(10)  Per AT&T Recommendations at page 6, Issues 29-32.
(11)  Per AT&T Order at page 21, Issue 30.
(12)  Per AT&T Order at page 21, Issue 30.
(13)  Per AT&T Order at page 21, Issue 30.
(14)  Per AT&T Recommendations at page 7, Issues 29-32.

                                                                          Part A


      9.3 Subject to the limitations on liability and except as otherwise provided in this Agreement, each Party shall be responsible for (a) its own acts and performance of all obligations imposed by applicable law in connection with its activities, legal status and property, real or personal, and (b) the acts of its own Affiliates, employees, agents and contractors during the performance of that Party's obligations hereunder. Except for provisions herein expressly authorizing one Party to act for the other, nothing in this Agreement shall constitute a Party as a legal representative or agent of the other Party, nor shall a Party have the right or authority to assume, create or incur any liability or any obligation of any kind, express or implied, against or in the name or on behalf of the other Party unless otherwise expressly permitted by such other Party. Except as otherwise expressly provided in this Agreement, neither Party shall undertake to perform any obligation of the other Party, whether regulatory or contractual, or to assume any responsibility for the management of the other Party's business.

10.   Referenced Documents

      10.1 All references to Sections, Exhibits, and Schedules shall be deemed to be references to Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Whenever any provision of this Agreement refers to a technical reference, technical publication, ATTI practice, U S WEST practice, any publication of telecommunications industry administrative or technical standards, or any other document specifically incorporated into this Agreement, it will be deemed to be a reference to the most recent version or edition (including any amendments, supplements, addenda, or successors) or such document that is in effect, and will include the most recent version or edition (including any amendments, supplements, addenda, or successors) of each document incorporated by reference in such a technical reference, technical publication, ATTI practice, U S WEST practice, or publication of industry standards, unless ATTI elects otherwise.

11.   Publicity and Advertising

      11.1 Neither Party shall publish or use any advertising, sales promotions or other publicity materials that use the other Party's logo, trademarks or service marks without the prior written approval of the other Party.

12.   Executed in Counterparts

      12.1 This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but such counterparts shall together constitute one and the same instrument.

13.   Headings Not Controlling

      13.1 The headings and numbering of Sections, Parts, Appendices and Attachments in this Agreement are for convenience only and shall not be construed to define or limit any of the terms herein or affect the meaning or interpretation of this Agreement.

                                                                          Part A


14.   Joint Work Product

      14.1 This Agreement is the joint work product of the Parties and has been negotiated by the Parties and their respective counsel and shall be fairly interpreted in accordance with its terms and, in the event of any ambiguities, no inferences shall be drawn against either Party.

15.   Survival

      15.1 Any liabilities or obligations of a Party for acts or omissions prior to the cancellation or termination of this Agreement; any obligation of a Party under the provisions regarding indemnification, confidential information, limitation of liability, and any other provisions of this Agreement which, by their terms, are contemplated to survive, or to be performed after, termination of this Agreement, shall survive cancellation or termination thereof.

16.   Effective Date

      16.1 This Agreement shall become effective upon Commission approval pursuant to Sections 251 and 252 of the Act.(15)

17.   Amendment of Agreement

      17.1 Except as otherwise provided in this Agreement, no amendment or waiver of any provision of this Agreement, and no consent to any default under this Agreement, shall be effective unless the same is in writing and signed by an officer of the Party against whom such amendment, waiver or consent is claimed. If either Party desires an amendment to this Agreement during the term of this Agreement, it shall provide written notice thereof to the other Party describing the nature of the requested amendment. If the Parties are unable to agree on the terms of the amendment within thirty (30) days after the initial request therefor, the Party requesting the amendment may invoke the dispute resolution process under Section 27 of this Part A of this Agreement to determine the terms of any amendment to this Agreement. All amendments to this Agreement will be submitted to the Commission.

18.   Indemnification

      18.1 Notwithstanding any limitations in remedies contained in this Agreement, each Party (the "Indemnifying Party") will indemnify and hold harmless the other Party ("Indemnified Party") from and against any loss, cost, claim, liability, damage and expense, including reasonable attorney's fees, to third parties, relating to or arising out of the libel, slander, invasion of privacy, misappropriation of a name or likeness, actual or alleged infringement or other violation or breach of any patent, copyright, trademark, service mark, trade name, trade dress, trade secret or any other intellectual property presently existing or later created, negligence or willful misconduct by the Indemnifying Party, its employees, agents, or contractors in the performance of this Agreement or the failure of the Indemnifying Party to perform its obligations under this Agreement. In addition, the Indemnifying Party will, to the extent of its obligations to indemnify hereunder, defend any action or suit brought by a third party against the Indemnified Party.

----------
(15) Per AT&T Approval at page 14, paragraph 2. (This footnote is not applicable to ATTI)

                                                                          Part A


      18.2 The Indemnified Party will notify the Indemnifying Party promptly in writing of any written claim, lawsuit, or demand by third parties for which the Indemnified Party alleges that the Indemnifying Party is responsible under this Section 18 and tender the defense of such claim, lawsuit or demand to the Indemnifying Party. Failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party of any liability that the Indemnifying Party might have, except to the extent that such failure prejudices the Indemnifying Party's ability to defend such claim.

      18.3 The Indemnified Party also will cooperate in every reasonable manner with the defense or settlement of such claim, demand, or lawsuit. The Indemnifying Party shall keep the Indemnified Party reasonably and timely apprised of the status of the claim, demand or lawsuit. The Indemnified Party shall have the right to retain its own counsel, including in-house counsel, at its expense, and participate in but not direct the defense; provided, however, that if there are reasonable defenses in addition to those asserted by the Indemnifying Party, the Indemnified Party and its counsel may raise and direct such defenses, which shall be at the expense of the Indemnifying Party.

      18.4 The Indemnifying Party will not be liable under this Section 18 for settlements or compromises by the Indemnified Party of any claim, demand or lawsuit unless the Indemnifying Party has approved the settlement or compromise in advance or unless the defense of the claim, demand or lawsuit has been tendered to the Indemnifying Party in writing and the Indemnifying Party has failed to timely undertake the defense. In no event shall the Indemnifying Party settle or consent to any judgment pertaining to any such action without the prior written consent of the Indemnified Party.

19.   Limitation of Liability(16)

      19.1 Except as otherwise provided in the indemnity section, no Party shall be liable to the other Party for any loss, defect or equipment failure caused by the conduct of the other Party, the other Party's agents, servants, contractors or others acting in aid or concert with the other Party.

      19.2 Except for indemnity obligations, each Party's liability to the other Party for any loss relating to or arising out of any negligent act or omission in its performance of this Agreement, whether in contract or in tort, shall be limited to the total amount that is or would have been charged to the other Party by such negligent or breaching Party for the service(s) or function(s) not performed or improperly performed.

      19.3 In no event shall either Party have any liability whatsoever to the other Party for any indirect, special, consequential, incidental or punitive damages, including but not limited to loss of anticipated profits or revenue or other economic loss in connection with or arising from anything said, omitted or done hereunder (collectively, "Consequential Damages"), even if the other Party has been advised of the possibility of such damages; provided, that the foregoing shall not limit a Party's obligation to indemnify, defend and hold the other Party harmless against any amounts payable to

----------
(16) Per AT&T Recommendations at page 8, Issue 40. Modified per AT&T Approval at page 13, paragraph C.

                                                                          Part A


            a third party, including any losses, costs, fines, penalties, criminal or civil judgments or settlements, expenses (including attorneys' fees) and Consequential Damages of such third party. Nothing contained in this Section 19 shall limit either Party's liability to the other for (i) willful or intentional misconduct (including gross negligence); (ii) bodily injury, death or damage to tangible real or tangible personal property proximately caused by such party's negligent act or omission or that of their respective agents, subcontractors or employees nor shall anything contained in this section limit the Parties' indemnification obligations, as specified above.

20.   Term of Agreement

      20.1 This Agreement shall terminate on July 24, 2000 and thereafter shall continue in force and effect unless and until a new agreement, addressing all of the terms of this Agreement, becomes effective between the Parties. The Parties shall commence negotiations on a new agreement no later than one (1) year prior to the expiration of the term of this Agreement. Either Party may request resolution of open issues in accordance with the provisions of Section 27 of this Part A of this Agreement, Dispute Resolution beginning nine (9) months prior to the expiration of this Agreement. Any disputes regarding the terms and conditions of the new interconnection agreement shall be resolved in accordance with Section 27 of this Agreement and the resulting agreement shall be submitted to the Commission. This Agreement shall remain in effect until a new interconnection agreement approved by the Commission has become effective.

21.   Governing Law

      21.1 This Agreement shall be governed by and construed in accordance with the Act and FCC or Commission rules and regulations, except insofar as state law may control any aspect of this Agreement, in which case the domestic laws of the State of Washington, without regard to its conflicts of laws principles, shall govern.

22.   Cancellation Charges

      22.1 Except as provided pursuant to a Bona Fide Request, or as otherwise provided in any applicable tariff or contract referenced herein, no cancellation charges shall apply.

23.   Regulatory Approvals

      23.1 This Agreement, and any amendment or modification hereof, will be submitted to the Commission for approval in accordance with Section 252 of the Act. In the event any governmental authority or agency rejects any provision hereof, the Parties shall negotiate promptly and in good faith such revisions as may reasonably be required to achieve approval.

      23.2 U S WEST shall provide ATTI a summary describing the proposed change(s) to each Telecommunications Service which is available pursuant to this Agreement. U S WEST shall also provide ATTI a summary describing the proposed change(s) of each intrastate and interstate tariff which provides for an Interconnection, unbundled Network Element or Ancillary Service that is available pursuant to this Agreement. Such summaries shall

                                                                          Part A


            be available through an Internet Web page to be posted on the same day the proposed change is filed with the Commission or the FCC or at least thirty (30) days in advance of its effective date, whichever is earlier.

      23.3 In the event any governmental authority or agency orders U S WEST to provide any service covered by this Agreement in accordance with any terms or conditions that individually differ from one or more corresponding terms or conditions of this Agreement, ATTI may elect to amend this Agreement to reflect any such differing terms or conditions contained in such decision or order, with effect from the date ATTI makes such election. The other services covered by this Agreement and not covered by such decision or order shall remain unaffected and shall remain in full force and effect.

      23.4 The Parties intend that any additional services requested by either Party relating to the subject matter of this Agreement will be incorporated into this Agreement by amendment.

24.   Compliance

      24.1 Each Party shall comply with all applicable federal, state, and local laws, rules and regulations applicable to its performance under this Agreement.

      24.2 Each Party represents and warrants that any equipment, facilities or services provided to the other Party under this Agreement comply with the Communications Law Enforcement Act of 1994 ("CALEA"). Each Party (the "Indemnifying Party") shall indemnify and hold the other Party (the "Indemnified Party") harmless from any and all penalties imposed upon the Indemnified Party for such noncompliance and shall, at the Indemnifying Party's sole cost and expense, modify or replace any equipment, facilities or services provided to the Indemnified Party under this Agreement to ensure that such equipment, facilities and services fully comply with CALEA.

      24.3 All terms, conditions and operations under this Agreement shall be performed in accordance with all applicable laws, regulations and judicial or regulatory decisions of all duly constituted governmental authorities with appropriate jurisdiction, and this Agreement shall be implemented consistent with the FCC Interconnection Order and any applicable Commission orders. Each Party shall be responsible for obtaining and keeping in effect all FCC, Commission, franchise authority and other regulatory approvals that may be required in connection with the performance of its obligations under this Agreement. In the event the Act or FCC or Commission rules and regulations applicable to this Agreement are held invalid, this Agreement shall survive, and the Parties shall promptly renegotiate any provisions of this Agreement which, in the absence of such invalidated Act, rule or regulation, are insufficiently clear to be effectuated, violate, or are either required or not required by the new rule or regulation. During these negotiations, each Party will continue to provide the same services and elements to each other as are provided for under this Agreement. Provided, however, that either Party shall give ten (10) Business Days' notice if it intends to cease any development of any new element or service that is not at that time being provided pursuant to this Agreement. In the event the Parties cannot agree on an amendment within thirty (30) days from the date any such rules, regulations or orders become effective, then the Parties shall resolve their dispute, including liability for noncompliance with the new clause or the cost, if any, of performing activities no longer required by the rule or regulation during the renegotiation of the new clause under the applicable procedures set forth in
            Section 27 herein.

                                                                          Part A


25.   Force Majeure

      25.1 Neither Party shall be liable for any delay or failure in performance of any part of this Agreement from any cause beyond its control and without its fault or negligence including, without limitation, acts of nature, acts of civil or military authority, embargoes, epidemics, terrorist acts, riots, insurrections, fires, explosions, earthquakes, nuclear accidents, floods, work stoppages, equipment failure, power blackouts, volcanic action, other major environmental disturbances, unusually severe weather conditions, inability to secure products or services of other persons or transportation facilities or acts or omissions of transportation carriers. No delay or other failure to perform shall be excused pursuant to this Section 25 unless such delay or failure and the consequences thereof are beyond the control and without the fault or negligence of the Party claiming excusable delay or other failure to perform. In the event of any such excused delay in the performance of a Party's obligation(s) under this Agreement, the due date for the performance of the original obligation(s) shall be extended by a term equal to the time lost by reason of the delay. In the event of such delay, the delaying Party shall perform its obligations at a performance level no less than that which it uses for its own operations. In the event of a labor dispute or strike, the Parties agree to provide service to each other at a level equivalent to the level they provide themselves. In the event of a labor dispute or strike or work stoppage that continues for a period in excess of forty-eight (48) hours, ATTI may obtain replacement services for those services affected by such labor dispute or strike or work stoppage, in which event any liability of ATTI for the affected services shall be suspended for the period of the work stoppage or labor dispute or strike. In the event of such performance delay or failure by U S WEST, U S WEST agrees to resume performance in a nondiscriminatory manner and not favor its own provision of Telecommunications Services above that of ATTI.

26.   Escalation Procedures

      26.1 ATTI and U S WEST agree to exchange escalation lists which reflect contact personnel including vice president-level officers. These lists shall include name, department, title, phone number, and fax number for each person. ATTI and U S WEST agree to exchange up-to-date lists as reasonably necessary.

27.   Dispute Resolution

      27.1 If any claim, controversy or dispute between the Parties, their agents, employees, officers, directors or affiliated agents ("Dispute") cannot be settled through negotiation, it may be resolved by arbitration conducted by a single arbitrator engaged in the practice of law, under the then current rules of the American Arbitration Association ("AAA"). The Federal Arbitration Act, 9 U.S.C. Secs. 1-16, not state law, shall govern the arbitrability of all Disputes. The arbitrator shall not have authority to award punitive damages. All expedited procedures prescribed by the AAA rules shall apply. The arbitrator's award shall be final and binding and may be entered in any court having jurisdiction thereof and shall be noticed to the Commission. The arbitrator shall determine which Party or Parties will bear the costs of arbitration, including apportionment, if appropriate. The arbitration shall occur in Seattle, Washington, unless otherwise agreed to by the Parties, and the governing law shall be in accordance with Section 21.1 above.

      27.2 In the event ATTI and U S WEST are unable to agree on certain issues during the term of this Agreement, the Parties may identify such issues for arbitration before the Commission. Only those points identified by the Parties for arbitration will be submitted.

                                                                          Part A


      27.3 If a Dispute is submitted to arbitration pursuant to Section 27.1 above, the procedures described in this Section 27.3 shall apply, notwithstanding the then current rules of the AAA. Discovery shall be controlled by the arbitrator and shall be permitted to the extent set forth below. Each Party may submit in writing to a Party, and that Party shall so respond, to an agreed amount of the following: interrogatories, demands to produce documents, and requests for admission. Not less than ten (10) days prior to the arbitration hearing, the Parties shall exchange witness and exhibit lists. Deposition discovery shall be controlled by the arbitrator. Additional discovery may be permitted upon mutual agreement of the Parties or the determination of the arbitrator. The arbitration hearing shall be commenced within thirty (30) days after a demand for arbitration by either Party and shall be held in Seattle, Washington, unless otherwise agreed to by the Parties. The arbitrator shall control the scheduling so as to process the matter expeditiously. The Parties may submit written briefs. The arbitrator shall rule on the dispute by issuing a written opinion within seven
            (7) days after the close of the hearings. The times specified in this section may be extended upon mutual agreement of the Parties or by the arbitrator upon a showing of good cause. The decision of the arbitrator shall be final and binding upon the Parties and judgment upon the award rendered by the arbitrators may be entered in a court having jurisdiction. The decision shall also be submitted to the Commission.

28.   Nondisclosure

      28.1 All information, including, but not limited to, specifications, microfilm, photocopies, magnetic disks, magnetic tapes, drawings, sketches, models, samples, tools, technical information, data, employee records, maps, financial reports, and market data (a) furnished by one Party to the other Party dealing with Customer specific, facility specific, or usage specific information, other than Customer information communicated for the purpose of publication of directory database inclusion, or (b) in written, graphic, electromagnetic, or other tangible form and marked at the time of delivery as "Confidential" or "Proprietary", or (c) declared orally or in writing to the Recipient at the time of delivery, or by written notice given to the Recipient within ten (10) days after delivery, to be "Confidential" or "Proprietary" (collectively referred to as "Proprietary Information"), shall remain the property of the Discloser. A Party who receives Proprietary Information via an oral communication may request written confirmation that the material is Proprietary Information. A Party who delivers Proprietary Information via an oral communication may request written confirmation that the Party receiving the information understands that the material is Proprietary Information.

      28.2 Upon request by the Discloser, the Recipient shall return all tangible copies of Proprietary Information, whether written, graphic or otherwise, except that the Recipient's legal counsel may retain one (1) copy for archival purposes.

      28.3 Each Party shall keep all of the other Party's Proprietary Information confidential and shall use the other Party's Proprietary Information only in connection with this Agreement. Neither Party shall use the other Party's Proprietary Information for any other purpose except upon such terms and conditions as may be agreed upon between the Parties in writing.

      28.4 Unless otherwise agreed, the obligations of confidentiality and non-use set forth in this Agreement do not apply to Proprietary Information that:

            28.4.1 was, at the time of receipt, already known to the Recipient free of any obligation to keep it confidential evidenced by written records prepared prior to delivery by the Discloser;

                                                                          Part A


            28.4.2 is or becomes publicly known through no wrongful act of the
                   Recipient;

            28.4.3 is rightfully received from a third person having no direct or indirect secrecy or confidentiality obligation to the Discloser with respect to such information;

            28.4.4 is independently developed by an employee, agent, or contractor of the Recipient which individual is not involved in any manner with the provision of services pursuant to this Agreement and does not have any direct or indirect access to the Proprietary Information;

            28.4.5 is approved for release by written authorization of the
                   Discloser; or

            28.4.6 is required by law, a court, or governmental agency, provided that the Discloser has been notified of the requirement promptly after the Recipient becomes aware of the requirement, subject to the right of the Discloser to seek a protective order as provided in Section 28.5 below.

      28.5 For a period of ten (10) years from receipt of Proprietary Information, the Recipient shall (a) use it only for the purpose of performing under this Agreement, (b) hold it in confidence and disclose it only to employees, authorized contractors and authorized agents who have a need to know it in order to perform under this Agreement, and (c) safeguard it from unauthorized use or disclosure using no less than the degree of care with which the Recipient safeguards its own Proprietary Information. Any authorized contractor or agent to whom Proprietary Information is provided must have executed a written agreement comparable in scope to the terms of this Section. Notwithstanding the foregoing, each Party shall provide advance notice of three (3) Business Days to the other before providing Proprietary Information to a governmental authority and the Parties shall cooperate with each other in attempting to obtain a suitable protective order. The Recipient agrees to comply with any protective order that covers the Proprietary Information to be disclosed.

      28.6 Each Party agrees that the Discloser would be irreparably injured by a breach of this Section 28 by the Recipient or its representatives and that the Discloser shall be entitled to seek equitable relief, including injunctive relief and specific performance, in the event of any breach of this Section 28. Such remedies shall not be exclusive but shall be in addition to all other remedies available at law or in equity.

      28.7 Customer Proprietary Network Information ("CPNI") related to either Party's subscribers obtained by virtue of Local Interconnection or any other service provided under this Agreement shall be the Discloser's Proprietary Information and may not be used by the Recipient for any purpose except performance of its obligations under this Agreement, and in connection with such performance, shall be disclosed only to employees, authorized contractors and authorized agents with a need to know, unless the subscriber expressly directs the Discloser to disclose such information to the Recipient pursuant to the requirements of Section 222(c)(2) of the Act. If the Recipient seeks and obtains written approval to use or disclose such CPNI from the Discloser, such approval shall be obtained only in compliance with Section 222(c)(2) and, in the event such authorization is obtained, the Recipient may use or disclose only such information as the Discloser provides pursuant to such authorization and may not use

                                                                          Part A


            information that the Recipient has otherwise obtained, directly or indirectly, in connection with its performance under this Agreement.(17)

      28.8 Except as otherwise expressly provided in this Section 28, nothing herein shall be construed as limiting the rights of either Party with respect to its subscriber information under any applicable law, including, without limitation, Section 222 of the Act.

      28.9 Effective Date Of This Section. Notwithstanding any other provision of this Agreement, the Proprietary Information provisions of this Agreement shall apply to all Proprietary Information furnished by either Party with a claim of confidentiality or proprietary nature at any time.

29.   Notices

      29.1 Except as otherwise provided herein, all notices or other communication hereunder shall be deemed to have been duly given when made in writing and delivered in person or deposited in the United States mail, certified mail, postage prepaid, return receipt requested, or delivered by prepaid overnight express mail, and addressed as follows:

            To ATTI:

            Richard Smith
            COO
            730 2nd Avenue South
            Suite 1200
            Minneapolis, MN 55402

            Copy to:

                  J. Jeffery Oxley
                  Director of Regulatory Affairs
                  ATTI
                  730 2nd Avenue South
                  Suite 1200
                  Minneapolis, MN 55402

            To U S WEST:

            Director-Interconnection Compliance
            1801 California, Room 2410
            Denver, Colorado 80202

            Copy to:

                  U S WEST, Inc.
                  Law Department -- General Counsel -- Interconnection 1801 California, 49th Floor
                  Denver, CO 80202

----------
(17)  Per AT&T Order at pages 23-24, Issue 41.

                                                                          Part A


      29.2 If personal delivery is selected to give notice, a receipt of such delivery shall be obtained. The address to which notices or communications may be given to either Party may be changed by written notice given by such Party to the other pursuant to this
            Section 29.

30.   Assignment

      30.1 Neither Party may assign, transfer (whether by operation of law or otherwise) or delegate this Agreement (or any rights or obligations hereunder) to a third party without the prior written consent of the other Party, which consent shall not be unreasonably withheld, provided that each Party may assign this Agreement to an Affiliate or an entity under its common control or an entity acquiring all or substantially all of its assets or equity by providing prior written notice to the other Party of such assignment or transfer. Any attempted assignment or transfer that is not permitted under the provisions of this Section 30 is void ab initio. Without limiting the generality of the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the Parties' respective successors and assigns. No assignment or delegation hereof shall relieve the assignor of its obligations under this Agreement.

      30.2 If any obligation of U S WEST under this Agreement is performed by a subcontractor or Affiliate, U S WEST shall remain fully responsible for the performance of this Agreement in accordance with its terms and U S WEST shall be solely responsible for payments due to its subcontractors.

      30.3 If any obligation of ATTI under this Agreement is performed by a subcontractor or Affiliate, ATTI shall remain fully responsible for the performance of this Agreement in accordance with its terms, and ATTI shall be solely responsible for payments due to its subcontractors.

31.   Warranties

      31.1 U S WEST shall conduct all activities and interfaces which are provided for under this Agreement with ATTI Customers in a carrier-neutral, nondiscriminatory manner.

      31.2 U S WEST warrants that it has provided, and during the term of this Agreement it will continue to provide, to ATTI true and complete copies of all material agreements in effect between U S WEST and any third party (including Affiliates) providing any services to ATTI on behalf of or under contract to U S WEST in connection with U S WEST's performance of this Agreement, or from whom U S WEST has obtained licenses or other rights used by U S WEST to perform its obligations under this Agreement, provided, however, that U S WEST may provide such agreements under appropriate protective order.

32.   Default

      32.1 In the event of a breach of any material provision of this Agreement by either Party, the non-breaching Party shall give the breaching Party and the Commission written notice thereof, and:

            32.1.1 if such material breach is for non-payment of amounts due hereunder pursuant to this Agreement, the breaching Party shall cure such breach within thirty (30) calendar days of receiving such notice. The non-breaching Party shall be

                                                                          Part A


                   entitled to pursue all available legal and equitable remedies for such breach. Amounts disputed in good faith and withheld or set off shall not be deemed "amounts due hereunder" for the purpose of this provision.

            32.1.2 if such material breach is for any failure to perform in accordance with this Agreement, which, in the sole judgment of the non-breaching Party, adversely affects the non-breaching Party's subscribers, the non-breaching Party shall give notice of the breach and the breaching Party shall cure such breach to the non-breaching Party's reasonable satisfaction within ten (10) Business Days or within a period of time equivalent to the applicable interval required by this Agreement, whichever is shorter. If the breaching Party does not cure such breach within the applicable time period, the non-breaching Party may, at its sole option, terminate this Agreement, or any parts hereof. The non-breaching Party shall be entitled to pursue all available legal and equitable remedies for such breach. Notice under this Subsection 32.1.2 may be given electronically or by facsimile, provided that a hard copy or original of such notice is sent by overnight delivery service.

            32.1.3 if such material breach is for any other failure to perform in accordance with this Agreement, the breaching Party shall cure such breach to the non-breaching Party's reasonable satisfaction within forty-five (45) calendar days, and, if it does not, the non-breaching Party may, at its sole option, terminate this Agreement, or any parts hereof. The non-breaching Party shall be entitled to pursue all available legal and equitable remedies for such breach.

      32.2 ATTI may terminate this Agreement in whole at any time only for cause upon sixty (60) calendar days' prior written notice. ATTI's sole liability shall be payment of amounts due for services provided or obligations assumed up to the date of termination.

      32.3 In the event of any termination under this Section 32, U S WEST and ATTI agree to cooperate to provide for an uninterrupted transition of services to ATTI or another vendor designated by ATTI to the extent that U S WEST has the ability to provide such cooperation.

      32.4 Notwithstanding any termination hereof, the Parties shall continue to comply with their obligations under the Act.

33.   Remedies

      33.1 In the event U S WEST fails to switch a subscriber to ATTI service as provided in this Agreement, U S WEST shall reimburse ATTI in an amount equal to all fees paid by such subscriber to U S WEST for such failed-to-be-transferred services from the time of such failure to switch to the time at which the subscriber switch is accomplished. This remedy shall be in addition to all other remedies available to ATTI under this Agreement or otherwise available.

      33.2 All rights of termination, cancellation or other remedies prescribed in this Agreement, or otherwise available, are cumulative and are not intended to be exclusive of other remedies to which the injured Party may be entitled at law or equity in case of any breach or threatened breach by the other Party of any provision of this Agreement. Use of one or more remedies shall not bar use of any other remedy for the purpose of enforcing the provisions of this Agreement.

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                                                                          Part A


34.   Waivers

      34.1 No waiver of any provisions of this Agreement and no consent to any default under this Agreement shall be effective unless the same shall be in writing and properly executed by or on behalf of the Party against whom such waiver or consent is claimed.

      34.2 No course of dealing or failure of either Party to strictly enforce any term, right, or condition of this Agreement in any instance shall be construed as a general waiver or relinquishment of such term, right or condition.

      34.3 Waiver by either Party of any default or breach by the other Party shall not be deemed a waiver of any other default or breach.

      34.4 By entering into this Agreement, neither Party waives any right granted to it pursuant to the Act.

35.   No Third Party Beneficiaries

      35.1 The provisions of this Agreement are for the benefit of the Parties hereto and not for any other Person; provided, however, that this shall not be construed to prevent ATTI from providing its Telecommunications Services to other carriers. This Agreement shall not provide any Person not a Party hereto with any remedy, claim, liability, reimbursement. claim of action, or other right in excess of those existing without reference hereto.

36.   Physical Security

      36.1 U S WEST shall exercise the same degree of care to prevent harm or damage to ATTI or its employees, agents or subscribers, or property as U S WEST provides itself. ATTI shall exercise the same degree of care to ensure the security of its equipment physically collocated within U S WEST's space as ATTI provides such security to itself.

            36.1.1 U S WEST will restrict access to approved personnel to U S
                   WEST's buildings. ATTI is responsible for the action of its employees and other authorized non-ATTI personnel; U S WEST is responsible for the action of its employees and other authorized non-U S WEST personnel.

            36.1.2 U S WEST will furnish to ATTI the current name(s) and telephone number(s) of those central office supervisor(s) where a physical collocation arrangement exists. The central office supervisor(s) will be the only U S WEST employee(s) with access to ATTI collocation space.

            36.1.3 U S WEST will comply at all times with U S WEST security and safety procedures at the individual central office locations where ATTI has physical collocation arrangements. The Parties will cooperate to analyze security procedures of each company to evaluate ways in which security procedures of US WEST may be enhanced.

            36.1.4 U S WEST will allow ATTI to inspect or observe its physical spaces which house or contain ATTI equipment or equipment enclosures at any time upon completion of the physical collocation quotation. Upon completion of the build out of the physical space, U S WEST will furnish ATTI with all keys, entry codes, lock combinations, or other materials or information which may be needed to gain entry via direct access to ATTI's physical space.

                                                                          Part A

            36.1.5 U S WEST agrees to logically partition any U S WEST owned access-device systems, whether biometric or card reader, or types which are encoded identically or mechanical coded locks on external and or internal doors to spaces which house ATTI equipment.

            36.1.6 U S WEST agrees to limit the keys used in its keying systems for spaces which contain ATTI equipment to the U S WEST supervisor for the specific facility to emergency access only. ATTI shall further have the right to change locks where deemed necessary for the protection and security of its physical spaces and will provide the U S WEST supervisor with the current key.

            36.1.8 U S WEST shall control unauthorized access from passenger and freight elevators, elevator lobbies and spaces which contain or house ATTI equipment or equipment space in the same manner as U S WEST provides such control for itself.

            36.1.9 U S WEST will provide notification to designated ATTI personnel to indicate an actual or attempted security breach of ATTI physical space in the same time frame as U S WEST provides such notification to itself.

37.   Network Security

      37.1 U S WEST shall provide an appropriate and sufficient back-up and recovery plan to be used in the event of a system failure or emergency.

      37.2 U S WEST shall install controls to (a) disconnect a user for a pre-determined period of inactivity on authorized ports; (b) protect subscriber proprietary information; and (c) ensure both ongoing operational and update integrity.

      37.3 Each Party shall be responsible for the security arrangements on its side of the network to the Point of Interconnection. The Parties shall jointly cooperate to analyze network security procedures and cooperate to ensure the systems, access and devices are appropriately secured and compatible.

38.   Revenue Protection

      38.1 U S WEST shall make available to ATTI all present and future fraud prevention or revenue protection features that U S WEST provides to itself or others. These features include, but are not limited to, operator screening codes, call blocking of domestic, international blocking for business and residence, 900, NPA-976, and specific line numbers. U S WEST shall additionally provide partitioned access to fraud prevention, detection and control functionality within pertinent Operations Support Systems ("OSS") which include, but are not limited to, Line Information Data Base Fraud monitoring systems.

      38.2 Uncollectible or unbillable revenues resulting from, but not confined to, provisioning, maintenance, or signal network routing errors shall be the responsibility of the Party causing such error.

      38.3 Uncollectible or unbillable revenues resulting from the accidental or malicious alteration of software underlying Network Elements or their subtending operational support systems by unauthorized third parties shall be the responsibility of the Party having

                                                                          Part A


            administrative control of access to said Network Element or operational support system software.

      38.4 Each Party shall be responsible for any uncollectible or unbillable revenues resulting from the unauthorized use of facilities under its control or services it provides, including clip-on fraud.

      38.5 The Parties shall work cooperatively to minimize fraud associated with third-number billed calls, calling card calls, and any other services related to this Agreement.

39.   Law Enforcement Interface

      39.1 U S WEST shall provide all necessary assistance to facilitate the execution of wiretap or dialed number recorder orders from law enforcement authorities.

--------------------------------------------------------------------------------
(The language shown below implements both language the Parties agree upon as well as language as a result of the Commission's decision regarding collocation service.)
--------------------------------------------------------------------------------

40.   Collocation

      40.1  General Description

            40.1.1. Collocation allows for the placing of telecommunications equipment owned by ATTI within USW's Wire Centers for the purpose of interconnection or accessing Unbundled Network Elements (UNEs) at USW premises and/or terminating EAS/Local and ancillary traffic or for cross connects to other collocated parties.

      40.2  Virtual Collocation

            40.2.1 A Virtual Collocation arrangement requires ATTI to purchase and deliver to USW ATTI's own equipment for USW to install and maintain in USW's Wire Center. ATTI does not have physical access to its equipment in the USW Wire Center. Compliance with NEBS3 safety standards is required to the same extent that USW complies with the same standards.

      40.3  Caged Physical Collocation

            40.3.1 Caged Physical Collocation allows ATTI to lease caged floor space up to a maximum of 400 square feet within each USW Wire Center, for placement of its telecommunications equipment within USW's Wire Centers for the purpose of interconnecting with USW finished services or UNEs or for cross-connects to other collocated parties. ATTI is responsible for the procurement, installation and on-going maintenance of its equipment as well as the cross connections required within the cage.

      40.4  Cageless Physical Collocation

            40.4.1 Cageless Physical Collocation is a non-caged area within a
                   USW Wire Center. Any unused space will be made available to the extent technically feasible in standard 9 square foot, single bay increments. ATTI will be responsible for the procurement, installation and maintenance of the bays and telecommunications equipment as well as the cross-connections required within ATTI's leased

                                                                          Part A

                  collocation space. Compliance with NEBS3 safety standards is required to the same extent that USW complies with the same standards.

      40.5  Shared Space Caged Physical Collocation

          40.5.1. Shared Space Caged Physical Collocation offers Co-Providers the opportunity to share a caged physical space with each other for the purpose of interconnecting with appropriate USW services or facilities, including, but not limited to, high capacity private line services or UNEs or for cross-connects to other collocated parties. Each collocator will be responsible for ordering entrance, power and terminations from USW at time of application. In order to address issues around warehousing of space, the original collocator will not be allowed to charge the shared occupant a per square foot charge in excess of the rate that the original collocator is presently charged by USW.

      40.6  Interconnection Distribution Frame (ICDF) Collocation

           40.6.1 Where ATTI does not require its equipment to be placed in a USW Wire Center, but wishes only to combine USW UNEs, ICPF Collocation is available. ICDFs are shared cross-connect devices used by USW and Co-Providers alike. USW will determine the appropriate cross-connect device upon which ATTI terminations will be placed (DS0, DS1, DS3, and OCn).

      40.7  Direct Connection to the USW Network

           40.7.1 Telecommunications interconnection between ATTI's collocated equipment and USW's network may be accomplished by a Direct Connection. Pricing will be provided to ATTI during the quote phase. A direct connection includes a connection to an MDF, where technically feasible, at the same location where USW makes an equivalent cross connection. Rates, terms and conditions will be as determined by the WPUC unless otherwise agreed by the parties in writing. ICB pricing will be used where prices are otherwise not available. This element can be at the DS-3, DS-1, DS-0, or analog line level. A Direct Cabling Connection does not contemplate direct termination on a COSMIC frame. However, ATTI may request, through the BFR process, a direct termination on a COSMIC frame. When the MDF termination is on a COSMIC frame, costs and service availability intervals will be on an ICB basis.

--------------------------------------------------------------------------------
(The language shown below implements the Commission's decision.)
--------------------------------------------------------------------------------

      40.8  Adjacent Physical Collocation(18)

           40.8.1 Adjacent Physical Collocation includes two scenarios: (1) where ATTI wishes to obtain space for collocation facilities in a building or property not owned by USW nearby or across the street from USW's premises (the "Nearby Location"), and
                  (2) where ATTI wishes to obtain space for collocated facilities in a cabinet on the parking lot or grounds of USW's premises (the "On Grounds Location"). Collocation at a Nearby Location will be available to ATTI only if On Grounds Location is not available because of space limitations.

----------
(18) This language implements the Commission's decision relating to adjacent physical collocation. Commission Decision at 22-23.

                                                                          Part A

           40.8.2 USW will extend facilities sufficient to establish connectivity to USW's network and distribution frame facilities to ATTI's Collocation space where ATTI is in a Nearby Location. When ATTI selects the "Near By" Adjacent Physical Collocation option, ATTI is responsible for all expenses associated with the establishment of the Adjacent Physical Collocation space, including but not limited to: space construction, provision of power and the extension of the USW facilities to the ATTI Adjacent Collocation space.

           40.8.3 When ATTI selects the "On Grounds" Adjacent Physical Collocation option, USW will provide power and extend facilities sufficient to establish connectivity to USW's network and distribution frame facilities to ATTI's collocation space.

           40.8.4 The Parties will meet within seven (7) days of ATTI's specific written request for Adjacent Physical Collocation to develop a consensual plan for accommodating that request. Intervals for completing the work associated with such request shall be no longer than those intervals set forth herein applicable to Caged Collocation unless the Parties agree or either Party, upon request, demonstrates that such longer intervals are necessary.

      40.9  COLLOCATION TERMS AND CONDITIONS - ALL COLLOCATION

           40.9.1 USW shall provide Collocation in a nondiscriminatory manner on rates, terms and conditions that are just, reasonable and nondiscriminatory. Both parties agree to act in accordance with applicable law and regulation including without limitation orders of the Washington Public Utilities Commission (WPUC) and the Federal Communications Commission
                  (FCC).

           40.9.2 ATTI may collocate equipment that is necessary for interconnection or access to unbundled network elements, regardless of whether such equipment includes a switching functionality, provides enhanced services capabilities, or offers other functionalities. USW will permit collocation of any equipment required by law, unless USW can establish that the equipment will not be actually used or useful by ATTI for the purpose of obtaining interconnection or access to unbundled network elements

           40.9.3 U S WEST may reasonably audit such telecommunications equipment to assure that it is being utilized for local interconnection or access to unbundled elements. USW agrees that all audits shall be conducted in a responsible manner so as not to impair any service capabilities of ATTI. ATTI must identify what equipment is to be installed to allow US WEST to use this information in engineering the power, floor loading, heat release, environmental particulate level and HVAC.

           40.9.4 If the availability of "Switch Collocation" is rescinded pursuant to Part A, Section 19.5 (Governing Law/Compliance With Laws) of this agreement), ATTI will be requested to remove or disable the switching function of the equipment at its own expense and within 30 calendar days of receiving such notice.

           40.9.5 Collocation requests require that space be provided for the placement of ATTI telecommunications equipment within USW's Wire Center or elsewhere as permitted under Section 2.1.7. USW will also provide, at a WPUC approved

                                                                          Part A

                  price to ATTI, the structure that is necessary in support of this equipment. This includes but is not limited to, physical space, a cage (for Caged Physical Collocation), HVAC, any required cabling between ATTI's telecommunications equipment and the Distribution Frame and any other associated hardware.

           40.9.6 All equipment placed will meet NEBS safety standards (to the same extent USW equipment meets such standards) and will be installed in accordance with USW Technical Publications 77350, 77351, 77355, and 77386 as applicable. USW shall provide standard central office alarming pursuant to Technical Publication 77350 within the Central Office environment, but not to ATTI's equipment. Co-Providers are responsible for the monitoring of their own equipment.

           40.9.7 Collocation is offered on a first-come, first-served basis. Requests for Collocation may be denied due to the lack of sufficient space in a USW Wire Center for placement of ATTI's equipment. If USW determines that the amount of space requested by ATTI for Caged Physical Collocation is not available, ATTI will be offered Collocation in the closest 100 square toot increment that is determined to be available in relation to the original request. ATTI also will be offered Cageless Physical Collocation (bay at a time), Virtual Collocation or Adjacent Physical Collocation as alternatives to Caged Physical Collocation. If ATTI accepts one of the alternatives, a new application form will be submitted if necessary to formalize the re-engineering involved with the new request, but such new application will not further delay or impede the pending request. ATTI must select its option within ten (10) days of notice., To the extent any such alternative is technically feasible, each shall be made available to ATTI, and ATTI in its discretion may choose. USW shall have the burden of demonstrating that a request for a particular form of Collocation at a particular premises is not technically feasible.

           40.9.8 Requests for Collocation from ATTI will be prioritized by ATTI and USW cooperatively; but in the event ATTI submits requests for Collocation such that more than (5) five requests per week per state are received by USW, the following procedure shall apply:

           40.9.9 USW and ATTI shall work cooperatively and in good faith to establish a project plan and schedule to implement ATTI's requests for Collocation. The project shall establish due dates on both the up front and ready for service dates, and outline responsibilities for each Party.

           40.9.10 The project plan established by USW and ATTI to implement ATTI's request for Collocation may also be used by ATTI to prioritize implementation of Collocation requests in the event that (5) five or fewer requests for Collocation per week, per state submitted by ATTI are being processed by USW.

           40.9.11 Should the Parties not reach agreement on the project plan, either Party may request resolution under the Dispute Resolution section of this agreement.

      40.10 If a request for Collocation is denied due to a lack of space in a USW Wire Center after compliance with the FCC's Collocation Order FCC 99-48 dated 3/31/99 in the Advanced Services Docket ("FCC Order"), USW must reclaim central office space by removing inactive equipment and consolidating equipment that is being phased out. Consolidation applies to equipment that is being phased out. Consolidation applies to equipment that is experiencing declining utilization, and not equipment with spare capacity for growth. USW must bear the cost of performing an equipment inventory and space assessment

                                                                          Part A

            as part of its demonstration. USW must bear the cost of removing inactive equipment ("equipment reclamation"). USW may demonstrate that ATTI causes costs for grooming on a case-by-case basis. Costs imposed on ATTI will be only those costs directly attributable to ATTI and above and beyond the reasonable costs USW would face in grooming and maintaining its network in accordance with reasonable industry standards. To the extent USW asserts that ATTI has caused specific grooming costs, ATTI may request USW to provide a price quote for such costs. Quotes will be developed within twenty five
            (25) calendar days including the estimated time frames for the work that is required in order to satisfy the Collocation request. ATTI has thirty (30) days to accept the quote. If ATTI accepts the quote, work will begin on receipt of 50% of the quoted charges, with the balance due on completion.

           40.10.1 Reclamation may include the following:

             40.10.1.1. Grooming -- The moving of circuits from working equipment to other equipment bays with similar functionality for the purpose of providing space for Interconnection.

             40.10.1.2. Space Reclamation -- Administrative space that can be reconditioned, downsized or modified for the placement of telecommunications equipment.

      40.11 Out of Space

          40.11.1 USW will comply with the FCC Order and provide documentation to ATTI and the WPUC whenever a Collocation request is denied due to insufficient space. Additionally, if ATTI's request is denied, upon ATTI's request ,USW will furnish a marked copy of that Wire Center floor plan to ATTI. Tours of the affected Wire Center, in accordance with the FCC Order, when requested by ATTI, will be completed within ten (10) days of the date of request. USW will, within ten (10) days of ATTI's request, provide to ATTI a report indicating available Collocation space in any specified USW premises. The report will specify the amount of Collocation space available at each requested premises, the number of collocators, and any modifications since any prior such report and any measures USW is taking to make additional space available for Collocation.

          40.11.2 ATTI reserves the right to review USW floor plans, assignment records and other information from various USW OSS, e.g., Trunk Integrated Record Keeping System (TIRKS) to determine whether the existing space is being efficiently utilized and what reassignment, grooming or other action would be necessary to recover space for Collocation.

      40.12 All equipment and installation shall meet earthquake rating requirements applicable in the region where the equipment and installation occur.

      40.13 USW will designate the point of interconnection ("POI") for network Interconnection for Virtual, Caged Physical, Cageless Physical, or Adjacent Collocation arrangements, subject to ATTI's reasonable consent and right to assert a different POI under the Dispute Resolution section of this agreement. ATTI will be allowed access to the POI on non-discriminatory terms.

      40.14 ATTI is responsible for providing its own fiber facilities to the POI outside USW's Wire Center. USW will extend the fiber facility from the POI on a USW fiber cable from the POI to a Fiber Distribution Panel (FDP). From the FDP additional fiber, conduit and

                                                                          Part A

            associated riser structure will then be provided by USW to continue the run to ATTI's telecommunications equipment or Collocation area.

      40.15 The Collocation entrance facility is assumed to be fiber optic cable and meets industry standards (GR. 20 Core). Metallic sheath cable is not considered a standard Collocation entrance facility. Requests for non-standard entrances will be considered on an individual case basis including an evaluation of the feasibility of the request. All costs and provisioning intervals will be developed on an individual case basis.

      40.16 Dual entry into a USW Wire Center will be provided only when two entry points pre-exist and duct space is available. USW will not initiate construction of a second, separate Collocation entrance facility solely for Collocation. If USW requires a Collocation entrance facility for its own use, then the needs of ATTI will also be taken into consideration.

      40.17 Where Collocation entrance facilities are not available, USW will offer ATTI USW DS3 or DS1 Private Line Transport Services in accordance with Tariff terms and conditions, in lieu of entrance facilities to be terminated at ATTI's collocated equipment.

      40.18 ATTI and its designated agents will have direct access to its collocated equipment twenty-four hours per day, seven days per week and on non-discriminatory terms. ATTI will have direct access to the POI on non-discriminatory terms with other collocators. USW will review the security requirements and hours of access with ATTI. This will include issuing keys, ID cards, and explaining the access control processes. Other than with respect to tours under this Agreement and/or the FCC Order and unless otherwise required by ATTI to properly maintain its collocated equipment, ATTI personnel found outside of designated and approved areas, those being only those areas directly adjacent to ATTI equipment or ATTI terminated equipment will be escorted away from those non-approved areas and reported to USW Security. Whenever USW must escort ATTI personnel away from non-approved areas, USW will promptly provide notice to ATTI under the "Notices" section of this agreement. Repeated violations may result in denial of access to USW facilities for the individual(s) repeatedly found outside of USW designated and approved areas.

      40.19 USW shall provide reasonable access to basic facilities, including existing eyewash stations, restrooms, drinking water and available parking while at the collocated facility on a twenty-four (24) hours per day, seven (7) days per week basis for ATTI personnel and its designated agents.

      40.20 Unescorted ATTI representatives shall be restricted to corridors, stairways, and elevators that provide direct access to ATTI's space, or to the nearest restroom facility from ATTI's designated space, and such direct access will be outlined during ATTI's orientation meeting.

      40.21 ATTI may request any alternative type of available collocation to replace ATTI's existing virtual collocation space. The alternative collocation request is treated as a new request. ATTI may discontinue use of its existing virtual collocation space when the alternative space is ready for use. USW will return any ATTI equipment located in the virtual collocation space if ATTI discontinues use of that space and upon submittal of the Decommissioning Order for the virtual space.

      40.22 Consistent with Section 40.10 herein, USW will remove obsolete unused equipment from its premises where necessary and requested by ATTI to make space available to ATTI for Collocation. USW will expand or rearrange space or equipment where technically feasible if necessary to accommodate ATTI's Collocation request in accordance with the

                                                                          Part A

            FCC Order. USW will inform ATTI in advance of any costs associated with such expansion or rearrangement, that it intends to impose on ATTI. Such costs will include a prorated amount directly attributable to ATTI for such expansion or rearrangement. In the event of a dispute, USW will upon receipt of the requested costs proceed with the requested expansion or rearrangement subject to true-up. The Parties may resolve such dispute under the Dispute Resolution section of this agreement.

      40.23 USW will provide ATTI the same connection to the network as USW uses for provision of services to USW end users. The direct connection to USW's network is provided to ATTI through direct use of USW's existing cross connection network. ATTI and USW will share the same distributing frames for similar types and speeds of equipment, where technically feasible and space is available on the shared frame. ATTI shall be permitted to provision cross connects from its collocated facilities to those of other collocated parties ("CLEC Cross Connects"). ATTI may provision such CLEC Cross Connects itself, so long as ATTI has obtained status as an approved vendor of USW, or ATTI may use any other vendor who has obtained status as an approved vendor of USW. . ATTI may, at its election, use the ICDF for CLEC Cross Connects or may directly cable between the ATTI collocation space and the collocation space of another Co-Provider. USW must verify cable racking capacity and availability and establish the path through the wire center before ATTI establishes CLEC Cross Connects or direct cables from ATTI's collocation space to the collocation space of another Co-Provider.

      40.24 COLLOCATION TERMS AND CONDITIONS - VIRTUAL COLLOCATION

          40.24.1 USW is responsible for installing and maintaining Virtually Collocated equipment for the purpose of Interconnection to UNEs.

          40.24.2 ATTI will be responsible for obtaining and providing to USW administrative codes, and equipment information, for any equipment provided by ATTI where such codes exist.

          40.24.3 ATTI shall ensure that upon receipt of ATTI's Virtually Collocated equipment by USW, all warranties and access to ongoing technical support are passed through to USW, all at ATTI's expense. ATTI shall advise the manufacturer and seller of the virtually collocated equipment that ATTI's equipment will be possessed, installed and maintained by USW.

          40.24.4 ATTI's virtually collocated equipment must comply to the same extent as USW's equipment with the Telcordia Technologies Network Equipment Building System (NEBS) Generic Equipment Requirements TR-NWT-000063, reasonable USW Wire Center environmental and transmission standards and any statutory (local, state or federal) and/or regulatory and safety requirements in effect at the time of equipment installation or that subsequently become effective. ATTI shall provide USW interface specifications (e.g., electrical, functional, physical and software) of ATTI's virtually collocated equipment.

          40.24.5 ATTI must specify all software options and associated plug-ins for its virtually collocated equipment.

          40.24.6 ATTI will be responsible for payment of reasonable USW
                  Direct Training Charges associated with training USW employees for the maintenance, operation and installation of ATTI's Virtually Collocated equipment when such equipment is different than the standard equipment used by USW in that Wire Center. This includes reasonable per diem charges (i.e., expenses based upon

                                                                          Part A

                  effective USW labor agreements) travel and lodging incurred by USW employees attending a vendor-provided training course.

          40.24.7 ATTI will be responsible for payment of WPUC approved charges incurred in the maintenance and/or repair as requested by ATTI for ATTI's virtually collocated equipment. Any activity for which there is no currently applicable WPUC approved rate shall be developed by USW and subject to acceptance by ATTI.

      40.25 COLLOCATION TERMS AND CONDITIONS - CAGED PHYSICAL COLLOCATION

          40.25.1 USW shall provide Caged Physical Collocation to ATTI for interconnection or access to UNEs and/or terminating EAS/Local traffic, except that USW may provide for Cageless Physical or Virtual Collocation if USW demonstrates in accordance with the FCC Order to the Commission that Caged Physical Collocation is not practical for technical reasons such as space limitations, as provided in Section 251 (c)(6) of the Act. ATTI shall have the right to select technically feasible alternatives, such as Cageless Collocation, in lieu of Caged Collocation even where Caged Collocation is available if ATTI so desires. USW shall provide basic telephone service with a connection jack at the request of ATTI for the Physical or Cageless Physical Collocated space. Upon ATTI's request, this service shall be available per standard USW business service provisioning processes.

          40.25.2 Caged Physical Collocation is offered in Wire Centers on a space-available, first come, first-served basis.

             40.25.2.1. The maximum standard leasable amount of floor space for Caged Physical Collocation is 400 square feet. Requests greater than 400 square feet will be considered by USW on an individual case basis. ATTI must efficiently use the leased space; meaning that no more than 50% of the floor space may be used for storage cabinets and work surfaces

          40.25.3 ATTI's leased floor space will be separated from other Co-Providers and USW space through a cage enclosure unless the space is provided under a Shared Space Collocation arrangement in which case there will not be any cage delineation. USW or another sub-contractor selected by ATTI from the USW list of approved subcontractors will construct the cage enclosure. All ATTI equipment placed will meet NEBS safety standards, to the extent USW equipment meets such standards, and will be installed in accordance with USW Technical Publication 77350, to the extent that such Publication is reasonably available to ATTI and its vendors, and will comply with any local, state, or federal regulatory and safety requirements in effect at the time of equipment installation or that subsequently become effective.

          40.25.4 USW will designate and design the floor space within each Wire Center, which will constitute ATTI's leased space.

          40.25.5 When USW constructs the Caged Physical space, USW will ensure that the necessary construction work (racking, ducting, caging, grounding, terminations, environmental designs, AC and DC power, etc.) is performed to build ATTI's leased physical space and the riser from the vault to the leased physical space, pursuant to Technical Publication 77350.


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                                                                          Part A

          40.25.6 ATTI owns and is responsible for the installation, maintenance and repair of its telecommunications equipment located within the physically collocated space rented from USW.

          40.25.7 Shared Space Caged Physical Collocation is covered in subsequent Sections of this Agreement.

          40.25.8 For Collocation entrance facilities, USW will extend USW-provided and owned fiber optic cable from the POI to ATTI's leased physical space. ATTI will procure, install and maintain all fiber optic facilities up to the POI.

          40.25.9 Upon completion of the construction of the collocation project, USW will work cooperatively with ATTI in matters of joint testing and maintenance.

         40.25.10 If, during installation, USW reasonably determines ATTI activities or equipment do not comply with the NEBS safety standards listed in this Section with which USW equipment complies or are otherwise unsafe, or are in violation of any applicable safety laws or regulations with which USW equipment complies, USW has the right, if ATTI refuses to perform necessary corrective work after notice to ATTI, to stop affected Collocation work until the situation is remedied. If such conditions pose an immediate threat to the safety of USW employees, interfere with the performance of USW's service obligations, or pose an immediate threat to the physical integrity of the conduit system, cable facilities or other equipment in the Wire Center, USW may perform such work and/or take action as is reasonably necessary to correct the condition at ATTI's reasonable expense

         40.25.11 If, at any time, USW reasonably determines that the equipment or the installation does not reasonably meet technical standard safety requirements which USW's equipment does meet, ATTI will be responsible for the costs associated with the removal, modification to, or installation of the equipment to bring it into compliance. If ATTI fails to take appropriate action to correct any non-compliance within fifteen (15) calendar days of written notice of noncompliance, USW may have the equipment removed or the condition corrected at ATTI's expense.

      40.26 COLLOCATION TERMS AND CONDITIONS - CAGELESS PHYSICAL COLLOCATION

          40.26.1 ATTI owns and is responsible for the installation, maintenance and repair of its telecommunications bays and equipment located within the space leased from USW. ATTI may access its own Collocated equipment.

          40.26.2 Requests for multiple bay space will be provided in adjacent bays where possible. When contiguous space is not available, bays may be commingled with other Co-Providers' equipment bays. ATTI may request a price quote for reasonable costs to rearrange USW equipment to provide ATTI with adjacent space. Such price quote will be provided within twenty-five (25) calendar days.

          40.26.3 All equipment placed will be subject to reasonable audits conducted by USW on an as needed basis. USW agrees that all audits shall be conducted in a responsible manner so as not to impair any service capabilities of ATTI. These audits will determine whether the equipment meets the standards required by this Agreement. ATTI will be notified of the results of this audit and shall, take action to rectify all non-conformities within thirty (30) calendar days of

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                  notification. If ATTI has not taken action to rectify
                  non-conformities within a reasonable time, all non-conforming items remaining may be rectified by USW and the cost assessed to ATTI.

          40.26.4 Subject only to technical feasibility and the permissible security parameters, USW will allow ATTI to collocate in any unused space in USW's premises, without requiring the construction of a room, cage, or similar structure, and without requiring the creation of separate entrance to ATTI's Collocation space. ATTI will receive direct access to its equipment. When space is legitimately exhausted in a particular USW premises, USW will permit Collocation in accordance with Section 2.1.7.

      40.27 RATE ELEMENTS - ALL COLLOCATION

          40.27.1 USW will recover WPUC approved Collocation costs through both recurring and nonrecurring charges. The charges are determined by the scope of work to be performed based on the information provided by ATTI on the Collocation Order Form. If USW determines space is available, a quote will then be developed within twenty-five (25) calendar days by USW for the work to be performed. All costs will be those costs and cost elements approved by the WPUC, in either the ATTI Contract or, to the extent applicable, interconnection arbitration or generic cost dockets,. To the extent that a rate element or rate is modified or not allowed under current WPUC rulings or in any WPUC Cost Order, the WPUC's determination will govern. All charges to ATTI shall be for those reasonable pro rata marginal costs directly attributable to ATTI and shall not include costs for (1) expenses for the benefit of USW or required to be incurred by USW in maintaining its network in accordance with reasonable industry standards and (2) expenses for the benefit of other Collocation parties. Any cost for which there is no currently applicable WPUC approved rate shall be developed by USW and subject to acceptance by ATTI.

          40.27.2 The following elements as specified in Exhibit 1 to the ATTI Contract are used to develop a price quotation in support of Collocation.

          40.27.3 Quote Preparation Fee. A non-refundable charge for the work required to verify space and develop a price quote for the total costs to ATTI for its Collocation request. The QPF is not credited against the total nonrecurring charges of the job and recovers the engineering and processing costs of the order.

          40.27.4 Collocation Entrance Facility Charge. Depending on the number of Entrance Facilities requested (single or dual) the Entrance Facility charge is applied per fiber pair. To the extent ATTI chooses to deliver fiber through an entrance facility, at each entrance ATTI will deliver a minimum 12 strand fiber cable to the POI. The facilities from the POI to the collocated equipment are owned, provided, engineered, installed and maintained by USW. The Collocation Entrance Facility includes riser, racking, fiber placement, splicing, entrance closure, conduit/innerduct, and core drilling.

          40.27.5 Cable Splicing Charge. Represents the labor and equipment to perform a subsequent splice to ATTI provided fiber optic cable after the initial installation splice. Includes per-setup and per-fiber-spliced rate elements.

          40.27.6 -48 Volt DC Power Charge. Provides -48 volt DC power to ATTI collocated equipment. Charged on a per ampere capacity specification.

                                                                          Part A

          40.27.7 -48 Volt DC Power Cable Charge. Provides for the transmission of -48 volt DC power to the collocated equipment. It includes engineering, furnishing and installing the main distribution bay power breaker, associated power cable, cable rack and local power bay to the closest power distribution bay. It also includes the power cable (A and B feeds) from the local power distribution bay to the leased physical space (for Cageless or Caged Physical Collocation) or to the collocated equipment (for Virtual Collocation). Charged per A and B feeder, per foot.

          40.27.8 Inspector Labor Charge. Provides for USW qualified personnel, acting as an inspector, when ATTI requires access to the POI after the initial installation. A call-out of an inspector after business hours is subject to a minimum charge of three (3) hours. The minimum call-out charge shall apply when no other employee is present in the location, and an 'off-shift' USW employee (or contract employee) is required to go "on-shin" on behalf of ATTI.

          40.27.9 Channel Regeneration Charge. Required when the distance from the leased physical space (for Caged Physical Collocation, Cageless Physical Collocation), or Adjacent Collocation, or from the collocated equipment (for Virtual Collocation) to the USW network is of sufficient length to require regeneration. The cost associated with regeneration will be billed to the extent permitted by WPUC rules.

         40.27.10 Cross-Connect Terminations

         40.27.11 If USW provides the equipment cable for ATTI, terminations of that cable, including hardware and installation will be provided in the following increments:

                        DS0 and analog lines- In blocks of 100 terminations. DS1 - In increments of 28 terminations
                        D53 - In increments of 1 coax pair
                        OCn Level Terminations - In increments of 1 fiber pair

                  These elements include USW provided equipment cables, terminating blocks, installation labor and associated racking required between ATTI collocated equipment and the cross-connect device where the terminations appear.

         40.27.12 If ATTI elects to provide the equipment cable, rates are applied on a per termination basis for DS0 and analog lines, DS1, DS3s and Ocn as shown below:

                        DS0 and analog lines Per Termination
                        DS1 Per Termination
                        DS3 Per Termination
                        OCn Level Per Termination

                  These elements include USW provided termination blocks, installation labor and associated racking between ATTI collocated equipment and the cross-connect device where the terminations appear.

         40.27.13 Collocation Cable Racking. An WPUC approved charge for cable racking required for placement of ATTI's supplied equipment cables from its equipment to the appropriate cross-connect device which is provided in conjunction with the DS0 and analog lines, DSI, D53 and OCn terminations. Cable Racking is assessed on a per foot charge based on number of cable pairs terminated at the various cross-connect devices.

                                                                          Part A

         40.27.14 Collocation Grounding Charge. A WPUC approved charge associated with providing grounding for ATTI's cage enclosure and equipment. Recurring and nonrecurring charges are assessed per foot to ATTI's cage enclosure or common space where required.

         40.27.15 Heating and Air Conditioning Charge. Environmental temperature control required for proper operation of electronic telecommunications equipment.

         40.27.16 Security Charge. The keys/card readers and video cameras as may be required for ATTI access to the USW Wire Center for the purpose of Collocation. Flat rate charges are assessed per ATTI representative, per each USW Wire Center to which access is required. If escort is required additional charges will apply.

      40.28 RATE ELEMENTS - VIRTUAL COLLOCATION

          40.28.1 The following rate elements apply uniquely to Virtual Collocation.

          40.28.2 Maintenance Labor. Provides for the labor necessary for repair of out of service and/or service-affecting conditions and preventative maintenance of ATTI virtually collocated equipment. ATTI is responsible for ordering and delivering maintenance spares. USW will perform maintenance and/or repair work at ATTI's request upon receipt of the replacement maintenance spare and/or equipment from ATTI. A call-out of a maintenance technician where requested by ATTI after business hours is subject to a minimum charge of three (3) hours.

          40.28.3 Training Labor. Provides for the billing of vendor-provided training for USW personnel on a metropolitan service area basis, necessary for ATTI virtually collocated equipment, that is different from USW provided equipment. USW will require a reasonably adequate number of USW employees to be trained per metropolitan service area in which ATTI virtually collocated equipment is located. If trained employees are relocated, retired, or are no longer available, USW will not require ATTI to provide training for additional USW employees for the same virtually collocated equipment in the same metropolitan area.

          40.28.4 Equipment Bay. Provides mounting space for ATTI virtually collocated equipment. Each bay includes the 7 foot bay, its installation, and all necessary environmental supports. Mounting space on the bay, including space for the fuse panel and air gaps necessary for heat dissipation is limited to 78 inches. The WPUC approved monthly rate is applied per shelf.

          40.28.5 Engineering Labor. Provides the planning and engineering of ATTI virtually collocated equipment at the time of installation, change or removal.

          40.28.6 Installation Labor. Provides for the installation, change or removal of ATTI virtually collocated equipment in consultation with ATTI.

      40.29 RATE ELEMENTS - CAGED PHYSICAL COLLOCATION

          40.29.1 Cage Enclosure. The Cage Enclosure element includes the material and labor to construct the enclosure. ATTI may choose from USW approved contractors to construct the cage, in accordance with USW's installation Technical Publication 77350. It includes a nine foot cage enclosure available in increments of 100, 200, 300 or 400 square feet, air conditioning (to support

                                                                          Part A

                  ATTI loads specified), lighting (not to exceed 2 watts per square foot), and convenience outlets (3 per cage or number required by building code). Pricing for the Cage Enclosure will be provided on an individual basis due to the uniqueness of ATTI's requirements central office structure and arrangements.

          40.29.2 Floor Space Lease. Provides the monthly lease for the leased physical space, property taxes and base operating cost without -48 volt DC power. Includes convenience 110 AC, 15 amp electrical outlets provided in accordance with local codes and may not be used to power telecommunications equipment or -48 volt DC power generating equipment. Also includes maintenance for the leased space; provides for the preventative maintenance (climate controls, filters, fire and life systems and alarms, mechanical systems, standard HVAC); biweekly housekeeping services (sweeping, spot cleaning, trash removal) of USW Wire Center areas surrounding the leased physical space and general repair and maintenance. The Floor Space Lease includes required aisle space on each side of the cage enclosure as applicable.

          40.29.3 AC Power Charge- Standard AC outlet used by ATTI for the purpose of powering test equipment, tools etc.

          40.29.4 Grounding Charge- Used to connect the Wire Center common ground to ATTI's equipment.

      40.30 RATE ELEMENTS - CAGELESS PHYSICAL COLLOCATION

          40.30.1 The supporting structure and rate elements for Cageless Physical Collocation are the same as Caged Physical Collocation, excluding the nonrecurring cage enclosure and grounding charge and any other costs reasonably avoided as a result of USW not constructing a cage and ATTI occupying a smaller space. The minimum square footage is 9 square feet per bay. AC power outlet will be provided to every other bay in the lineup. In those instances where single bays are requested and placed the single bay will have its own AC outlet.

      40.31 RATE CALCULATION -- SHARED SPACE AND CAGELESS COLLOCATION

          40.31.1 USW will pro-rate charges for site conditioning and preparation, by determining the total charge for site preparation and allocating the charge to a collocating carrier based on the percentage of the total space utilized by that carrier. ATTI will be charged only those costs directly attributable to ATTI.

      40.32 RATE ELEMENTS - ICDF COLLOCATION

          40.32.1 The nonrecurring rates for this optional cross-connect device recover USW's investment (including engineering and installation) for all DSO, analog lines, DS1 and DS3 terminations, including tie cables appropriate cross-connect device terminations, and terminations on the applicable USW frame.

          40.32.2 The recurring rate element for this optional cross-connect device recovers USW's expense for the maintenance and administration for all DSO, analog lines, DS1 and DS3 terminations, including tie cables, appropriate cross-connect device terminations, and termination on the applicable USW frame.

      40.33 ORDERING - VIRTUAL COLLOCATION

                                                                          Part A

          40.33.1 Upon receipt of a Collocation Order Form and QPF, USW will perform a feasibility study to determine if adequate space can be found for the placement of ATTI's equipment within the Wire Center. The feasibility study will be completed within ten
                  (10) calendar days of receipt of the QPF. If space is available, USW will develop a price quotation within twenty-five (25) calendar days of completion of the feasibility study. Subsequent requests to augment an existing Collocation also require receipt of a Change Order Form and QPF. Adding plug-ins, e.g., DS1 or DS3 cards to existing Virtually Collocated equipment will be processed with a shorter interval

          40.33.2 Virtual Collocation price quotes will be honored for thirty
                  (30) calendar days from the date the quote is provided to ATTI. During this period the Collocation entrance facility and space is reserved pending ATTI's approval of the quoted charges. If ATTI agrees to terms as stated in the Collocation Price Quote, ATTI must respond within 30 calendar days with a signed quote, a down payment check for 50% of the quoted charges and proof of insurance. Under normal conditions, USW will complete the installation within ninety (90) calendar days from receipt of ATTI's equipment provided that space and power is available. Any portions that cannot be completed within ninety (90) calendar days will be negotiated with ATTI on an individual case basis. The installation of line cards and other minor modifications shall be performed by USW on shorter intervals and in no instance shall any such interval exceed thirty (30) calendar days. Final Payment is due upon completion of the work and acceptance by ATTI. Recurring monthly charges for the Collocation commences upon completion of the work and acceptance by ATTI.

      40.34. ORDERING - CAGED PHYSICAL COLLOCATION

          40.34.1 Upon receipt of a Collocation Order Form and QPF, USW will perform a feasibility study to determine if adequate space can be found for the placement of ATTI's equipment within the Wire Center. The feasibility study will be provided within ten (10) calendar days from date of receipt of the QPF. If Collocation entrance facilities and office space are found to be available, USW will develop a quote for the supporting structure within twenty-five (25) calendar days of providing the feasibility study. Caged Physical Collocation price quotes will be honored for thirty (30) calendar days from the date the quote is provided. Upon receipt of the signed quote, 50% down and proof of insurance, space will be reserved and construction of the Collocation space by USW will begin. The cage will be available to ATTI for placement of its equipment within ninety (90) calendar days of receipt of the 50% down payment. Depending on specific Wire Center conditions, shorter intervals may be available. USW agrees to notify ATTI as soon as USW is aware that completion of the collocation space will occur prior to the normal 90 day interval. Final payment is due upon completion of work and acceptance by ATTI. Recurring monthly charges for the Collocation commence upon the completion of the Collocation and acceptance by ATTI.

          40.34.2 Due to variables in equipment availability and scope of the work to be performed, additional time in special circumstances may be required for implementation of the structure required to support the Collocation request. Examples of structure that may not be completed within ninety (90) calendar days may include additional time for placement of a POI, DC power upgrades and space reclamation required to meet ATTI's Collocation request. Such variables when identified by U S WEST will be disclosed to ATTI as soon as possible.

                                                                          Part A

      40.35 ORDERING - CAGELESS PHYSICAL COLLOCATION

          40.35.1 Upon receipt of a Collocation Order Form and QPF, USW will perform a feasibility study to determine if adequate space can be found for the placement of ATTI's equipment within the Wire Center. The feasibility study will be provided within ten (10) calendar days from date of receipt of the Collocation Order Form and QPF. If Collocation entrance facilities and office space are found to be available, USW will develop a quote for supporting structure within twenty-five (25) calendar days of providing the feasibility study. Cageless Physical Collocation price quotes will be honored for thirty (30) calendar days from the date the quote is provided. If ATTI agrees to terms as stated in the Collocation Price Quote, ATTI must respond within thirty (30) calendar days with a signed quote, a check for 50% of the quoted charges and proof of insurance. Upon receipt of the signed quote, 50% payment and proof of insurance, construction by USW will begin. The cageless, physical space including equipment bays provided by ATTI and associated apparatus provided by USW, will be available to ATTI for placement of its equipment within ninety (90) calendar days of receipt of the 50% down payment. Depending on specific Wire Center conditions, shorter intervals may be available. USW will identify for ATTI those Wire Centers where such shorter intervals are available and provide an estimated revised shorter interval. Final payment is due upon completion of work and acceptance by ATTI. Recurring monthly charges for the Collocation commence upon the completion of the Collocation.

          40.35.2 Due to variables in equipment availability and scope of the work to be performed, additional time may be required for implementation of the structures required to support the Collocation request. Examples of structure that may not be completed within ninety (90) calendar days may include additional time for placement of a POI, DC power upgrades and space reclamation required to meet ATTI's Collocation request. Such variables will be immediately identified by U S WEST for ATTI as soon as possible and no later than ten (10) days after completion of the feasibility study.

      40.36 ORDERING - ICDF COLLOCATION

          40.36.1 Upon receipt of a Collocation Order Form, and to the extent ATTI in its sole discretion exercises the option to use ICDF Collocation, USW will verify if ICDF capacity is available at the requested Wire Center. Verification of cross-connection capacity will be completed within ten (10) calendar days. USW will develop a cost quotation for the requested Collocation within twenty-five (25) calendar days from verification. In those Wire Centers where ICDFs have not been previously placed, USW will make ICDFs available within ninety (90) calendar days of verification. USW provides a web site indicating those Wire Centers where collocation space is not available.

          40.36.2 Within thirty (30) calendar days of USW providing the quotation, ATTI will accept or reject the quotation. Acceptance shall require payment to USW of fifty percent of the nonrecurring and construction charges provided on the quotation.

          40.36.3 As part of the ordering process, ATTI will provide at a minimum a reasonable eighteen month forecast for each Wire Center in which it intends to utilize the appropriate cross-connect device. Included in this forecast will be reasonable

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                                                                          Part A

                  estimates of the termination type (DS0 and analog lines, DS1, DS3) and the quantity of each termination required. Appropriate cross-connect device terminations must be ordered in multiples of the following quantities:

                        100 DS0 and analog line terminations
                        28 DS1 terminations
                        1 DS3 termination

      40.37 ORDERING - ALL COLLOCATION

          40.37.1 Any changes, modifications or additional engineering requested by ATTI, subsequent to its initial order, as to the type and quantity of equipment or other aspects of the original Collocation request, must be submitted with a Collocation Change Form. Such requests will not cause the original Collocation job to vary from the committed ready for service date. USW will respond within a reasonable time after receipt of such request and identify any reason why ATTI's Collocation will be delayed and, if so, for how long. A subsequent collocation change form and QPF will only be required for major changes, as agreed by the parties. Disputes as to whether a change is "major" shall be resolved as described in the Dispute Resolution section of this agreement. In the event of a dispute, USW shall proceed to process the request upon receipt of the requested collocation change form and QPF, subject to true up and reimbursement back to ATTI upon resolution of the dispute.

          40.37.2 Intervals for Collocation from request date to turnover date shall be a maximum anywhere from 147 -- 177 calendar days from the request date (see section 40.46), depending upon when USW receives ATTI's approval of the quote. USIA' will permit a reasonable number of site visits during construction of a Collocation site at the request of ATTI.

          40.37.3 A request by ATTI to cross connect with another collocated provider, with or without using ICDF Collocation, will be considered a new Collocation request and will result in the application of a specific "cage to cage cross connect" QPF. Until the cost is developed for this specific QPF, the cost will be determined on an ICB basis. In the event ATTI requests cross connection with another collocated provider without using ICDF Collocation, USW shall verify capacity on, and identify, a route for the cross connection facilities within seven (7) days of ATTI's request. USW shall then allow ATTI thirty (30) days to construct the cross connection facilities necessary for the cross connection or, upon ATTI's request, USW shall provide a quote for, and complete construction of, such facilities within the timeframes established for ICDF Collocation.

          40.37.4 Upon ATTI's request for cross connection with another collocated provider, USW may not withhold reasonably available cable racking or a reasonable route for the cross connection facilities required. If USW informs ATTI that a reasonable route or cable racking does not exist to accommodate ATTI's request, ATTI will have the rights conferred on it in this Agreement and by law relating to the verification of space exhaustion.

      40.38 BILLING - ALL COLLOCATION

          40.38.1 Upon completion of the Collocation construction activities and payment of the WPUC approved remaining nonrecurring balance, USW will provide ATTI a

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                                                                          Part A

                  completion package that will initiate the recurring Collocation charges. USW will begin billing the WPUC approved monthly recurring charges stated in the quote and completion package.

          40.38.2 In the event USW has completed all associated construction activities and ATTI has not completed its associated activities (e.g., delivering fiber to the POI, providing tie cables for connecting to the distribution frames, etc.), USW will begin billing for all monthly Collocation charges. When ATTI is ready to complete its activities, final test and turn-up will be performed under the maintenance and repair process contained herein.

      40.39 BILLING - VIRTUAL COLLOCATION

          40.39.1 Virtual Collocation will be considered complete when the POI has been constructed, the shared fiber Collocation entrance facility has been provisioned, and the collocated equipment has been installed. Cooperative testing between ATTI and USW may be negotiated and performed to ensure continuity and acceptable transmission parameters in the facility and equipment. Any additional joint testing can be provided by agreement of the parties under rates and terms specified in this Agreement.

      40.40 BILLING - CAGED AND CAGELESS PHYSICAL COLLOCATION

          40.40.1 Upon completion of USW construction activities and ATTI payment of the remainder of the WPUC approved nonrecurring charges, USW will allow ATTI full and complete access to the Collocation space. USW will activate monthly billing for the leased space and turn over access to the space with all security and access privileges. ATTI will sign off on the completion of the physical space via the Caged or Cageless Physical Collocation completion package. ATTI may then proceed with the installation of its equipment in the Collocation space. Such installation may commence earlier, upon payment of the balance of the non-recurring charges and commencement of the floor space rental and prior to final completion of the space, if consistent with applicable safety standards and reasonable industry practice. Once ATTI's equipment has been installed and cable is provided for ATTI's equipment terminations, USW will complete all remaining work activities.

      40.41 MAINTENANCE AND REPAIR

          40.41.1 Virtual Collocation

              40.41.1.1 Maintenance Labor, Inspector Labor, Engineering
                        Labor and Equipment Labor business hours are considered to be Monday through Friday, 8:00am to 5:00pm (local time) and after business hours are after 5:00pm and before 8:00am (local time), Monday through Friday, all day Saturday, Sunday and holidays.

              40.41.1.2 Installation and maintenance of ATTI's virtually collocated equipment will be performed by USW or a USW authorized vendor.

              40.41.1.3 Upon failure of ATTI's virtually collocated
                        equipment, ATTI is responsible for transportation and delivery of maintenance spares to USW at the Wire Center housing the failed equipment. ATTI is responsible for purchasing and maintaining a supply of spares.

                                                                          Part A

      40.42 Caged Physical Collocation

          40.42.1 ATTI is solely responsible for the maintenance and repair of its equipment located within ATTI's caged space. If two or more Co-Providers agree to a Shared Space Caged Physical Collocation arrangement, such collocators are solely responsible for any and all maintenance, security and repair arrangements necessitated by such sharing. USW assumes no liability for any damages relating to Shared Space Caged Physical Collocation or related personnel disputes among the parties to those arrangements.

      40.43 Cageless Physical Collocation

          40.43.1 ATTI is solely responsible for the maintenance and repair of its equipment located within ATTI's cageless physical space.

      40.44 ICDF Collocation

          40.44.1 To the extent that ATTI chooses to utilize ICDF Collocation, ATTI is responsible for block and jumper maintenance at the appropriate cross-connect device and using correct procedures to dress and terminate jumpers on the appropriate cross-connect device, including using fanning strips, retaining rings, and having jumper wire on hand, as needed. Additionally, ATTI is required to provide its own tools for such operations. In the event of a dispute, the Dispute Resolution section of this agreement will be available to either Party.

      40.45 DISPUTE RESOLUTION

          40.45.1 Not withstanding any provisions in this document or the Interconnection Agreement to the contrary, the Parties hereby agree that, in a dispute that relates to the timeliness of USW's processing or provisioning of a request or order for Collocation made by ATTI, either Party may immediately request resolution using the dispute resolution section of this agreement. In the event the Parties disagree on a price quote, or USW's entitlement to impose such costs, USW will agree, upon payment by ATTI of the quoted price, to proceed to process the interconnection under this section while disputed charges are referred for dispute resolution as stated herein. The Parties further agree that all cost disputes may be resolved through the dispute resolution section of this agreement and that final decisions of the WPUC in cost docket or other proceedings will govern the final determination of all cost issues, including the "true-up" of costs already billed and collected.

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                                                                          Part A

      40.46 CAGED AND CAGELESS COLLOCATION INTERVALS

            Executed Schedule of Collocation Establishment         Calendar Days

      (1)   Receipt of Collocation Application Form and                 Day 1
            Co-provider Information Form from the CLEC with
            Interim Collocation Agreement

      (2)   Feasibility Phase include determination                     Day 10
            of the type of Collocation required and space availability.

      (3)   Quote Phase includes providing dollar                       Day 35
            quotes for the type of Collocation facilities provided.

      (4)   Approval Phase allows for ATI to                         Day 36 - 65
            review and approve the Quote.

      (5)   Engineering and Installation Phase                     Ninety (90)
                                                                   days after
                                                                   receipt of
                                                                   ATTI's
                                                                   approval and
                                                                   receipt of
                                                                   50% down
                                                                   payment.

42.   Number Portability

      42.1  Interim Number Portability (INP)

            42.1.1 General Terms

                  (a) The Parties shall provide Interim Number Portability ("INP") on a reciprocal basis to the extent technically feasible.

                  (b) Until permanent number portability is implemented by the industry pursuant to regulations issued by the FCC or the Commission, the Parties agree to provide INP to each other through Remote Call Forwarding, Direct Inward Dialing, or other appropriate means as agreed to by the Parties.

                  (c) Once permanent number portability is implemented pursuant to FCC or Commission regulation, either Party may withdraw, at any time and at its sole discretion, its INP offerings, subject to advance notice to the other Party with sufficient time to allow for coordination to allow the seamless and transparent conversion of INP Customer numbers to permanent number portability. Upon implementation of permanent number portability pursuant to FCC regulations, both Parties agree to conform and provide such permanent number portability. The Parties agree to expeditiously convert Customers from INP to permanent number

                                                                          Part A

                        portability, provided that the interim service is not removed until the Customer has been converted.

                  (d) U S WEST will update and maintain its Line Information Database ("LIDB") listings for numbers retained by ATTI and its Customer, and restrict or cancel calling cards associated with these forwarded numbers as directed by ATTI. Further, U S WEST will not block third party and collect calls to those numbers unless requested by ATTI.

                  (e) The ordering Party shall specify, on a per telephone number basis which method of INP is to be employed and the providing Party shall provide such method to the extent technically feasible.

                  (f) Where either Party has activated an entire NXX, or activated a substantial portion of an NXX with the remaining numbers in that NXX either reserved for future use or otherwise unused, if these Customer(s) choose to receive service from the other Party, the first Party shall cooperate with the second Party to have the entire NXX reassigned in the LERG (and associated industry databases, routing tables, etc.) to an End Office operated by the second Party. Such transfer will be accomplished with appropriate coordination between the Parties and subject to appropriate industry lead-times for movement of NXXs from one switch to another.

            42.1.2 Description Of Service

                  (a) Interim Number Portability Service ("INP") is a service arrangement that can be provided by U S WEST to ATTI or by ATTI to U S WEST.

                  (b) INP applies to those situations where an end-user Customer elects to change service providers, and such Customer also wishes to retain its existing or reserved telephone number(s). INP consists of providing the capability to route calls placed to telephone numbers assigned to one Party's switches to another Party's switches.

                  (c) INP is available as INP-Remote Call Forwarding ("INP-RCF") permitting a call to a U S WEST assigned telephone number to be translated to ATTI's dialable local number. ATTI may terminate the call as desired. Additional capacity for simultaneous call forwarding is available where technically feasible on a per path basis. ATTI will need to specify the number of simultaneous calls to be forwarded for each number ported.

                  (d) DID is another INP method that makes use of direct inward dialing trunks. Each DID trunk group used for INP is dedicated to carrying DID INP traffic between the U S WEST end office and the ATTI switch. Traffic on these trunks cannot overflow to other trunks, so the number of trunks shall be conservatively engineered by U S WEST. Also, inter-switch signaling is usually limited to multi-frequency (MF). This precludes passing Calling Line ID to the ATTI switch.

                  (e) RI-PH will route a dialed call to the U S WEST switch associated with the NXX of the dialed number. The U S WEST switch shall then insert a prefix onto the dialed number which identifies how the call is to be routed to ATTI. The prefixed dialed number is transmitted to the

                                                                          Part A

                        U S WEST tandem switch to which ATTI is connected. Route indexing is only available with seven (7) digit local dialing.

                  (f) The prefix is removed by the operation of the tandem switch and the dialed number is routed to ATTI's switch so the routing of the call can be completed by ATTI.

                        i. DN-RI is a form of RI-PH that requires direct trunking between the U S WEST switch to which the ported number was originally assigned and the ATTI switch to which the number has been ported. The
                              U S WEST switch shall send the originally dialed number to the ATTI switch without a prefix.

                        ii. U S WEST shall provide RI-PH or DN-RI on an individual telephone number basis, as designated by ATTI. Where technically feasible, calls to ported numbers are first directed to the ATTI switch over direct trunks but may overflow to tandem trunks if all trunks in the direct group are occupied.

                        iii. For both RI-PH and DN-RI the trunks used may, at ATTI's option, be the same as those used for exchange of other local traffic with U S WEST. At ATTI's option, the trunks shall employ SS7 or in band signaling and may be one way or two way.

                  (g)   INP is subject to the following restrictions:

                        i. An INP telephone number may be assigned by ATTI only to ATTI's Customers located within U S WEST's local calling area and toll rating area that is associated with the NXX of the ported number. This is to prevent the possibility of Customers using number portability to extend the local calling area.

                        ii. INP is applicable only if ATTI is engaged in a reciprocal traffic exchange arrangement with U S WEST.

                       iii. INP is not offered for NXX Codes 555, 976, 960 and 1+ sent-paid telephones, and Service Access Codes (i.e., 500, 700, 800/888, 900). INP is not
                              available for FGA seven-digit numbers (including foreign exchange (FEX), FX and FX/ONAL and foreign Central Office service). Furthermore, INP numbers may only be used consistent with network efficiency and integrity, i.e., inhibitions on mass calling events.

                        iv. The ported telephone number will be returned to the switch which originally had the ported number when the ported service is disconnected. The normal intercept announcement will be provided by the porting company for the period of time until the telephone number is reassigned.

                        v. Within thirty (30) days after the Effective Date of this Agreement, U S WEST shall provide ATTI a list of those features that are not available for INP telephone numbers due to technical limitations.

            42.1.3 Ordering and Maintenance

                                                                          Part A

                  (a) ATTI is responsible for all direct interactions with ATTI's end users with respect to ordering and maintenance.

                  (b) U S WEST shall exchange with ATTI SS7 TCAP messages as required for the implementation of Custom Local Area Signaling Services (CLASS) or other features available in the U S WEST network.

                  (c) Each Party's designated INP switch must return answer and disconnect supervision to the other Party's switch.

                  (d) U S WEST shall disclose to ATTI any technical or capacity limitations that would prevent use of a requested INP in a particular switching office.

                  (e) The Parties will develop and implement an efficient deployment process to ensure call routing integrity for toll and local calls, with the objective to eliminate Customer downtime.

                  (f) For INP, ATTI shall have the right to use the existing U S WEST 911 infrastructure for all 911 capabilities. When RCF is used for ATTI subscribers, both the ported numbers and shadow numbers shall be stored in the ALI databases. ATTI shall have the right to verify the accuracy of the information in the ALI databases via direct connection to the SCC ALI database pursuant to the same process and procedures SCC makes available to U S WEST.

      42.2  Permanent Number Portability (PNP)

           42.2.1 Upon implementation of Permanent Number Portability (PNP) pursuant to FCC regulations, both Parties agree to conform and provide such Permanent Number Portability. To the extent consistent with the FCC rules as amended from time to time, the requirements for PNP shall include the following:

      42.2.2 Subscribers must be able to change local service providers and retain the same telephone number(s) consistent with FCC rules and regulations.

           42.2.3 The PNP network architecture shall not subject alternate local exchange carriers to any degradation of service compared to U S WEST in any relevant measure, including transmission quality, switching and transport costs, increased call setup time and post-dial delay, and ATTI shall not be required to rely on the U S WEST network for calls completing to its ported Customers.

           42.2.4 When an office is equipped with PNP, in accordance with the procedures specified by the North American Numbering Council, the NXXs in the office shall be defined as portable and translations will be changed in the Parties' switches to open those NXXs for database queries.

           42.2.5 When an NXX is defined as portable, it shall also be defined as portable in all PNP-capable offices which have direct trunks to the given switch.

          42.2.6. Upon introduction of PNP in a Metropolitan Statistical Area ("MSA"), the applicable switches will be converted according to a published schedule with no unreasonable delay. All portable NXXs shall be recognized as portable, with queries launched from these switches.

                                                                          Part A

           42.2.7 Prior to implementation of PNP, the Parties agree to develop, implement, and maintain efficient methods to maintain 911 database integrity when a subscriber ports to another service provider. The Parties agree that the Customer should not be dropped from the 911 database during the transition.

           42.2.8 When a subscriber ports to another service provider and has previously secured a reservation of line numbers from the donor provider for possible activation at some future point, these reserved but inactive numbers shall "port" along with the active numbers being ported by the subscriber. So long as ATTI maintains the reserved numbers, U S WEST shall not reassign said numbers. The Parties will allocate the revenue generated from number reservations in accordance with a schedule to be mutually agreed upon by the Parties within ninety (90) days of the Effective Date of this Agreement.

           42.2.9 During the process of porting a subscriber, the donor service provider shall implement the 10-Digit trigger feature when the technology is made available in each switch in accordance with the schedules adopted by the FCC. When the donor provider receives the porting request, the unconditional trigger shall be applied to the subscriber's line at the time that has been agreed to via the Western Region LNP Operations Guidelines in order to overcome donor network time delays in the disconnection of the subscriber. Alternatively, when an activation notice is sent to an NPAC to trigger a broadcast to service provider databases, the donor switch shall have its translations changed to disconnect the subscriber's line within thirty (30) minutes or less after the donor network Local SMS's has received the broadcast. Porting requests that require coordination between service providers in accordance with the guidelines, will be handled on a case-by-case basis and will not be covered by the above.

           42.2.10 Both ATTI and U S WEST shall:

                  (a)   support all emergency and operator services.

                  (b) use scarce numbering resources efficiently and administer such resources in a competitively neutral manner.

                  (c) jointly cooperate with each other to provide the information necessary to rate and bill all types of calls.

                  (d) jointly cooperate with each other to apply PNP consistently on a nationwide basis, and in accordance with all FCC directives.

          42.2.11 A ten-digit code, consistent with the North American Numbering Plan, shall be used as a network address for each switch that terminates subscriber lines, i.e., an end office. This address shall support existing six-digit routing and may be implemented without changes to existing switch routing algorithms. In existing end offices, this address shall be selected from one of its existing NPA-NXXs. New end offices shall be assigned an address through normal administrative processes.

          42.2.12 PNP employs an "N-1" (N minus 1) Query Strategy for interLATA or intraLATA toll calls, by which the originating carrier will pass the call to the appropriate toll carrier who will perform a query to an external routing database and efficiently route the call to the appropriate terminating local carrier either directly or through an access tandem office.

                                                                          Part A

          42.2.13 U S WEST shall furnish ATTI with the first six (6) digits of the originating address when it supplies ATTI with the Jurisdiction Information Parameter for the originating address message.

          42.2.14 U S WEST agrees to begin the introduction of PNP to end user subscribers who may begin changing local service providers and retaining their existing telephone number based on the time line set out by the FCC in its Telephone Number Portability Order (CC Docket No. 95-116), or in accordance with a Commission order if such time for introduction of PNP set by the Commission is earlier than would result under the FCC Order.

          42.2.15 The generic requirements for the PNP alternative will be implemented in accordance with industry-standard specifications.

          42.2.16 For a local call to a ported number, the originating carrier is the "N-1" carrier. It will perform an external database query as soon as the call reaches the first PNP-capable switch in the call path and pass the call to the appropriate terminating carrier. A PNP-capable originating switch shall query on a local call to a portable NXX as soon as it determines that it (the originating switch) does not serve the dialed number.

          42.2.17 U S WEST shall be the default carrier for database queries where ATTI is unable to perform its own query due to abnormal conditions. ATTI shall be the default carrier for database queries where U S WEST is unable to perform its own query due to abnormal conditions.

          42.2.18 U S WEST will provide ATTI PNP for subscribers moving to a different location, or staying at the same location, within the same rate center area.

          42.2.19 U S WEST will work cooperatively with other local service providers to establish the Western Region Number Portability Administration Center / Service Management System (SMS). The SMS shall be administered by a neutral third party to provide for the efficient porting of numbers between carriers. There must be one (1) exclusive NPAC per portability State or region, and U S WEST shall provide all information uploads and downloads regarding ported numbers to/from, respectively, the exclusive NPAC. U S WEST and ATTI shall cooperate to facilitate the expeditious deployment of PNP through the process prescribed by the FCC, including, but not limited to, participation in the selection of a neutral third party and development of SMS, as well as SMS testing for effective procedures, electronic system interfaces, and overall readiness for use consistent with that specified for provisioning in this Agreement.

      42.3  Requirements for INP and NP

           42.3.1 (Intentionally left blank for numbering consistency)

           42.3.2 Cut-Over Process

                  The Parties shall cooperate in the process of porting numbers from one carrier to another so as to limit service outage for the ported subscriber. This shall include, but not be limited to, each Party updating its respective network element translations within fifteen (15) minutes following notification by the industry SMS, or ported-to local service provider, and deploying such temporary translations as may be required to minimize service outage, e.g., unconditional

                                                                          Part A

                  triggers. In addition, ATTI shall have the right to determine who initiates the order for INP in specific cut-over situations. The time frames in this paragraph shall be pursuant to Generic Requirements for SCP Application and GTT Function for Number Portability, Issue 0.99, January 6, 1997 and subsequent versions which may be adopted from time to time. The Parties shall cooperate to review, and, if necessary, adjust the above time frame based on their actual experiences.

           42.3.3 Testing

                  U S WEST and ATTI shall cooperate in conducting ATTI's testing to ensure interconnectivity between systems. U S WEST shall inform ATTI of any system updates that may affect the ATTI network and U S WEST shall, at ATTI's request, perform tests to validate the operation of the network. Additional testing requirements may apply as specified by this Agreement.

           42.3.4 Engineering and Maintenance

                  (a) U S WEST and ATTI will cooperate to ensure that performance of trunking and signaling capacity is engineered and managed at levels which are at least the same level of service as provided by U S WEST to its subscribers and to ensure effective maintenance testing through activities such as routine testing practices, network trouble isolation processes and review of operational elements for translations routing and network fault isolation.

                  (b) Additional specific engineering and maintenance requirements shall apply as specified in this Agreement.

           42.3.5 Recording and Billing

                  The Parties shall provide each other with accurate billing and subscriber account record exchange data necessary for billing their subscribers whose numbers have been ported.

           42.3.6 Operator Services and Directory Assistance

                  With respect to operator services and directory assistance associated with NP for ATTI subscribers, U S WEST shall provide the following:

                  (a)   While INP is deployed and prior to conversion to PNP:

                        i. The Parties acknowledge that technology, as of the Effective Date of this Agreement, does not permit the provision of BLV/BLI to ported numbers. When such becomes available in the U S WEST network, such technology shall be made available to ATTI.

                        ii. U S WEST shall allow ATTI to order provisioning of Telephone Line Number (TLN) calling cards and Billed Number Screening (BNS), in its LIDB, for ported numbers, as specified by ATTI, U S WEST shall continue to allow ATTI access to its LIDB. Other LIDB provisions are specified in this Agreement.

                        iii. Where U S WEST has control of Directory Listings for NXX codes containing ported numbers, U S WEST shall maintain entries for

                                                                          Part A

                              ported numbers as specified by ATTI in accordance with the Listings Section of this Agreement.

                  (b)   When PNP is in place:

                        i. The provisions in Section 42.3.6 preceding, shall apply when PNP is in place.

                        ii.   If Integrated Services Digital Network User Part
                              (ISUP) signaling is used, U S WEST shall provide the Jurisdiction Information Parameter in the SS7 Initial Address Message. (See Generic Switching and Signaling Requirements for Number Portability, Issue 1.0, February 12, 1996 (Editor- Lucent Technologies, Inc.)).

                        iii. The Parties shall provide, when received from the NPAC, a 10-Digit Global Title Translation (GTT) Node for routing queries for TCAP-based operator services (e.g., LIDB). The acquiring company will provide the GTT to the NPAC. The NPAC will distribute this information to the donor company and all other parties.

                        iv. U S WEST OSS shall meet all requirements specified in "Generic Operator Services Switching Requirements for Number Portability," Issue 1.1, June 20, 1996, as updated from time to time.

43.   Dialing Parity

      43.1 The Parties shall provide dialing parity to each other as required under Section 251(b)(3) of the Act or state law or regulation as appropriate. This Agreement does not impact either Party's ability to default intraLATA toll via a specific dialing pattern until otherwise required by the Act or the Commission.

      43.2 U S WEST shall ensure that all ATTI Customers experience the same dialing parity as similarly-situated Customers of U S WEST services, such that, for example for all call types: (a) an ATTI Customer is not required to dial any greater number of digits than a similarly-situated U S WEST Customer; and (b) the ATTI Customer may retain its local telephone number, so long as the Customer continues receiving service in the same central office serving area.

44.   Directory Listings

      The publication of directories, Directory Listings, directory databases and associated related services shall be governed by the terms and conditions contained within Docket No. UT-941464 & UT-94146. To the extent not inconsistent therewith, the following Section 44 shall apply.(19)

      44.1  Directory Listings General Requirements

           44.1.1 This Section 44 pertains to Directory Listings requirements for the appearance of ATTI end user Directory Listings in directory assistance service or directory product.

----------
(19) Per AT&T Order at page 32, Issues 66-67.

                                                                          Part A

           44.1.2 U S WEST shall include in its master Directory Listing database all list information for ATTI Customers.

           44.1.3 U S WEST shall not sell or license, nor allow any third party, the use of ATTI Customer Listings without the prior written consent of ATTI. U S WEST shall not disclose nor allow any third party to disclose non-listed name or address information for any purpose other than what may be necessary to complete directory distribution.

           44.1.4 ATTI Customer Listings in the U S WEST Directory Assistance database and Directory Listing database shall be co-mingled with Listings of U S WEST and other CLEC Customers.

           44.1.5 Each ATTI Customer Primary Listing shall be provided, at no charge, the same white page listings that U S WEST provides its Customers.

           44.1.6 Each ATTI business Customer Primary Listing shall be provided, at no charge, the same yellow page classified courtesy Listings that U S WEST provides its Customers.

           44.1.7 U S WEST shall also ensure that its directory publisher publishes all types of Listings for ATTI Customers that are available to U S WEST Customers under the same terms, and conditions, including but not limited to:

                  (a)   Foreign Listings
                  (b)   Reference Listings
                  (c)   Information Listings
                  (d)   Alternate call Listings
                  (e)   Multi-line Listings
                  (f)   Multi-line/Multi-owner Listings

           44.1.8 ATTI end user Listings properly identified by ATTI as Local, State, and Federal government Listings shall be appropriately coded in the U S WEST Directory Listing database. U S WEST will provide government code information to ATTI.

           44.1.9 The listing and handling of ATTI listed and non-listed telephone numbers shall be at least at parity with that provided by U S WEST to its own Customers, including ATTI customers who have ported telephone numbers from U S WEST.

          44.1.10 U S WEST shall ensure that its directory publisher publishes ATTI sales, service, billing, and repair information for business and residential Customers, along with the ATTI logo in the customer information/guide pages of each directory at no charge to ATTI.

          44.1.11 U S WEST is responsible for maintaining Listings, including entering, changing, correcting, rearranging and removing listings in accordance with ATTI orders. Upon request, and at least one (1) month prior to a given white page directory close, a method of reviewing and correcting Listings will be provided.

          44.1.12 (Deleted per Arbitrator's Recommendations.)(20)

----------
(20) Per AT&T Recommendations at page 10, Issue 135.

                                                                          Part A

          44.1.13 U S WEST will permit ATTI Customers to place orders for Premium Listings and privacy listings. ATTI will be charged for Premium Listings and privacy listings at U S WEST's general exchange tariff rates less the wholesale discount rate. The Premium and privacy listing charges will be billed to ATTI and itemized at the telephone number sub-account level.

          44.1.14 U S WEST shall ensure a third party distributes appropriate alphabetical and classified directories (white and yellow pages) and recycling services to ATTI Customers at parity with U S WEST end users, including providing directories, a) upon establishment of new service; b) during annual mass distribution; and c) upon Customer request.

          44.1.15 At no charge, U S WEST shall ensure that its directory publisher prominently indicates on each directory cover that the directory includes the Listings of all Customers without regard to which company serves them.(21)

          44.1.16 U S WEST will provide the option of having Centrex users listed when ATTI purchases Centrex-type services for resale.

      44.2  Scope

           44.2.1 ATTI grants U S WEST a non-exclusive license to incorporate Listings information into its Directory Assistance database. ATTI shall select one of two options for U S WEST's use of Listings and dissemination of Listings to third parties.

                  EITHER:

                  a. Treat the same as U S WEST's end user Listings -- No prior authorization is needed for U S WEST to release Listings to directory publishers or other third parties. U S WEST will incorporate Listings information in all existing and future Directory Assistance applications developed by U S WEST. ATTI authorizes U S WEST to sell and otherwise make Listings available to directory publishers. Listings shall not be provided or sold in such a manner as to segregate end users by carrier.

                  OR:

                  b. Restrict to U S WEST's Directory Assistance Service -- Prior authorization required from ATTI for all other uses. ATTI makes its own, separate agreements with U S WEST, third Parties and directory publishers for all uses of its Listings beyond DA. U S WEST will sell or provide Listings to directory publishers (including U S WEST's publisher affiliate) or other third Parties only after the third party presents proof of ATTI's authorization. Listings shall not be provided or sold in such a manner as to segregate end users by carrier.

----------
(21) Per AT&T Recommendations at page 10, Issue 135. Modified per AT&T Approval at page 5, paragraph 6 and page 13, paragraph D.

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                                                                          Part A

                  c. U S WEST shall be entitled to retain all revenue associated with any sales pursuant to subparagraphs (a) and (b) above.(22)

           44.2.2 To the extent that state tariffs limit U S WEST's liability with regard to Listings, the applicable state tariff(s) is incorporated herein and supersedes Section 19, "Limitation of Liability", of this Agreement with respect to Listings only. Nothing contained in this section shall limit either Party's liability to the other for willful or intentional misconduct, including gross negligence.(23)

      44.3 U S WEST will take reasonable steps in accordance with industry practices to accommodate non-published and non-listed Listings provided that ATTI has supplied U S WEST the necessary privacy indicators on such Listings.

      44.4  ATTI Responsibilities

           44.4.1 ATTI agrees to provide to U S WEST its end user names, addresses and telephone numbers in a standard mechanized format, as utilized by U S WEST.

           44.4.2 ATTI will supply its ACNA/CIC or CLCC/OCN, as appropriate, with each order to provide U S WEST the means of identifying listings ownership.

           44.4.3 ATTI represents the end user information provided to U S WEST is accurate and correct. ATTI further represents that it has reviewed all listings provided to U S WEST, including end user requested restrictions on use such as non-published and non-listed.

           44.4.4 ATTI is responsible for dealings with and on behalf of ATTI's end users on the following subjects:

                  a) All end user account activity, e.g., end user queries and complaints.

                  b) All account maintenance activity, e.g., additions, changes, issuance of orders for Listings to U S WEST.

                  c) Determining privacy requirements and accurately coding the privacy indicators for ATTI's end user information. If end user information provided by ATTI to U S WEST does not contain a privacy indicator, no privacy restrictions will apply.

45.   Directories

      The publication of directories, Directory Listings, directory databases and associated related services shall be governed by the terms and conditions contained within Docket No. UT-941464 & UT-94146.(24)

----------
(22) Per AT&T Recommendations at page 11, Issue 62.
(23) Per AT&T Recommendations at page 12, Issue 63.
(24) Per AT&T Order at page 32, Issues 66-67.

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                                                                          Part A

46.   U S WEST Dex Issues

      U S WEST and ATTI agree that certain issues, such as yellow page advertising, directory distribution, access to call guide pages, and yellow page listings, will be the subject of negotiations between ATTI and directory publishers, including U S WEST Dex. U S WEST acknowledges that ATTI may request U S WEST to facilitate discussions between ATTI and U S WEST Dex.

47.   Access to Poles, Ducts, Conduits, and Rights of Way

      47.1 U S WEST shall provide ATTI equal and non-discriminatory access to poles, space, ducts, conduit, entrance facilities, ROW and any other pathways on terms and conditions equal to that provided by U S WEST to itself or to any other Person. Further, U S WEST shall not preclude or delay allocation of these facilities to ATTI because of the potential needs of itself or of any other Person except a maintenance spare may be retained as described below. (25)

      47.2 U S WEST warrants that it will provide to ATTI nondiscriminatory access to poles, pole attachments, ducts, inner ducts, conduits, building entrance facilities, building entrance links, equipment rooms, remote terminals, cable vaults, telephone closets, building risers, ROW, and other pathways owned or controlled by U S WEST, using capacity currently available or that can be made available. U S WEST shall have the full burden of proving that such access is not technically feasible. To the extent U S WEST proves infeasibility, U S WEST shall be required to provide to ATTI alternative suitable access which will not impair ATTI's ability to provide its Telecommunications Services. Such alternative access shall be technically equivalent to the requested access and shall be subject to the same terms, conditions and price as the requested access.(26)

      47.3  Definitions

            "Poles, ducts, conduits and ROW" refer to all the physical facilities and legal rights which provide for access to pathways across public and private property. These include poles, pole attachments, ducts, innerducts, conduits, building entrance facilities, building entrance links, equipment rooms, remote terminals, cable vaults, telephone closets, building risers, rights-of-way, or any other requirements needed to create pathways. These pathways may run over, under, across or through streets, traverse private property, or enter multi-unit buildings. A Right-of-Way ("ROW") is the right to use the land or other property owned, leased, or controlled by any means by U S WEST to place poles, ducts, conduits and ROW or to provide passage to access such poles, ducts, conduits and ROW. A ROW may run under, on, or above public or private property (including air space above public or private property) and shall include the right to use discrete space in buildings, building complexes, or other locations.

----------
(25) Per AT&T Order at pages 28-29, Issues 53-54.
(26) Per AT&T Order at page 29, Issue 55.

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                                                                          Part A

      47.4  Requirements

           47.4.1 U S WEST shall make poles, ducts, conduits and ROW available to ATTI upon receipt of a request for use within the time periods provided in this Section, providing all information necessary to implement such a use and containing rates, terms and conditions, including, but not limited to, maintenance and use in accordance with this Agreement and at least equal to those which it affords itself, its Affiliates and others. Other users of these facilities, including U S WEST, shall not interfere with the availability or use of the facilities by ATTI.

           47.4.2 Within ten (10) Business Days of ATTI's request for specific poles, ducts, conduits, or ROW, U S WEST shall provide any information in its possession or available to it regarding the environmental conditions of such requested poles, ducts, conduits or ROW route or location including, but not limited to, the existence and condition of asbestos, lead paint, hazardous substance contamination, or radon. Information is considered "available" under this Agreement if it is in U S WEST's possession or files, or the possession of an agent, contractor, employee, lessor, or tenant of U S WEST's that holds such information on U S WEST's behalf. If the poles, ducts, conduits or ROW contain such environmental contamination, making the placement of equipment hazardous, U S WEST shall offer alternative poles, ducts, conduits or ROW for ATTI's consideration. U S WEST shall allow ATTI to perform any environmental site investigations, including, but not limited to, Phase I and Phase II environmental site assessments, as ATTI may deem to be necessary.

           47.4.3 U S WEST shall not prevent or delay any third party assignment of ROW to ATTI.

           47.4.4 U S WEST shall offer the use of such poles, ducts, conduits and ROW it has obtained from a third party to ATTI, to the extent such agreement does not prohibit U S WEST from granting such rights to ATTI. They shall be offered to ATTI on the same terms as are offered to U S WEST. (27) U S WEST shall exercise its eminent domain power and assist ATTI in obtaining licenses when necessary to accommodate ATTI's request for access to ROW. (28) If U S WEST exercises its eminent domain authority on behalf of ATTI at ATTI's request, then ATTI shall reimburse U S WEST for U S WEST's reasonable costs, if any, incurred as a result of such exercise of its eminent domain authority.

           47.4.5 (Intentionally left blank for numbering consistency)

           47.4.6 U S WEST shall not attach, or permit other entities to attach facilities on, within or overlashed to existing ATTI facilities without ATTI's prior written consent.

           47.4.7 U S WEST agrees to provide current detailed engineering and other plant records and drawings for specific requests for poles, ducts, conduits and ROW, including facility route maps at a city level, and the fees and expenses incurred in providing such records and drawings, on the earlier of twenty
                  (20) Business Days from ATTI's request or the time within which U S WEST provides this information to itself or any other Person. Such information shall be of equal type

----------
(27) Per AT&T Order at pages 29-30, Issue 56.
(28) Per AT&T Order at pages 29-30, Issue 56.

                                                                          Part A

                  and quality as that which is available to U S WEST's own engineering and operations staff. U S WEST shall also allow personnel designated by ATTI to jointly examine with U S WEST personnel, at no cost to ATTI for such personnel, such engineering records and drawings for a specific routing at U S WEST Central Offices and U S WEST Engineering Offices upon ten
                  (10) days' written notice to U S WEST. U S WEST acknowledges that the request for information and the subject matter related to the request made under this Section shall be treated as Proprietary Information.

           47.4.8 U S WEST shall provide to ATTI a Single Point of Contact for negotiating all structure lease and ROW Agreements.

           47.4.9 U S WEST shall provide information regarding the availability and condition of poles, ducts, conduits and ROW within five
                  (5) business days of ATTI' s request if the information then exists in U S WEST's records (a records based answer) and within twenty (20) Business Days of ATTI's request if U S WEST must physically examine the poles, ducts, conduits and ROW (a field based answer) ("Request"). ATTI shall have the option to be present at the field based survey and U S WEST shall provide ATTI at least twenty-four (24) hours' notice prior to the start of such field survey. During and after this period, U S WEST shall allow ATTI personnel to enter manholes and equipment spaces and view pole structures to inspect such structures in order to confirm usability or assess the condition of the structure. U S WEST shall send ATTI a written notice confirming availability pursuant to the Request within such twenty (20) day period ("Confirmation").

          47.4.10 For the period beginning at the time of the Request and ending ninety (90) days following Confirmation, U S WEST shall reserve such poles, ducts, conduits and ROW for ATTI and shall not allow any use thereof by any Party, including U S WEST. ATTI shall elect whether or not to accept such poles, ducts, conduits and ROW within the ninety (90) day period following Confirmation. ATTI may accept such facilities by sending written notice to U S WEST ("Acceptance"). If ATTI requests reservation of poles, ducts, conduits or ROW, U S WEST may charge a reservation fee in an amount mutually agreed upon by the Parties. ATTI's obligation to pay a reservation fee shall begin on the date of the Confirmation. If the Parties are unable to agree on a reasonable reservation fee, the fee shall be established pursuant to the dispute resolution process in
                  Section 27 of Part A of this Agreement.(29)

          47.4.11 Reservation. After Acceptance by ATTI, ATTI shall have six
                  (6) months to begin attachment and/or installation of its facilities to the poles, ducts, conduits and ROW or request U S WEST to begin make ready or other construction activities. Any such construction, installation or make ready by ATTI shall be completed by the end of one (1) year after Acceptance. ATTI shall not be in default of the 6-month or 1-year requirement above if such default is caused in any way by any action, inaction or delay on the part of U S WEST or its Affiliates or subsidiaries.

----------
(29) Per AT&T Recommendations at page 16, Issue 70.

                                                                          Part A

          47.4.12 Make Ready. U S WEST shall rearrange, modify and/or make ready existing poles, ducts, conduits and ROW where necessary and feasible to provide space for ATTI's requirements. Subject to the requirements above, the Parties shall endeavor to mutually agree upon the time frame for the completion of such work within five (5) days following ATTI's request; provided, however, that any such work required to be performed by U S WEST shall be completed within sixty (60) days or a reasonable period of time based on standard construction intervals in the industry, unless otherwise agreed by ATTI in writing.

          47.4.13 New Construction. After Acceptance, U S WEST shall complete any new construction, relocation or installation of poles, ducts, conduits or ROW required to be performed by U S WEST or any U S WEST construction, relocation or installation requested by ATTI within a reasonable period of time based on standard construction intervals in the industry or sixty (60) days after obtaining all governmental authority or permits necessary to complete such construction, relocation or installation. If U S WEST anticipates that construction, relocation or installation will go beyond standard industry intervals or the sixty (60) day period, U S WEST shall immediately notify ATTI and the Parties shall mutually agree on a completion date.

          47.4.14 ATTI shall begin payment for the use of newly constructed poles, ducts, conduits, and ROW upon completion of such construction and installation and confirmation by appropriate testing methods that the facilities are in a condition ready to operate in ATTI's network or upon use (other than for testing) by ATTI, whichever is earlier.

          47.4.15 ATTI shall make payment for construction, relocation, rearrangements, modifications and make ready in accordance with Section 3.5 of Attachment 1 of this Agreement.

          47.4.16 ATTI shall begin payment for the use of existing poles, ducts, conduits and ROW upon the date of its timely Acceptance. If ATTI fails to send a timely Acceptance, its reservation shall be released.(30)

          47.4.17 ATTI may, at its option, install its facilities on poles, ducts, conduits and ROW and use ATTI or ATTI designated personnel to attach its equipment to such U S WEST poles, ducts, conduits and ROW.

          47.4.18 If available, U S WEST shall provide ATTI space in manholes for racking and storage of cable and other materials as requested by ATTI.

          47.4.19 U S WEST shall rearrange, modify and/or make ready any conduit system or poles with retired cable by removing such retired cable from conduit systems or poles to allow for the efficient use of conduit space and pole space. U S WEST shall take all reasonable steps to expand its facilities to accommodate ATTI's request, and shall do so in accordance with the time frames set forth in this Section 47(31) Before denying access based on a lack of capacity, U S WEST must explore potential accommodations with ATTI.

----------
(30) Per AT&T Recommendations at pages 16-17, Issue 155.
(31) Per AT&T Recommendations at page 17, Issue 156.

                                                                          Part A

          47.4.20 Where U S WEST has innerducts which are not, at that time, being used or are not reserved as emergency or maintenance spare in accordance with FCC rules and regulations, U S WEST shall offer such ducts for ATTI's use. U S WEST shall not reserve more than one inner duct in any conduit cross section for emergency purposes. Where only two inner ducts remain available (including an emergency spare), U S WEST shall offer ATTI the use of at least one inner duct.(32)

          47.4.21 Where a spare innerduct does not exist, U S WEST shall allow ATTI to install an innerduct in U S WEST conduit, at ATTI's cost and expense. U S WEST must review and approve any installation of inner duct in any U S WEST's duct prior to the start of construction. Such approval shall not be unreasonably delayed, withheld or conditioned. ATTI shall provide notice to U S WEST of any work activity not less than twenty-four (24) hours prior to the start of construction.

          47.4.22 Where U S WEST has any ownership or other rights to ROW to buildings or building complexes, or within buildings or building complexes, U S WEST shall offer such ROW to ATTI:

                  (a) Subject to the approval of the building owner, if required, the right to use any available space owned or controlled by U S WEST in the building or building complex to install ATTI equipment and facilities;

                  (b) Subject to the approval of the building owner, if required, ingress and egress to such space; and

                  (c) Subject to the approval of the building owner, if required, the right to use electrical power at parity with U S WEST's rights to such power.

          47.4.23 Whenever U S WEST intends to modify or alter any poles, ducts, conduits or ROW which contain ATTI's facilities, U S WEST shall provide written notification of such action to ATTI so that ATTI may have a reasonable opportunity to add to or modify its facilities. ATTI shall advise U S WEST, in writing, of its intentions to add or modify the facilities within fifteen (15) Business Days of U S WEST's notification. If ATTI adds to or modifies its facilities according to this paragraph, ATTI shall bear a proportionate share of the costs incurred by U S WEST in making such facilities accessible.

          47.4.24 ATTI shall not be required to bear any of the costs of rearranging or replacing its facilities, if such rearrangement or replacement is required as a result of an additional attachment or the modification of an existing attachment sought by any entity other than ATTI, including U S WEST.

          47.4.25 U S WEST shall maintain the poles, ducts, conduits and ROW at its sole cost. ATTI shall maintain its own facilities installed within the poles, ducts, conduits and ROW at its sole cost. In the event of an emergency, U S WEST shall begin repair of its facilities containing ATTI's facilities within a reasonable time frame based on industry standards or a time frame requested by ATTI. If U S WEST cannot begin repair within the requested time frame, upon notice and approval of U S WEST, which approval shall not be unreasonably withheld, ATTI may begin such repairs without the presence of U S WEST personnel. ATTI may climb poles and enter the manholes, handholds, conduits and equipment spaces

----------
(32) Per AT&T Order at page 29, Issue 55.

                                                                          Part A

                  containing U S WEST's facilities in order to perform such emergency maintenance, but only until such time as qualified personnel of U S WEST arrives ready to continue such repairs. For both emergency and non-emergency repairs, ATTI may use spare innerduct or conduits, including the innerduct or conduit designated by U S WEST as emergency spare for maintenance purposes; provided, however, that ATTI may only use such spare conduit or innerduct for a maximum period of ninety (90) days.

          47.4.26 In the event of a relocation necessitated by a governmental entity exercising the power of eminent domain, when such relocation is not reimbursable, all parties shall share pro rata in costs for relocating the base conduit or poles and shall each pay its own cost of cable and installation of the facilities in the newly rebuilt U S WEST poles, ducts, conduits and ROW.

48.   Bona Fide Request Process for Further Unbundling(33)

      48.1 Any request for Interconnection or access to an unbundled Network Element not already available via price lists, tariff, or as described herein shall be treated as a "Request" under this Section.

      48.2 U S WEST shall use the Bona Fide Request ("BFR") process as described in this Section 48, to determine the technical feasibility of the requested Interconnection or Network Element(s) and, for those items found to be technically feasible, to provide the terms and timetable for providing the requested items. Additionally, elements, services and functions which are materially or substantially different from those services, elements or functions already provided by U S WEST to itself, its Affiliates, Customers, or end users may, at the discretion of ATTI, be subject to this BFR process.

      48.3 A Request shall be submitted in writing and, at a minimum, shall include: (a) a complete and accurate technical description of each requested Network Element or Interconnection; (b) the desired interface specifications; (c) a statement that the Interconnection or Network Element will be used to provide a Telecommunications Service; (d) the quantity requested; (e) the location(s) requested; and (f) whether ATTI wants the requested item(s) and terms made generally available. ATTI may designate a Request as Confidential.

      48.4 Within forty-eight (48) hours of receipt of a Request, U S WEST shall acknowledge receipt of the Request and review such Request for initial compliance with Subsection 48.3 above. In its acknowledgment, U S WEST shall advise ATTI of any missing information reasonably necessary to move the Request to the preliminary analysis described in Subsection 48.5 below.

      48.5 Unless otherwise agreed to by the Parties, within thirty (30) calendar days of its receipt of the Request and all information necessary to process it,

----------
(33)  Per AT&T Order at pages 9-10, Issue 16.

                                                                          Part A

            U S WEST shall provide to ATTI a preliminary analysis of the Request. As reasonably requested by ATTI, U S WEST agrees to provide status updates to ATTI. U S WEST will notify ATTI if the quote preparation fee, if any, will exceed $5,000. ATTI will approve the continuation of the development of the quote prior to U S WEST incurring any reasonable additional expenses. The preliminary analysis shall specify whether or not the requested Interconnection or access to an unbundled Network Element is technically feasible and otherwise qualifies as a Network Element or Interconnection as defined under the Act.

           48.5.1 If U S WEST determines during the thirty (30) day period that a Request is not technically feasible or that the Request otherwise does not qualify as a Network Element or Interconnection required to be provided under the Act, U S WEST shall so advise ATTI as soon as reasonably possible of that fact, and promptly provide a written report setting forth the basis for its conclusion but in no case later than ten
                  (10) calendar days after making such determination.

           48.5.2 If U S WEST determines during the thirty (30) day period that the Request is technically feasible and otherwise qualities under the Act, it shall notify ATTI in writing of such determination no later than ten (10) calendar days after making such determination.

           48.5.3 Unless otherwise agreed to by the Parties, as soon as feasible, but no more than ninety (90) calendar days after U S WEST notifies ATTI that the Request is technically feasible, U S WEST shall provide to ATTI a Request quote which will include, at a minimum, a description of each Interconnection and Network Element, the quantity to be provided, the installation intervals (both initial and subsequent), the impact on shared systems software interfaces, the ordering process changes, the functionality specifications, any interface specifications, and either:

                  (a) the applicable rates (recurring and nonrecurring), including the amortized development costs, as appropriate pursuant to Section 48.5.4 below, of the Interconnection or Network Element; or

                  (b) the payment for development costs, as appropriate pursuant to Section 48.5.4 below, of the Interconnection or Network Element and the applicable rates (recurring and nonrecurring), excluding the development costs.

           48.5.4 The choice of using either option (a) or (b) above shall be at U S WEST's sole discretion. A payment for development cost, however, is appropriate only where ATTI is the only conceivable user of the functionality (including consideration of U S WEST as a

                                                                          Part A

                  potential user) or where the requested quantity is insufficient to provide amortization.

      48.6 If U S WEST has used option (a) above in its Request quote, then, within thirty (30) days of its receipt of the Request quote, ATTI must indicate its nonbinding interest in purchasing the Interconnection or Network Element at the stated quantities and rates, cancel it Request, or seek remedy under the dispute resolution section of this Agreement.

      48.7 If U S WEST has used option (b) above in its Request quote, then, within thirty (30) days of its receipt of the Request quote, ATTI must either agree to pay the development costs of the interconnection or Network Element, cancel its Request, or seek remedy under the dispute resolution section of this Agreement.

      48.8 If U S WEST has used option (b) in its Request quote and ATTI has accepted the quote, ATTI may cancel the Request at any time, but will pay U S WEST's reasonable development costs of the Interconnection or Network Element up to the date of cancellation.

      48.9 U S WEST will use reasonable efforts to determine the technical feasibility and conformance with the Act of the Request within the first thirty-two (32) days of receiving the Request. In the event U S WEST has used option (b) above in its Request quote and U S WEST later determines that the Interconnection or Network Element requested in the Request is not technically feasible or otherwise does not qualify under the Act, U S WEST shall notify ATTI within ten (10) Business Days of making such determination and ATTI shall not owe any compensation to U S WEST in connection with the Request. Any quotation preparation fees or development costs paid by ATTI to the time of such notification shall be refunded by U S WEST.

      48.10 To the extent possible, U S WEST will utilize information from previously developed BFRs to address similar arrangements in order to shorten the response times for the currently requested BFR. In the event ATTI has submitted a Request for an Interconnection or a Network Element and U S WEST determines in accordance with the provisions of this Section 48 that the Request is technically feasible, the Parties agree that ATTI's subsequent request or order for the identical type of Interconnection or Network Element shall not be subject to the BFR process. To the extent U S WEST has deployed an identical Network Element under a previous BFR, a subsequent BFR is not required. For purposes of this Section 48.10, an "identical" request shall be one that is materially identical to a previous request with respect to the information provided pursuant to Subsections (a) through (e) of Section 48.3 above.

      48.11 In the event of a dispute under this Section 48, the Parties agree to seek expedited Commission resolution of the dispute, to be completed within twenty (20) days of U S WEST's response denying ATTI's BFR, and in no

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            event more than thirty (30) days after the filing of ATTI's petition. Alternatively, the Parties may mutually agree to resolve any disputes under this section through the dispute resolution process pursuant to Section 27, Part A of this Agreement.

      48.12 All time intervals within which a response is required from one Party to another under this Section 48 are maximum time intervals. The Parties agree that they will provide all responses to the other Party as soon as the Party has the information and analysis required to respond, even if the time interval stated herein for a response is not over.

49.   Audit Process

      49.1 As used herein, "Audit" shall mean a comprehensive review of services performed under this Agreement. Either Party (the "Requesting Party") may perform up to three (3) Audits per 12-month period commencing with the Effective Date.

      49.2 Upon thirty (30) days' written notice by the Requesting Party to the other Party (the "Audited Party"), the Requesting Party shall have the right, through its authorized representative, to make an Audit, during normal business hours, of any records, accounts and processes which contain information related to the services provided and performance standards agreed to under this Agreement. Within the above-described 30-day period, the Parties shall reasonably agree upon the scope of the Audit, the documents and processes to be reviewed, and the time, place and manner in which the Audit shall be performed. The Audited Party agrees to provide Audit support, including appropriate access to and use of the Audited Party's facilities (e.g., conference rooms, telephones, copying machines).

      49.3 Each Party shall bear its own expenses in connection with the conduct of the Audit. The reasonable cost of special data extractions required by the Requesting Party to conduct the Audit will be paid for by the Requesting Party. For purposes of this
            Section 49.3, a "Special Data Extraction" shall mean the creation of an output record or informational report (from existing data files) that is not created in the normal course of business. If any program is developed to the Requesting Party's specifications and at the Requesting Party's expense, the Requesting Party shall specify at the time of request whether the program is to be retained by the Audited Party for reuse for any subsequent Audit. Notwithstanding the foregoing, the Audited Party shall pay all of the Requesting Party's external expenses (including, without limitation, the fees of any independent auditor), in the event an Audit results in an adjustment in the charges or in any invoice paid or payable by the Requesting Party hereunder in an amount that is, on an annualized basis, more than the greater of (a) one percent (1%) of the aggregate charges for all services purchased under this Agreement or
            (b) $10,000.

      49.4 Adjustments, credits or payments shall be made and any corrective action shall commence within thirty (30) days from the Audited Party's receipt of the final audit report to compensate for any errors or omissions which are disclosed by such Audit and are agreed to by the Parties. The highest interest rate allowable by law for commercial transactions shall be assessed and shall be computed by compounding daily from the time of the original due date of the amount of dispute.

      49.5 Neither such right to examine and audit nor the right to receive an adjustment shall be affected by any statement to the contrary appearing on checks or otherwise.

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      49.6  This Section 49 shall survive expiration or termination of this
            Agreement for a period of two (2) years after expiration or termination of this Agreement.

      49.7 All transactions under this Agreement which are over thirty-six (36) months old are no longer subject to Audit.

      49.8 All information received or reviewed by the Requesting Party or the independent auditor in connection with the Audit is to be considered Proprietary Information as defined by this Agreement. The Audited Party reserves the right to require any non-employee who is involved directly or indirectly in any Audit or the resolution of its findings as described above to execute a nondisclosure agreement satisfactory to the Audited Party. To the extent an Audit involves access to information of third parties, the Audited Party will aggregate such competitors' data before release to the Requesting Party, to insure the protection of the proprietary nature of information of other competitors. To the extent a competitor is an Affiliate of the Audited Party (including itself and its subsidiaries), the Parties shall be allowed to examine such Affiliate's disaggregated data, as required by reasonable needs of the Audit.

      49.9 An "Examination" shall mean an inquiry reasonably requested by either Party into a specific element of or process where the requesting Party raises a dispute concerning services performed by the other Party under this Agreement and such dispute has not been resolved through the escalation process described in this Agreement. Only that information that is necessary to resolve the dispute in issue must be provided in the course of an Examination and the total time involved in an Examination for each Party may not exceed three
            (3) people for three (3) days and no more than 10,000 pages of documents may be reviewed. Appropriate provisions of Section 49 that apply to Audits shall also apply to Examinations, except that either Party may conduct only a total of nine (9) Examinations and Audits per year, with a maximum of three (3) Audits per year.

50.   Miscellaneous Services

      50.1  Basic 911 and E911 General Requirements

           50.1.1 Basic 911 and E911 provides a caller access to the appropriate emergency service bureau by dialing a 3-digit universal telephone number (911). Basic 911 and E911 access from Local Switching shall be provided to ATTI in accordance with the following:

           50.1.2 Each Party will be responsible for those portions of the 911 System for which it has reasonable control, including any necessary maintenance to each Party's portion of the 911 System.

           50.1.3 E911 shall provide additional routing flexibility for 911 calls. E911 shall use Customer data, contained in the Automatic Location Identification/Data Management System ("ALI/DMS"). to determine to which Public Safety Answering Point ("PSAP") to route the call.

           50.1.4 If available in the U S WEST network, U S WEST shall offer a third type of 911 service, S911. All requirements for E911 also apply to S911 with the exception of the type of signaling used on the interconnection trunks from the local switch to the E911 Tandem.

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           50.1.5 Basic 911 and E911 functions provided to ATTI shall be at least at parity with the support and services that U S WEST provides to its Customers for such similar functionality.

           50.1.6 Basic 911 and E911 access from Local Switching shall be provided to ATTI in accordance with the following:

               50.1.6.1 U S WEST shall conform to all state regulations
                        concerning emergency services.

               50.1.6.2 For E911 provided to resold lines or in association with unbundled switching, U S WEST shall use its service order process to update and maintain Customer information in the ALI/DMS data base. Through this process, U S WEST shall provide and validate Customer information resident or entered into the ALI/DMS data base.

           50.1.7 U S WEST shall provide for overflow 911 traffic consistent with U S WEST policy and procedure.

           50.1.8 Basic 911 and E911 access from the ATTI local switch shall be provided to ATTI in accordance with the following:

               50.1.8.1 If required by ATTI, U S WEST shall interconnect
                        direct trunks from the ATTI network to the E911 Tandem for connection to the PSAP. Such trunks to the E911 Tandem may alternatively be provided by ATTI.

               50.1.8.2 In government jurisdictions where U S WEST has
                        obligations under existing agreements as the primary provider of the 911 System to the county, ATTI shall participate in the provision of the 911 System as follows:

                        (a) Each Party shall be responsible for those portions of the 911 System for which it has control, including any necessary maintenance to each Party's portion of the 911 System.

                        (b) U S WEST shall be responsible for maintaining the E-911 database.

               50.1.8.3 If a third party is the primary service provider to a government agency, ATTI shall negotiate separately with such third party with regard to the provision of 911 service to the agency. All relations between such third party and ATTI are totally separate from this Agreement and U S WEST makes no representations on behalf of the third party.

               50.1.8.4 If ATTI or an Affiliate is the primary service
                        provider to a government agency, ATTI and U S WEST shall negotiate the specific provisions necessary for providing 911 service to the agency and shall include such provisions in an amendment to this Agreement.

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               50.1.8.5 Interconnection and database access shall be priced as specified in Attachment 1 to this Agreement or at any rate charged to other interconnected carriers, whichever is lower.

               50.1.8.6 ATTI will separately negotiate with each county
                        regarding the collection and reimbursement to the county of applicable Customer taxes for 911 service.

               50.1.8.7 U S WEST shall comply with established, competitively neutral intervals for installation of facilities, including any collocation facilities, diversity requirements, etc.

               50.1.8.8 In a resale situation, where it may be appropriate for U S WEST to update the ALI database, U S WEST shall update such database with ATTI data in an interval no less than is experienced by U S WEST Customers, or than for other carriers, whichever is faster, at no additional cost.

            50.1.9 The following are Basic 911 and E911 Database Requirements:

               50.1.9.1 The ALI database shall be managed by U S WEST, but is the property of U S WEST and any participating telephone company and CLEC for those records provided by the company.

               50.1.9.2 U S WEST, or its agent, will be responsible for
                        maintaining the E911 Data Base. U S WEST, or its agent, will provide a copy of the Master Street Address Guide ("MSAG"), and periodic updates, to ATTI.

               50.1.9.3 Copies of the MSAG shall be provided within
                        twenty-one (21) calendar days from the time requested and shall be provided on diskette, magnetic tape, or in a format suitable for use with desktop computers.

               50.1.9.4 ATTI assumes all responsibility for the accuracy of the data that ATTI provides to U S WEST for MSAG preparation and E911 Database operation.

               50.1.9.5 ATTI shall be solely responsible for providing ATTI database records to U S WEST for inclusion in U S WEST's ALI database on a timely basis.

               50.1.9.6 ATTI will provide end user data to the U S WEST ALI database that are MSAG valid.

               50.1.9.7 ATTI will update its end user records provided to the
                        U S WEST ALI database to agree with the 911 MSAG standards for its service areas.

               50.1.9.8 U S WEST and ATTI shall arrange for the automated input and periodic updating of the E911 database information related to ATTI end users for resold lines in accordance with Section 10.1 of Attachment 2 to this Agreement. ATTI may request, through the BFR process, similar arrangements for ATTI customers served on a non-resale basis. U S WEST will furnish ATTI any variations to

                                                                          Part A

                        NENA recommendations required for ALI data base input. The cost of magnetic tape transfer shall be borne by ATTI.

               50.1.9.9 U S WEST and ATTI shall arrange for the automated input and periodic updating of the E911 database information related to ATTI end users. For resold services, U S WEST shall work cooperatively with ATTI to ensure the accuracy of the data transfer by verifying it against the MSAG. For ATTI's customers served by unbundled Network Elements or through ATTI's own facilities, ATTI shall ensure the accuracy of its 911 data by verifying it against the MSAG.

              50.1.9.10 ATTI shall assign an E911 database coordinator
                        charged with the responsibility of forwarding ATTI end user ALI record information to U S WEST or via a third-party entity, charged with the responsibility of ALI record transfer. ATTI assumes all responsibility for the accuracy of the data that ATTI provides to U S WEST.

              50.1.9.11 The Parties shall maintain a single point of contact to coordinate all E911 activities under this Agreement.

              50.1.9.12 For resold services, ATTI shall provide information on new Customers to U S WEST within one (1) Business Day of the order completion. U S WEST shall update the database within two (2) Business Days of receiving the data from ATTI. If U S WEST detects an error in the ATTI provided data, the data shall be returned to ATTI within two (2) Business Days from when it was provided to U S WEST. ATTI shall respond to requests from U S WEST to make corrections to database record errors by uploading corrected records within two (2) Business Days. Manual entry shall be allowed only in the event that the system is not functioning properly. ATTI may request, through the BFR process, similar services from U S WEST for their customers who are served on a non-resale basis.

              50.1.9.13 The Parties will cooperate to implement the adoption of a Carrier Code (NENA standard five-character field) on all ALI records received from ATTI, when those standards, NENA-02-OON, are adopted by the industry standards process. U S WEST will furnish ATTI any variations from NENA recommendations required for ALI database input. The Carrier Code will be used to identify the carrier of record in INP configurations.

              50.1.9.14 ATTI will provide end user data to the U S WEST ALI database utilizing NENA-02-001 Recommended Formats For Data Exchange, and Recommended Standard For Street Thoroughfare Abbreviations and Protocols For Data Exchange and Data Quality utilizing NENA Recommended Formats for Data Exchange document dated June, 1993.

              50.1.9.15 U S WEST shall identify which ALI databases cover which states, counties or parts thereof, and identify and communicate a point of contact for each.

                                                                          Part A

              50.1.9.16 U S WEST will provide ATTI with the identification of the U S WEST 911 controlling office that serves each geographic area served by ATTI.

              50.1.9.17 U S WEST shall provide to ATTI, for ATTI Customers,
                        E911/911 call routing to the appropriate Public Safety Answering Point ("PSAP") for resold lines. U S WEST shall provide and validate ATTI Customer information to the PSAP in the same fashion as it does for its own Customers. U S WEST shall use its service order process to update and maintain, on the same schedule that it uses for its end users, the ATTI Customer service information in the ALI/DMS used to support E911/911 services. ATTI may request, through the BFR process, similar services from U S WEST for their customers who are served on a non-resale basis.

              50.1.9.18 ATTI exchanges to be included in US WEST's E911
                        Database will be indicated via written notice and will not require an amendment to this Agreement.(34)

            50.1.10 The following are Basic 911 and E911 Network Requirements:

              50.1.10.1 U S WEST, at ATTI's option, shall provide a minimum of two (2) E911 trunks per jurisdictional area, or that quantity which will maintain P.01 transmission grade of service, or the level of service provided by U S WEST to itself, whichever is the higher grade of service. These trunks will be dedicated to routing 911 calls from ATTI switch to a U S WEST E911 tandem.

              50.1.10.2 U S WEST shall provide ATTI a data link to the
                        ALI/DMS database or permit ATTI to provide its own data link to the ALI/DMS database. U S WEST shall provide error reports from the ALI/DMS database to ATTI immediately after ATTI inputs information into the ALI/DMS database. Alternately, ATTI may utilize U S WEST or a third party entity to enter Customer information into the database on a demand basis, and validate Customer information on a demand basis.

              50.1.10.3 U S WEST shall provide the selective routing of E911 calls received from ATTI switching office. This includes the ability to receive the ANI of the ATTI Customer, selectively route the call to the appropriate PSAP, and forward the Customer's ANI to the PSAP. U S WEST shall provide ATTI with the appropriate CLLI codes and specifications regarding the tandem serving area associated addresses and meet points in the network.

              50.1.10.4 Copies of E911 Tandem Boundary Maps shall be
                        available to ATTI. Each map shows the areas served by that E911 tandem. The map provides ATTI the information necessary to set up its network to route E911 callers to the correct E911 tandem.

              50.1.10.5 ATTI shall ensure that its switch provides an
                        eight-digit ANI consisting of an information digit and the seven-digit exchange code. ATTI shall also ensure that its switch provides the line

----------
(34) Per AT&T Order at page 34, Issue 68.

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                                                                          Part A

                        number of the calling station. In the event of a change in industry standards, the Parties shall cooperate to incorporate the changed standards in their respective networks.

              50.1.10.6 Each ALI discrepancy report shall be jointly
                        researched by U S WEST and ATTI. Corrective action shall be taken immediately by the responsible party.

              50.1.10.7 Technical specifications for E911 network interface are available through U S WEST technical publication 77338. Technical specifications for database loading and maintenance are available through the third party database manager -- SCC.

              50.1.10.8 U S WEST shall begin restoration of E911 and/or E911 trunking facilities immediately upon notification of failure or outage. U S WEST must provide priority restoration of trunks or networks outages on the same terms/conditions it provides itself and without the imposition of Telecommunications Service Priority (TSP).

              50.1.10.9 U S WEST shall identify any special operator-assisted calling requirements to support 911.

             50.1.10.10 Trunking shall be arranged to minimize the likelihood of central office isolation due to cable cuts or other equipment failures. There will be an alternate means of transmitting a 911 call to a PSAP in the event of failures.

             50.1.10.11 Circuits shall have interoffice loop and carrier system diversity when such diversity can be achieved using existing facilities. Circuits will be divided as equally as possible across available carrier systems. Diversity will be maintained or upgraded to utilize the highest level of diversity available in the network.

             50.1.10.12 Equipment and circuits used for 911 shall be
                        monitored at all times. Monitoring of circuits shall be done to the individual circuit level. Monitoring shall be conducted by U S WEST for trunks between the tandem and all associated PSAPs.

             50.1.10.13 Repair service shall begin immediately upon receipt of a report of a malfunction. Repair service includes testing and diagnostic service from a remote location, dispatch of or in-person visit(s) of personnel. Technicians will be dispatched without delay.

             50.1.10.14 All 911 trunks must adhere to the Americans with
                        Disabilities Act requirements.

             50.1.10.15 The Parties will cooperate in the routing of 911 traffic in those instances where the ALI/ANI information is not available on a particular 911 call.

             50.1.10.16 ATTI is responsible for network management of its network components in compliance with the Network Reliability Council Recommendations and meeting the network standard of U S WEST for the 911 call delivery.

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                                                                          Part A

           50.1.11 Basic 9ll and E911 Additional Requirements

              50.1.11.1 All ATTI lines that have been ported via INP shall reach the correct PSAP when 911 is dialed. U S WEST shall send both the ported number and the ATTI number (if both are received from ATTI). The PSAP attendant shall see both numbers where the PSAP is using a standard ALI display screen and the PSAP extracts both numbers from the data that is sent.

              50.1.11.2 U S WEST shall work with the appropriate government agency to provide ATTI the ten-digit POTS number of each PSAP which subtends each U S WEST E911 Tandem to which ATTI is interconnected.

              50.1.11.3 U S WEST will provide ATTI with the ten-digit
                        telephone numbers of each PSAP agency, for which U S WEST provides the 911 function, to be used by ATTI operators for handling emergency calls in those instances where the ATTI Customer dials "0" instead of "911."

              50.1.11.4 ATTI will provide U S WEST with the ten-digit
                        telephone numbers of each PSAP agency, .for which ATTI provides the 911 function, to be used by U S WEST operators for handling emergency calls in those instances where the U S WEST Customer dials "0" instead of "911."

              50.1.11.5 U S WEST shall notify ATTI forty-eight (48) hours in advance of any scheduled testing or maintenance affecting ATTI 911 service, and provide notification as soon as possible of any unscheduled outage affecting ATTI 911 service.

              50.1.11.6 ATTI shall be responsible for reporting all errors, defects and malfunctions to U S WEST. U S WEST shall provide ATTI with the point of contact for reporting errors, defects, and malfunctions in the service and shall also provide escalation contacts.

              50.1.11.7 ATTI may enter into subcontracts with third parties, including ATTI affiliates, for the performance of any of ATTI duties and obligations stated herein.

              50.1.11.8 U S WEST shall provide sufficient planning
                        information regarding anticipated moves to SS7 signaling for the next twelve (12) months.

              50.1.11.9 U S WEST shall provide notification of any pending tandem moves, NPA splits, or scheduled maintenance outages with enough time to react.

             50.1.11.10 U S WEST shall provide "reverse ALI" inquiries by public safety entities, consistent with U S WEST's practices and procedures.

             50.1.11.11 U S WEST shall manage NPA splits by populating the
                        ALI database with the appropriate new NPA codes, consistent with U S WEST's practices and procedures for resold services.

             50.1.11.12 U S WEST must provide the ability for ATTI to update the 911 database with end user information for lines that have been ported via INP or NP.

                                                                          Part A

             50.1.11.13 The data in the ALI database shall be managed by U S
                        WEST but is the property of U S WEST and all participating telephone companies.

          50.1.12 Performance Criteria. E911 Database accuracy shall be as set forth below:

              50.1.12.1 Accuracy of ALI (Automatic Location Identification)
                        data submitted by ATTI to U S WEST will be measured jointly by the PSAPs and U S WEST. All such reports shall be forwarded to ATTI by U S WEST and will indicate incidents when incorrect or no ALI data is displayed. A report regarding any inaccuracy shall be prepared by U S WEST.

              50.1.12.2 Each discrepancy report will be jointly researched by U S WEST and ATTI. Corrective action will be taken immediately by the responsible party.

              50.1.12.3 Each party will be responsible for the accuracy of the Customer records it provides.

      50.2  Directory Assistance Service

           50.2.1 U S WEST shall provide for the routing of directory assistance calls (including but not limited to 411, 555-1212, NPA-555-1212) dialed by ATTI Customers directly to either the ATTI Directory Assistance Service platform or U S WEST Directory Assistance Service platform as specified by ATTI.

           50.2.2 ATTI Customers shall be provided the capability by U S WEST to dial the same telephone numbers for access to ATTI Directory Assistance that U S WEST Customers to access U S WEST Directory Assistance.

           50.2.3 U S WEST shall provide Directory Assistance functions and services to ATTI for its Customers as described below until, at ATTI's discretion, U S WEST routes calls to the ATTI Directory Assistance Services platform.

               50.2.3.1 U S WEST agrees to provide ATTI Customers with the same Directory Assistance service available to U S WEST Customers.

               50.2.3.2 U S WEST shall notify ATTI in advance of any changes or enhancements to its Directory Assistance Service, and shall make available such service enhancements on a non-discriminatory basis to ATTI.

               50.2.3.3 U S WEST shall provide Directory Assistance to ATTI
                        Customers in accordance with U S WEST's internal operating procedures and standards, which shall, at a minimum, comply with accepted professional and industry standards.

               50.2.3.4 U S WEST shall provide ATTI with the same level of support for the provisioning of Directory Assistance as U S WEST provides itself.

               50.2.3.5 Service levels shall comply, at a minimum, with State
                        Regulatory Commission requirements for directory assistance.

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                                                                          Part A

               50.2.3.6 U S WEST agrees to maintain an adequate operator work force based on a review and analysis of actual call attempts and abandonment rate.

               50.2.3.7 Subject to the provisions of the applicable U S WEST collective bargaining agreements, ATTI shall participate in all call monitoring activities available to U S WEST and to remote call monitor as customarily practiced by the outsource customers of call centers.

               50.2.3.8 U S WEST shall provide the following minimum Directory
                        Assistance capabilities to ATTI Customers:

                        (a) A maximum of two Customer listings and/or addresses or U S WEST parity per ATTI Customer request.

                        (b) Name and address to ATTI Customers upon request, except for unlisted numbers, in the same states where such information is provided to U S WEST Customers.

                        (c) For ATTI customers who are served exclusively through resold U S WEST retail services ATTI may resell U S WEST's Directory Assistance call completion services to the extent U S WEST offers call Directory Assistance call completion to its own end users. For ATTI customers who are served from an ATTI switch, ATTI may request Directory Assistance call completion services through the BFR process. Such BFR process shall address the identification of the ATTI end user at the U S WEST Directory Assistance platform for purposes of routing and billing of intraLATA and interLATA toll calls.

                        (d) The U S WEST mechanized interface with the U S WEST subscriber Listing database is not available for ATTI as of the Effective Date of this Agreement. When the mechanized interface is available, U S WEST will populate the Directory Assistance Database in the same manner and in the same time frame as for U S WEST Customers.

                        (e) Any information provided by a Directory Assistance Automatic Response Unit (ARU) shall be repeated the same number of times for ATTI Customers as for U S WEST's Customers.

                        (f) When an ATTI Customer served on a resale or unbundled switching basis requests a U S WEST directory assistance operator to provide instant credit on a directory assistance call, the U S WEST directory assistance operator shall inform the ATTI Customer to call an 800 number for ATTI Customer service to request a credit. The accurate identification of ATTI as the customer's local service provider by the U S WEST directory assistance operator requires the use of separate ATTI trunks to the Directory Assistance Platform.

               50.2.3.9 For resold lines and unbundled switching, U S WEST shall provide data regarding billable events as requested by ATTI.

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                                                                          Part A

              50.2.3.10 U S WEST agrees to (1) provide to ATTI operators, on line access to U S WEST's directory assistance database equivalent to the access provided to U S WEST operators;
                        (2) allow ATTI or an ATTI designated operator bureau to license U S WEST's subscriber Listings database on terms and conditions equivalent to the terms and conditions upon which U S WEST utilizes such databases; and (3) in conjunction with branded or unbranded Directory Assistance Service pursuant to Section 8 of this Part A of this Agreement, provide caller-optional Directory Assistance call completion service which is comparable in every way to the Directory Assistance call completion service U S WEST makes available to its own users. ATTI may, at its option, request U S WEST not to provide call completion services to ATTI.

              50.2.3.11 In addition to charges for directory assistance when call completion for an intraLATA toll call is requested, the applicable charge for the completion of such intraLATA toll call will apply.

      50.3  Operator Services

           50.3.1 U S WEST shall provide for the routing of local Operator Services calls (including but not limited to 0+, 0-) dialed by ATTI Customers directly to either the ATTI operator service platform or U S WEST operator service platform as specified by ATTI.

           50.3.2 ATTI Customers shall be provided the capability by U S WEST to dial the same telephone numbers to access ATTI operator service that U S WEST Customers dial to access U S WEST operator service.

           50.3.3 U S WEST shall provide Operator Services to ATTI as described below until, at ATTI's discretion, U S WEST routes calls to the ATTI local Operator Services platform.

               50.3.3.1 U S WEST agrees to provide ATTI Customers the same
                        Operator Services available to U S WEST Customers. U S WEST shall make available its service enhancements on a non-discriminatory basis.

               50.3.3.2 U S WEST shall provide the following minimum Operator
                        Services capabilities to ATTI Customers:

                        (a) U S WEST shall complete 0+ and 0- dialed local calls, including 0-Coin, Automatic Coin Telephone Service (ACTS) and the completion of coin calls, the collection of coins, and the provision of coin rates.

                        (b) U S WEST shall complete 0+ intraLATA and, when offered, interLATA toll calls. The Parties will cooperate to develop industry standards to include the end user's PIC in operator services signaling and the development of associated routing procedures.

                        (c) U S WEST shall complete calls for ATTI's Customers that are billed to calling cards and other commercial cards on the same basis as provided to U S WEST own customers and

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                                                                          Part A

                              ATTI shall designate to U S WEST the acceptable types of special billing.

                        (d)   U S WEST shall complete person-to-person calls.

                        (e)   U S WEST shall complete collect calls.

                        (f) U S WEST shall provide the capability for callers to bill to a third party and complete such calls.

                        (g)   U S WEST shall complete station-to-station calls.

                        (h)   U S WEST shall process emergency calls.

                        (i) U S WEST shall process Busy Line Verify and Busy Line Interrupt requests.

                        (j) U S WEST shall process emergency call trace in accordance with its normal and customary procedures.

                        (k) U S WEST shall process operator-assisted directory assistance calls.

                        (l) U S WEST operators shall provide ATTI Customers with long distance rate quotes to the extent U S WEST provides such rate quotes to its own end users. Based on technology available as of the Effective Date of this Agreement the provision of rate quotes to ATTI Customers requires a separate ATTI trunk group to the U S WEST operator services platform to identify the caller as an ATTI Customer.

                        (m) U S WEST operators shall provide ATTI Customers with time and charges to the extent U S WEST provides such time and charges to its own end users. Based on technology available as of the Effective Date of this Agreement, the provision of time and charges to ATTI Customers requires a separate ATTI trunk group to the U S WEST operator services platform to identify the caller as an ATTI Customer.

                        (n) U S WEST shall route 0- traffic to a "live" operator team.

                        (o) Under the circumstances that U S WEST grants credit to its customers for a U S WEST failure to provide directory assistance services as required by U S WEST tariffs or as U S WEST otherwise grants credits on a discretionary basis to U S WEST customers, U S WEST will, on a non-discriminatory basis, (i) in connection with resold services, provide an equivalent credit to ATTI or (ii) in connection with non-resold services, provide ATTI a credit in the amount paid by ATTI for the unbundled service.(35)

----------
(35) Per AT&T Recommendations at page 18, Issue 105.

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                                                                          Part A

                        (p) U S WEST shall provide caller assistance for the disabled in the same manner as provided to U S WEST Customers.

                        (q) When available to U S WEST end users, U S WEST shall provide operator-assisted conference calling to ATTI.

           50.3.3 U S WEST shall exercise at least the same level of fraud control in providing Operator Service to ATTI that U S WEST provides for its own operator service, where the ATTI fraud control data is in U S WEST's Line Information Data Base ("LIDB").

           50.3.4 U S WEST shall perform Billed Number Screening (BNS) when handling collect, third party, and calling card calls, both for station to station and person to person call types.

           50.3.5 Subject to the provisions of the applicable U S WEST collective bargaining agreements ATTI shall be permitted to participate in all call monitoring activities available to U S WEST and to remote call monitor as customarily practiced by the outsource customers of call centers.

           50.3.6 U S WEST shall direct Customer account and other similar inquiries to the Customer service center designated by ATTI.

           50.3.7 U S WEST shall provide an electronic feed of Customer call records in "EMR" format to ATTI in accordance with the time schedule mutually agreed between the Parties.

           50.3.8 U S WEST shall update the LIDB for ATTI Customers. Additionally, U S WEST must provide access to LIDB for validation of collect, third party billed, and LEC card billed calls.

           50.3.9 Where INP is deployed and when a BLV/BLI request for a ported number is directed to a U S WEST operator and the query is not successful (i.e., the request yields an abnormal result), ATTI may request, through the BFR process, that the operator confirm whether the number has been ported and direct the request to the appropriate operator.

          50.3.10 U S WEST shall allow ATTI to order provisioning of Telephone Line Number (TLN) calling cards and Billed Number Screening
                  (BNS), in its LIDB, for ported numbers, as specified by ATTI. U S WEST shall continue to allow ATTI access to its LIDB.

          50.3.11 Toll and Assistance ("TIA") refers to functions Customers associate with the "0" operator. Subject to availability and capacity, access may be provided via operator services trunks purchased from U S WEST or provided by ATTI via collocation arrangements to route calls to ATTI's platform.

          50.3.12 Automated Branding - ability to announce the carrier's name to the Customer during the introduction of the call.

          50.3.13 Interconnection to the U S WEST Toll and Assistance Operator Services from an end office to U S WEST T/A is technically feasible at least at three (3) distinct points on the trunk side of the switch. The first connection point is an operator

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                                                                          Part A

                  services trunk connected directly to the T/A host switch. The second connection point is an operator services trunk connected directly to a remote T/A switch. The third connection point is an operator services trunk connected to a remote access tandem with operator concentration capabilities.

          50.3.14 All trunk interconnections will be digital.

          50.3.15 The technical requirements of operator services type trunks and the circuits to connect the operator positions to the host are covered in the Operator Services Switching Generic Requirements ("OSSGR") Bellcore Document number FRNWT-0 00271.

          50.3.16 Busy Line Verify and Interrupt

              50.3.16.1 At the request of ATTI operators or Customers, U S
                        WEST operators will perform Busy Line Verify ("BLV") and/or Busy Line Interrupt ("BLI") operations where such capacity exists.

              50.3.16.2 When possible and where consistent with the service
                        U S WEST provides to its own Customers and/or end users, U S WEST shall engineer its BLV/BLI facilities to accommodate the anticipated volume of BLV/BLI requests during the busy hour. ATTI may, from time to time, provide its anticipated volume of BLV/BLI requests to U S WEST. In those instances when failures occur to significant portions of the BLV/BLI systems and databases and those systems and databases become unavailable, U S WEST shall promptly Inform ATTI.

              50.3.16.3 BLV is performed when one Party's Customer requests assistance from the other Party's operator or operator bureau to determine if the called line is in use; provided, however, that the operator bureau will not complete the call for the Customer initiating the BLV inquiry. Only one (1) BLV attempt will be made per Customer operator bureau call, and a charge shall apply whether or not the called party releases the line.

              50.3.16.4 BLI is performed when one Party's Customer requests assistance from the other Party's operator bureau to interrupt a telephone call in progress after BLV has occurred. The operator bureau will interrupt the busy line and inform the called party that there is a call waiting. The operator bureau will only interrupt the call and will not complete the telephone call of the Customer initiating the BLI request. The operator bureau will make only one (1) BLI attempt per Customer operator telephone call and the applicable charge applies whether or not the called party releases the line.

              50.3.16.5 Each Party's operator bureau shall accept BLV and
                        BLI inquiries from the operator bureau of the other Party in order to allow transparent provision of BLV/ BLI traffic between the Parties' networks.

              50.3.16.6 Each Party shall route BLV/BLI Traffic inquiries over direct trunks between the Parties' respective operator bureaus. Unless otherwise mutually agreed, the Parties shall configure BLV/BLI trunks over the

                                                                          Part A

                        Interconnection architecture defined in Attachment 4 to this Agreement.

      50.4  Directory Assistance and Listings Service Requests

           50.4.1 These requirements pertain to U S WEST's Directory Assistance and Listings Service Request process that enables ATTI to (a) submit ATTI Customer information for inclusion in U S WEST Directory Assistance and Directory Listings databases; (b) submit ATTI Customer information for inclusion in published directories; and (c) provide ATTI Customer delivery address information to enable U S WEST to fulfill directory distribution obligations.

               50.4.1.1 (Intentionally left blank for numbering consistency)

               50.4.1.2 U S WEST will accept the following Directory Listing
                        Migration Orders from ATTI, valid under all access methods, including but not limited to, Resale, Unbundled Network Elements and Facilities-Based, and will process the orders in a mechanized format:

                        (a) Migrate with no Changes: Maintain all directory listings for the Customer in both Directory Assistance and Directory Listing. Transfer ownership and billing for listings to ATTI.

                        (b) Migrate with Additions: Maintain all directory listings for the Customer in both Directory Assistance and Directory Listing. Incorporate the specified additional listings order. Transfer ownership and billing for the listings to ATTI.

                        (c) Migrate with Deletions: Maintain all directory listings for the Customer in both Directory Assistance and Directory Listing. Delete the specified listings from the listing order. Transfer ownership and billing for the listings to ATTI.

               50.4.1.3 The Directory Listings Migration Options should not be tied to migration options specified for a related service order (if any) such that a service order specified as migration with changes may be submitted along with a directory listing order specified as migration with no changes.

               50.4.1.4 U S WEST shall enable ATTI to electronically transmit multi-line listing orders.

               50.4.1.5 U S WEST agrees to work cooperatively with ATTI to define specifications for, and implement a daily summary report of, Directory Service Requests. The summary information will include but is not limited to the following information:

                        (a) White page listings text and format (name, address, phone, title, designation, extra line requirements)

                        (b)   Listing Instruction codes

               50.4.1.6 To ensure accurate order processing, U S WEST shall provide to ATTI the following information, with updates within one (1) Business Day of change and via electronic exchange:

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                                                                          Part A

                        (a)   A matrix of NXX to central office
                        (b) Geographical maps, if available, of U S WEST service area
                        (c) A description of calling areas covered by each directory, including but not limited to maps of calling areas and matrices depicting calling privileges within and between calling areas
                        (d)   Listing format rules
                        (e)   Listing alphabetizing rules
                        (f) Standard abbreviations acceptable for use in listings and addresses
                        (g)   Titles and designations

               50.4.1.7 Based on changes submitted by ATTI, U S WEST shall update and maintain Directory Assistance and Directory Listings data for ATTI Customers who:

                        (a)   Disconnect Service
                        (b)   Change carrier
                        (c)   Install Service
                        (d) Change any service which affects Directory Assistance information
                        (e)   Specify Non-Solicitation
                        (f)   Are Non-Published Non-Listed, or Listed

               50.4.1.8 U S WEST shall not charge for storage of ATTI Customer information in the Directory Assistance and Directory Listing systems.

               50.4.1.9 ATTI shall not charge for storage of U S WEST
                        Customer information in the Directory Assistance and Directory Listing systems.

      50.5  Directory Assistance Data

           50.5.1 This Section refers to the residential, business, and government Customer records used by U S WEST to create and maintain databases for the provision of live or automated operator assisted Directory Assistance. Directory Assistance data is information that enables telephone exchange carriers to swiftly and accurately respond to requests for directory information, including, but not limited to, name, address and phone numbers. Under the provisions of the Act and the FCC's Interconnection Order, U S WEST shall provide unbundled and non-discriminatory access to the residential, business and government Customer records used by U S WEST to create and maintain databases for the provision of live or automated operator assisted Directory Assistance. ATTI may combine this element with any other Network Element for the provision of any Telecommunications Service.(36)

           50.5.2 U S WEST shall provide an initial load of Customer records and Customer list information to ATTI, in a mutually-agreed-to format, via electronic transfer, within thirty (30) calendar days of the Effective Date of this Agreement. The initial load shall include all data resident in the U S WEST Databases and/or systems used by U S WEST for housing Directory Assistance data and/or

----------
(36) Per AT&T Order at page 32, Issue 63.

                                                                          Part A

                  Customer Listing data. In addition, the initial load shall be current as of the prior Business Day on which the initial load is provided.

           50.5.3 U S WEST shall provide ATTI daily updates to the Customer records and Customer list information in a mutually-agreed-to format via electronic transfer.

           50.5.4 U S WEST shall provide the ability for ATTI to electronically query the U S WEST Directory Assistance Database and Listings Database in a manner at least consistent with and equal to that which U S WEST provides to itself or any other Person.

           50.5.5 U S WEST shall provide an initial load of Customer records and Customer list information to ATTI, in a mutually-agreed-to format, via electronic transfer within thirty (30) calendar days of the Effective Date of this Agreement. The initial load shall include all data resident in the U S WEST Databases and/or systems used by U S WEST for housing directory assistance data and/or Customer Listing data. In addition the initial load shall be current as of the prior Business Day on which the initial load is provided.

           50.5.6 U S WEST shall provide ATTI daily updates to the Customer records and Customer list information in a mutually-agreed-to format via electronic transfer.

           50.5.7 U S WEST shall provide the ability for ATTI to electronically query the U S WEST Directory Assistance Database and Listings Database in a manner at least consistent with and equal to that which U S WEST provides to itself or any other Person.

           50.5.8 U S WEST shall provide ATTI a complete list of ILECs, CLECs, and independent telephone companies that provided data contained in the database.

           50.5.9 On a daily basis, U S WEST shall provide updates (end user and mass) to the Listing information via electronic data transfer. Updates shall be current as of one business day prior to the date provided to ATTI.

          50.5.10 U S WEST shall provide ATTI access to Directory Assistance support databases. For example, ATTI requires access to use restriction information including but not limited to call completion.

          50.5.11 Directory Assistance data shall specify whether the Customer is a residential business, or government Customer. Additionally, data must include all levels of indentation and all levels of information specified in "Directory Assistance Data Information Exchanges and Interfaces" below.

          50.5.12 Directory Assistance data shall be provided on the same terms, conditions, and rates that U S WEST provides such data to itself or other third parties.

          50.5.13 U S WEST shall provide complete refresh of the Directory Assistance data upon request by ATTI.

          50.5.14 U S WEST and ATTI vuill cooperate in the designation of a location at which the data will be provided.

                                                                          Part A

51.   Unused Transmission Media(37)

      51.1  Definitions

           51.1.1 Unused Transmission Media is physical inter-office transmission media (e.g., optical fiber, copper twisted pairs, coaxial cable) which have no lightwave or electronic transmission equipment terminated to such media to operationalize transmission capabilities.

           51.1.2 Dark fiber is excess fiber optic cable which has been placed in a network and is not currently being lit by electronics from any carrier. Dark Fiber, one type of Unused Transmission Media, is unused strands of optical fiber. Dark Fiber also includes strands of optical fiber which may or may not have lightwave repeater (regenerator or optical amplifier) equipment interspliced, but which has no line terminating facilities terminated to such strands. Unused Transmission Media also includes unused wavelengths within a fiber strand for purposes of coarse or dense wavelength division multiplexed (WDM) applications. Typical single wavelength transmission involves propagation of optical signals at single wavelengths (1.3 or 1.55 micron wavelengths). In WDM applications, a WDM device is used to combine optical signals at different wavelengths on to a single fiber strand. The combined signal is then transported over the fiber strand. For coarse WDM applications, one (1) signal each at 1.3 micron and
                  1.55 micron wavelength are combined. For dense WDM applications, many signals in the vicinity of 1.3 micron wavelength and/or 1.55 micron wavelength are combined.

      51.2 While U S WEST is not required to provide Unused Transmission Media other than Dark Fiber,(38) ATTI may, subject to the agreement of U S WEST, lease copper twisted pairs, coaxial cable or other Unused Transmission Media.

      51.3  Requirements

           51.3.1 Subject to Section 51.2 above, US WEST shall make available Unused Transmission Media to ATTI under a lease agreement or other arrangement.

           51.3.2 U S WEST shall provide a single point of contact for negotiating all Unused Transmission Media use arrangements.

           51.3.3 ATTI may test the quality of the Unused Transmission Media to confirm its usability and performance specifications.

----------
(37)  Per AT&T Order at pages 11-12, Issue 22.
(38)  Per AT&T Order at pages 11-12, Issue 22.

                                                                          Part A

           51.3.4 Where Unused Transmission Media is required to be offered or is agreed to be offered by U S WEST, U S WEST shall provide to ATTI information regarding the location, availability and performance of Unused Transmission Media within ten (10) Business Days for a records-based answer and twenty (20) Business Days for a field-based answer, after receiving a request from ATTI ("Request"). Within such time period, U S WEST shall send written or electronic confirmation or any other method of notification agreed to by the Parties of availability of the Unused Transmission Media ("Confirmation").

           51.3.5 Where Unused Transmission Media is required to be offered or is agreed to be offered by U S WEST, U S WEST shall make Unused Transmission Media available for ATTI's use in accordance with the terms of this Section 51 within twenty
                  (20) Business Days or a reasonable timeframe consistent with industry standards after it receives written acceptance from ATTI that the Unused Transmission Media is wanted for use by ATTI. Splicing of ATTI fiber may be performed at the same points that are available for U S WEST splices.

      51.4  Requirements Specific to Dark Fiber

           51.4.1 ATTI may test Dark Fiber leased from U S WEST using ATTI or ATTI designated personnel subject to Section 51.2. U S WEST shall provide appropriate interfaces to allow testing of Dark Fiber. U S WEST shall provide an excess cable length of twenty-five (25) feet minimum, where available, for fiber in underground conduit. U S WEST shall provide splicing of ATTI fiber to U S WEST Dark Fiber under normal circumstances (e.g., no construction) in metropolitan areas within seventeen (17) calendar days of ATTI's request, and within thirty (30) calendar days of a request in a non-metropolitan area. ATTI may request expedited splicing, which shall be subject to available U S WEST resources.

           51.4.2 For WDM applications, U S WEST shall provide to ATTI an interface to an existing WDM device or allow ATTI to install its own WDM device (where sufficient system loss margins exist or where ATTI provides the necessary loss compensation) to multiplex the traffic at different wavelengths. This applies to both the transmit and receive ends of the Dark Fiber.

      51.5 For the period beginning at the time of the Request and ending ninety (90) days following Confirmation, U S WEST shall reserve such Dark Fiber for ATTI and shall not allow any use thereof by any Party, including U S WEST. ATTI shall elect whether or not to accept such Dark Fiber within the ninety (90) day period following Confirmation. ATTI may accept such Dark Fiber

                                                                          Part A

            by sending written notice to U S WEST ("Acceptance"). If ATTI requests reservation of Dark Fiber, U S WEST may charge a reservation fee in an amount mutually agreed upon by the Parties. ATTI's obligation to pay a reservation fee shall begin on the date of the Confirmation. If the Parties are unable to agree on a reasonable reservation fee, the fee shall be established pursuant to the dispute resolution process in Section 27 of Part A of this Agreement. ATTI shall begin payment for the use of Dark Fiber upon the date of its timely Acceptance. If ATTI fails to send a timely Acceptance, its reservation shall be released. If U S WEST agrees to provide Unused Transmission Media other than Dark Fiber to ATTI, it shall do so on the same terms and conditions as stated in this section.(39)

            U S WEST may not reserve future capacity of its Dark Fiber for its own use,(40) with the exception of maintenance and emergency spare.(41)

      51.6 Portions of the bandwidth of the fiber may be sectioned and ATTI may share the bandwidth with U S WEST and other CLECs.

52.   Service Standards(42)

      U S WEST will provide all Local Resale, Ancillary Functions, Network Elements or Combinations in accordance with service standards, measurements, and performance requirements that are expressly specified in this Agreement and Attachment 5 hereto. In cases where such performance standards are not expressly specified, U S WEST will provide all Local Resale, Ancillary Functions Network Elements or Combinations in accordance with performance standards which are at least equal to the level of performance standards and/or quality of service that U S WEST provides to itself, its Affiliates, to other CLECs, or other quality of service requirements imposed by the Commission, whichever is higher in providing Local Resale, Ancillary Functions, Network Elements or Combinations to itself, to its end-users or to its Affiliates. If ATTI requests a higher level of service than that provided by U S WEST to itself or other Persons, ATTI shall make the request pursuant to the BFR process.

      52.1  Definitions

            The following service standards may be supplanted or supplemented by a Commission decision in a proceeding conducted for the purpose of determining the appropriate performance standards or the applicability of penalties relative to U S WEST's compliance with this Agreement, the Act or the Commission's orders.(43)

           52.1.1 "Specified Performance Commitment" means the commitment by U S WEST to meet the Performance Criteria for any Specified Activity during the Specified Review Period. The Specified Review

----------
(39) Per AT&T Recommendation at pages 19-20, Issue 138.
(40) Per AT&T Order at page 11, Issue 22.
(41) Per AT&T Recommendation at page 20, Issue 138.
(42) Per AT&T Order at pages 34-36, Issue 69.
(43) Per AT&T Order at pages 34-36, Issue 69.

                                                                          Part A

                  Period shall be the same period as U S WEST provides itself for existing Performance Criteria and shall be ninety (90) days for new Performance Criteria. The standard of performance for each of the measurements of performance in Washington shall be the quality of service which U S WEST provides in Washington to either itself, its ten largest end user Customers in the aggregate, independent LECs in the aggregate, other CLECs in the aggregate, or other quality of service requirements imposed by the Commission, whichever is highest.

          52.1.2 "Specified Activity" includes, but is not limited to, the following activities:

                  (a) Installation Activities -- apply to resold services, unbundled loops, unbundled switching, and interim number portability:

                        (i) Installation Intervals Offered (measured from application date to original due date);

                        (ii)  Installation Commitments Met;

                        (iii) Installation Reports within seven (7) days
                              (percent of reports per total of new, to or change orders).

                  (b) Repair Activities -- apply to resold service, unbundled loops, unbundled switching, and interim number portability:

                        (i)   Out of Service Cleared in Less than Twenty-four
                              (24) Hours (percent of total out of service reports);

                        (ii)  Report Rate per 100 Access Lines;

                        (iii) Repair Commitments Met;

                        (iv) Out of Service and Service Affecting Cleared in Less than Forty-eight (48) Hours;

                        (v) Repair Repeat Reports within Thirty (30) Days (Percent of Repeats per 100 Access Lines).

                  (c)   Trunking Activities -- includes interconnection trunks:

                        (i) Defects per One Million Calls (Dedicated Facilities/Trunkside only).

          52.1.3 "Performance Criteria" means, with respect to a Specified Review Period (i.e., a calendar month or quarter), the performance by U S WEST for each Specified Activity for ATTI will meet or exceed U

                                                                          Part A

                  S WEST's overall average performance (as provided by U SWEST to itself, to CLECs and to all other Persons) for each Resale Service or unbundled Network Element.

      52.2  Failure to Meet the Performance Criteria

            If, during a Specified Review Period, U S WEST fails to meet the Performance Criteria, U S WEST will use its best efforts to meet the Performance Criteria for the next Specified Review Period. If U S WEST fails to meet the Performance Criteria for two (2) consecutive periods, the Parties agree, in good faith, to attempt to resolve such issues through negotiation or non-binding arbitration. This paragraph shall not be construed to waive either Party's right to seek legal or regulatory intervention as provided by state or federal law. ATTI may seek regulatory or other legal relief including requests for specific performance of U S WEST's obligations under this Agreement.

      52.3  Limitations

            U S WEST's failure to meet or exceed any of the Performance Criteria cannot be as a result, directly or indirectly, of a Delaying Event. A "Delaying Event" means (a) a failure by ATTI to perform any of its obligations set forth in this Agreement, (b) any delay, act or failure to act by a Customer, agent of subcontractor of ATTI, or (c) any force majeure event. If a Delaying Event prevents U S WEST from performing a Specified Activity, then such Specified Activity shall be excluded from the calculation of U S WEST's compliance with the Performance Criteria.

      52.4  Records

            U S WEST shall maintain complete and accurate records, for the Specified Review Period, of its performance under this Agreement for each Specified Activity and its compliance with the Performance Criteria. U S WEST shall provide to ATTI such records in a self-reporting format. The Parties agree that such records shall be deemed Proprietary Information.

53.   Entire Agreement

      53.1 This Agreement shall include the Attachments, Appendices and other documents referenced herein all of which are hereby incorporated by reference, and constitutes the entire agreement between the Parties and supersedes all prior oral or written agreements representations, statements, negotiations, understandings, proposals and undertakings with respect to the subject matter hereof.

      53.2 If a provision contained in any U S WEST tariff conflicts with any provision of this Agreement, the provision of this Agreement shall control, unless otherwise ordered by the FCC or the Commission.


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

                                                                          Part A

54.   Reservation of Rights

      54.1 The Parties acknowledge that the terms of this Agreement were established pursuant to an order of the Commission. Any or all of the terms of this Agreement may be altered or abrogated by a successful challenge to this Agreement (or the order approving this Agreement) as permitted by applicable law. By signing this Agreement, neither Party waives its right to pursue such a challenge.

      54.2 The Parties enter into this Agreement without prejudice to any position they may have taken previously, or may take in the future in any legislative, regulatory, or other public forum addressing any matters, including matters related to the types of arrangements prescribed by this Agreement.


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

                                                                          Part A

      IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their respective duly authorized representatives.

American Telephone Technology, Inc.**        U S WEST Communications, Inc.**

/s/ F. Lynne Powers                          /s/ [Illegible]
---------------------------------            ---------------------------------
Signature                                    Signature

F. Lynne Powers                              Katherine L. Fleming
---------------------------------            ---------------------------------
Name Printed/Typed                           Name Printed/Typed

Vice President - Finance                     Vice President - Interconnection
---------------------------------            ---------------------------------
Title                                        Title

3-2-00                                       03/03/00
---------------------------------            ---------------------------------
Date                                         Date

                                             Signed as ordered by the
                                             arbitrator/commission in Docket
                                             No. UT-960309. Signature does not
                                             indicate agreement with all
                                             aspects of the arbitrator's
                                             decision, nor does it waive any of
                                             U S WEST's right to seek judicial
                                             review of all or part of the
                                             agreement, or to reform the
                                             agreement to conform with the
                                             Opinion of the United States Court
                                             of Appeals for the Eighth Circuit,
                                             or any other decision or opinion
                                             following successful judicial
                                             review.

** This Agreement is made pursuant to Section 252 (I) of the Act and is premised upon the Interconnection Agreement between AT&T Communications of the Pacific Northwest, Inc. and U S WEST Communications, Inc. (the "Underlying Agreement"). The Underlying Agreement was approved by the Commission on July 11, 1997.

With respect to this Agreement the Parties understand and agree:

i) The Parties shall request the Commission to expedite its review and approval of this Agreement.

ii) Notwithstanding the mutual commitments set forth herein the Parties are entering into this Agreement without prejudice to any positions they have taken previously, or may take in the future, in any legislative, regulatory, or other public forum addressing any matters, including those relating to the types of arrangements contained in this Agreement. During the proceeding in which the Commission is to review and approve the Agreement, U S WEST may point out that it has objected, and continues to object, to the inclusion of the terms and conditions to which it objected in the proceedings involving the approval of the Underlying Agreement.

iii) This Agreement contains provisions based upon the decisions and orders of the FCC and the Commission under and with respect to the Act. Currently, court and regulatory proceedings affecting the subject matter of this Agreement are in various stages, including the proceedings where certain of the


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                                                                          Part A

of the Supreme Court's decision in AT&T Corp. et al. v. Iowa Utilities Board. Based on that uncertainty, and the regulatory and judicial proceedings which will occur as a result of that decision, the Parties acknowledge that this Agreement may need to be changed to reflect any changes in law. The Agreement has not been corrected to reflect the requirements, claims or outcomes of any of the Proceedings, although the pricing does reflect the Commissions most current generic order, if any. Accordingly, when a final, decision or decisions are made in the Proceedings that automatically change and modify the Underlying Agreement, then like changes and modifications will similarly be made to this Agreement. In addition, to the extent rules or laws are based on regulatory or judicial proceedings as a result of the recent Supreme Court decision, this Agreement will be amended to incorporate such changes.

iv) Subsequent to the execution of this Agreement, the FCC or the Commission may issue decisions or orders that change or modify the rules and regulations governing implementing of the Act. If such changes or modifications alter the state of the law upon which the Underlying Agreement was negotiated and agreed, and it reasonably appears that the parties to the Underlying Agreement would have negotiated and agreed to different term(s) condition(s) or covenant(s) than as contained in the Underlying Agreement had such change or modification been in existence before execution of the Underlying Agreement, then this Agreement shall be amended to reflect such different terms(s), condition(s), or covenant(s). Where the parties fail to agree upon such an amendment, it shall be resolved in accordance with the Dispute Resolution provision of this Agreement.

v) This Agreement shall continue in force and effect until terminated by either Party. The Agreement can be terminated on thirty (30) days notice, if another Interconnection Agreement will not replace the current Agreement. If there is a replacement Interconnection Agreement, one Party can notify the other Party that it is requesting Section 251/252 negotiations under the Federal Telecommunications Act of 1996 ("Act"). That notification will trigger the timeframes and procedures contained in Section 252 of the Act. In the event of such notice, the arrangements between our companies shall continue and be governed by the terms of the expired agreement until the new agreement is approved by the appropriate state commission.


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